                                                                     EXHIBIT 2.3




                              AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                           Alamosa PCS Holdings, Inc.,
                           Alamosa Holdings, Inc. and
                               Alamosa Sub I, Inc.

                                       and

                        Washington Oregon Wireless, LLC,
                 Members of Washington Oregon Wireless, LLC and
                                WOW Holdings, LLC


                                  July 31, 2000

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE  1          Mergers.......................................................................................C-3
         1.1        The Mergers...................................................................................C-3
                    (a)    The Mergers............................................................................C-3
                    (b)    Consummation of the Mergers............................................................C-4
                    (c)    Effective Time of the Mergers..........................................................C-4
                    (d)    Effect of the Mergers..................................................................C-4
                    (e)    The Surviving Corporations' Certificates of Incorporation;
                           Bylaws; Directors and Officers.........................................................C-4
         1.2        Terms of the Merger...........................................................................C-4
                    (a)    Consideration for the Parent Merger....................................................C-4
                    (b)    Right to Withhold......................................................................C-5
                    (c)    Consideration Subject to Agreements....................................................C-5
                    (d)    Antidilution...........................................................................C-5
                    (e)    Sister Agreements......................................................................C-6
                    (f)    Conversion of Public Stock.  ..........................................................C-6
                    (g)    Conversion of Merger Sub Stock.........................................................C-6
                    (h)    Treasury Stock.........................................................................C-6
                    (i)    Rights as Holders......................................................................C-6
         1.3        VAR Plan......................................................................................C-7
                    (a)    [Intentionally deleted]................................................................C-7
                    (b)    [Intentionally deleted]................................................................C-7
                    (c)    [Intentionally deleted]................................................................C-7
                    (d)    VAR Plan...............................................................................C-7
         1.4        Exchange Agent................................................................................C-7
         1.5        Exchange Procedure............................................................................C-7
         1.6        Distributions with Respect to Unexchanged Shares..............................................C-8
         1.7        Cancellation and Retirement of Units..........................................................C-8
         1.8        No Fractional Shares..........................................................................C-8
                    (a)    No Certificates........................................................................C-8
                    (b)    Cash Payments..........................................................................C-9
         1.9        Investment of Exchange Fund...................................................................C-9
         1.10       Termination of Exchange Fund..................................................................C-9
         1.11       No Liability..................................................................................C-9
         1.12       Tax Withholding..............................................................................C-10

ARTICLE  2          Closing the Transaction......................................................................C-10
         2.1        Closing......................................................................................C-10
         2.2        LLC Parties' Deliveries at Closing to Superholdings..........................................C-10
                    (a)    Closing Certificate...................................................................C-10


                    (b)    Consents and Approvals................................................................C-10
                    (c)    Proceedings and Documents.............................................................C-11
                    (d)    Certificates of Existence.............................................................C-11
                    (e)    Opinions of LLC Parties' Counsel......................................................C-11
                    (f)    Other Instruments.....................................................................C-11
         2.3        Superholdings' and Public's Deliveries at Closing to LLC.....................................C-11
                    (a)    Closing Certificate...................................................................C-11
                    (b)    Proceedings and Documents.............................................................C-11
                    (c)    Consents and Approvals................................................................C-11
                    (d)    Opinion of Public's, Superholdings' and Merger Sub's Counsel..........................C-11
                    (e)    Section 16(b) Resolution..............................................................C-12
                    (f)    Other Instruments.....................................................................C-12
         2.4        Related Agreements...........................................................................C-12
                    (a)    Prior to Closing......................................................................C-12
                    (b)    At Closing............................................................................C-13

ARTICLE  3          Conditions To Consummating The Transaction...................................................C-14
         3.1        Joint Conditions.............................................................................C-14
                    (a)    Public Stockholder Approval...........................................................C-14
                    (b)    HSR Act...............................................................................C-14
                    (c)    Nasdaq Listing........................................................................C-14
                    (d)    Merger................................................................................C-14
                    (e)    Subsidiary Merger.....................................................................C-14
         3.2        Public's, Superholdings' and Merger Sub's Conditions.........................................C-14
                    (a)    LLC Parties' Representations True.....................................................C-15
                    (b)    LLC Parties' Compliance with Agreement................................................C-15
                    (c)    LLC Parties Consents..................................................................C-16
                    (d)    Public Consents.......................................................................C-16
                    (e)    Permits...............................................................................C-16
                    (f)    LLC Members Approval..................................................................C-16
                    (g)    Form S-4..............................................................................C-16
                    (h)    No Litigation.........................................................................C-16
                    (i)    Approvals.............................................................................C-17
                    (j)    Members Obligations...................................................................C-17
                    (k)    Related Agreements....................................................................C-17
         3.3        LLC Parties' Conditions to Closing...........................................................C-17
                    (a)    Public's, Superholdings' and Merger Sub's Representations True........................C-17
                    (b)    Public's, Superholdings' and Merger Sub's Compliance with
                           Agreement.............................................................................C-17
                    (c)    Public Consents.......................................................................C-18
                    (d)    No Litigation.........................................................................C-18
                    (e)    Approvals.............................................................................C-18
ARTICLE  4          Covenants Regarding Consummation of the Transaction..........................................C-18


         4.1        Satisfaction of Conditions to Closing........................................................C-18
                    (a)    Joint Responsibilities................................................................C-18
                    (b)    LLC Parties' Responsibilities.........................................................C-19
                    (c)    Public's, Superholdings' and Merger Sub's Responsibilities............................C-20
         4.2        Preparation of the Proxy Statement, Form S-4 and Form S-1....................................C-20
                    (a)    Preparation...........................................................................C-21
                    (b)    Proxy Statement and Form S-4..........................................................C-21
                    (c)    Form S-1..............................................................................C-21
                    (d)    Public's and Superholdings' Actions...................................................C-22
         4.3        Accountants' Letters.........................................................................C-22
                    (a)    From LLC Holdings.....................................................................C-22
                    (b)    From Public and Superholdings.........................................................C-23
         4.4        Public Stockholders Meeting..................................................................C-23
         4.5        Votes and Recommendations....................................................................C-23
         4.6        LLC Members Meeting; LLC Holdings............................................................C-23
         4.7        Public Announcements.........................................................................C-24
         4.8        No Solicitation; Acquisition Proposals.......................................................C-24
                    (a)    No Solicitation.......................................................................C-24
                    (b)    Approval..............................................................................C-24
                    (c)    Voting Agreement......................................................................C-24
                    (d)    Acquisition Proposal..................................................................C-24
         4.9        Affiliates and Certain Members...............................................................C-25
         4.10       Pooling of Interests.........................................................................C-25
         4.11       Loan Agreement...............................................................................C-25
         4.12       Employment Agreements........................................................................C-25
         4.13       Consulting Agreement.........................................................................C-25
         4.14       Reissuance of LLC Audited Financial Statements...............................................C-26
         4.15       Legends......................................................................................C-26

ARTICLE  5          Termination..................................................................................C-26
         5.1        Reasons for Termination......................................................................C-26
                    (a)    By Mutual Consent.....................................................................C-26
                    (b)    By Public or Superholdings............................................................C-26
                    (c)    By LLC................................................................................C-27
                    (d)    Drop Dead Date........................................................................C-27
                    (e)    Prohibition of the Reorganization.....................................................C-27
         5.2        Notice of Problems...........................................................................C-28
         5.3        Public's and Superholdings' Termination Procedure............................................C-28
         5.4        LLC's  Termination Procedure.................................................................C-28
         5.5        Effect of Termination........................................................................C-29

ARTICLE  6          Representations and Warranties of LLC and the Members........................................C-29
         6.1        LLC; Entry Into Agreements...................................................................C-29


                    (a)    Organization and Existence............................................................C-29
                    (b)    Validity and Authorization; Power and Authority.......................................C-30
                    (c)    Subsidiaries..........................................................................C-30
                    (d)    No Conflict...........................................................................C-31
                    (e)    LLC Parties Consents Required.........................................................C-31
                    (f)    State Takeover Statutes...............................................................C-32
         6.2        Financial Information........................................................................C-32
                    (a)    Financial Statements; Books and Records...............................................C-32
                    (b)    Conduct of Business...................................................................C-33
                    (c)    No Material Adverse Effect............................................................C-33
                    (d)    Projections...........................................................................C-34
         6.3        Members' Interests...........................................................................C-34
                    (a)    Capitalization........................................................................C-34
                    (b)    Capitalization of LLC Holdings........................................................C-34
                    (c)    Ownership and Transfer by Members.....................................................C-34
                    (d)    VAR Plan..............................................................................C-35
         6.4        Assets.......................................................................................C-35
                    (a)    Personal Property.....................................................................C-35
                    (b)    Real Property.........................................................................C-36
                    (c)    Intellectual Property.................................................................C-37
                    (d)    Contracts.............................................................................C-39
                    (e)    Necessary Assets......................................................................C-43
         6.5        Liabilities..................................................................................C-43
                    (a)    No Liabilities........................................................................C-43
                    (b)    Tax Matters...........................................................................C-43
                    (c)    Litigation............................................................................C-45
                    (d)    Employee Liabilities..................................................................C-45
                    (e)    Warranties............................................................................C-46
         6.6        Business.....................................................................................C-46
                    (a)    Suppliers.............................................................................C-46
                    (b)    Insurance.............................................................................C-46
                    (c)    Employees.............................................................................C-46
                    (d)    Worker's Compensation.................................................................C-47
                    (e)    ERISA.................................................................................C-47
                    (f)    Conflicts of Interest.................................................................C-49
                    (g)    LLC Legal Requirements................................................................C-49
                    (h)    Environmental Matters.................................................................C-50
                    (i)    Build-out Plan........................................................................C-51
         6.7        Other........................................................................................C-51
                    (a)    Certain Information...................................................................C-51
                    (b)    Documents Delivered...................................................................C-52
                    (c)    No Brokers Fees; No Commissions.......................................................C-52
                    (d)    Tax Advice............................................................................C-52


                    (e)    Disclosure............................................................................C-52

         6.8        Investment Representations...................................................................C-52

ARTICLE  7          Representations and Warranties of Public, Superholdings and Merger Sub.......................C-54
         7.1        Entry Into Agreements........................................................................C-54
                    (a)    Organization and Good Standing........................................................C-54
                    (b)    Corporate Power and Authority; Validity and Authorization.............................C-54
         7.2        Conflicts and Consents.......................................................................C-54
                    (a)    No Conflict...........................................................................C-54
                    (b)    Consents Obtained.....................................................................C-54
         7.3        No Brokers Fees; No Commissions..............................................................C-55
         7.4        Superholdings Stock..........................................................................C-55
         7.5        SEC Documents................................................................................C-55
         7.6        No Material Adverse Effect...................................................................C-55
         7.7        Capitalization...............................................................................C-55
         7.8        Capitalization of Superholdings..............................................................C-56
         7.9        No Liabilities...............................................................................C-56
         7.10       Compliance with Laws.........................................................................C-56
         7.11       Certain Information..........................................................................C-56
         7.12       Disclosure...................................................................................C-57

ARTICLE  8          Covenants of the Parties.....................................................................C-57
         8.1        Services Agreement...........................................................................C-57
         8.2        Conduct of Business of LLC Pending Closing...................................................C-57
         8.3        Access to Information and Employees..........................................................C-58
         8.4        Financial Statements. .......................................................................C-58
         8.5        Payment of Indebtedness of Related Persons...................................................C-58
         8.6        Records of LLC...............................................................................C-58
         8.7        Employee Benefit Plans.......................................................................C-58
         8.8        Section 16(b) Resolution.....................................................................C-58

ARTICLE  9          Post-Closing Agreements......................................................................C-59
         9.1        Further Actions..............................................................................C-59
         9.2        Cooperation..................................................................................C-59
         9.3        LLC Nominee Election.........................................................................C-59
         9.4        Tax Returns..................................................................................C-60
         9.5        Access to Information; Confidentiality.......................................................C-60

ARTICLE  10         Indemnification..............................................................................C-60
         10.1       Survival; Etc................................................................................C-60
                    (a)    Contents of this Agreement............................................................C-60
                    (b)    No Effect on Liability................................................................C-60
                    (c)    Survival..............................................................................C-60
                    (d)    Commencing Actions....................................................................C-60
                    (e)    Materiality...........................................................................C-61


         10.2       Indemnities..................................................................................C-61
                    (a)    Indemnification of Superholdings......................................................C-61
                    (b)    Indemnification of the Members........................................................C-62
                    (c)    Contribution..........................................................................C-62
                    (d)    Form of Payment; Interim Losses.......................................................C-63
         10.3       Limitations on Indemnities...................................................................C-64
                    (a)    Basket................................................................................C-64
                    (b)    Cap...................................................................................C-65
                    (c)    Services Agreement....................................................................C-65
                    (d)    Damages...............................................................................C-65
                    (e)    Exclusivity...........................................................................C-65
                    (f)    Indemnification of Escrow Agent.......................................................C-65
         10.4       Notice and Opportunity to Defend.............................................................C-66
                    (a)    Notice, Etc...........................................................................C-66
                    (b)    Defense Costs.........................................................................C-66
                    (c)    Third Party Claims....................................................................C-66
         10.5       Delays or Omissions, Etc.....................................................................C-67
         10.6       Governing Law; Attorneys' Fees...............................................................C-67
         10.7       Dispute Resolution...........................................................................C-67
                    (a)    Arbitration...........................................................................C-67
                    (b)    Emergency Relief......................................................................C-69

ARTICLE  11         Miscellaneous................................................................................C-69
         11.1       Successors and Assigns.......................................................................C-69
         11.2       Entire Agreement.............................................................................C-69
         11.3       Amendment....................................................................................C-69
         11.4       Extension; Waiver............................................................................C-70
         11.5       Notices, Etc.................................................................................C-70
         11.6       Third Party Beneficiary, Etc.................................................................C-72
         11.7       Reformation; Severability....................................................................C-72
         11.8       Counterparts.................................................................................C-72
         11.9       Titles and Subtitles.........................................................................C-73
         11.10      Confidentiality..............................................................................C-73
                    (a)    Confidential Information..............................................................C-73
                    (b)    Disclosure............................................................................C-74
         11.11      Expenses.....................................................................................C-75
         11.12      Responsibility for Merger Sub................................................................C-75
         11.13      Lack of Services Agreement...................................................................C-75

                             INDEX OF DEFINED TERMS

                                                                                                               Page
AAA..............................................................................................................C-68
Accounts.........................................................................................................C-35
Acquisition Proposal.............................................................................................C-24
Affiliate........................................................................................................C-49
Affiliates Letter................................................................................................C-25
Agreement.........................................................................................................C-1
Analysis.........................................................................................................C-73
Approvals........................................................................................................C-17
Articles.........................................................................................................C-73
Asserted Liability...............................................................................................C-66
Associate........................................................................................................C-49
Breach...........................................................................................................C-60
Cash Consideration................................................................................................C-5
Certificate of Existence.........................................................................................C-11
Certificates of Merger............................................................................................C-4
Closing..........................................................................................................C-10
Closing Date.....................................................................................................C-10
CoBank...........................................................................................................C-12
Code..............................................................................................................C-2
Companies........................................................................................................C-29
Confidential Information.........................................................................................C-73
Consulting Agreement.............................................................................................C-26
Contracts........................................................................................................C-39
Copyrights.......................................................................................................C-38
Credit Agreement.................................................................................................C-41
Deductible.......................................................................................................C-64
Default..........................................................................................................C-41
Defense Costs....................................................................................................C-66
DGCL..............................................................................................................C-4
Disclosing Party.................................................................................................C-72
Disclosure Schedules..............................................................................................C-3
EDC..............................................................................................................C-16
Effective Time....................................................................................................C-4
Employee Benefit Plans...........................................................................................C-47
Employee Pension Benefit Plan....................................................................................C-48
Employment Agreements............................................................................................C-25
Environmental Claim..............................................................................................C-51
Environmental Laws...............................................................................................C-50
Equipment Leases.................................................................................................C-35


ERISA............................................................................................................C-47
ERISA Affiliate..................................................................................................C-48
Escrow Account....................................................................................................C-5
Escrow Adjustment................................................................................................C-63
Escrow Agent......................................................................................................C-5
Escrow Agreement..................................................................................................C-5
Escrow Deposit...................................................................................................C-63
Escrow Stock......................................................................................................C-5
Event of Default.................................................................................................C-41
Exchange Act.....................................................................................................C-21
Exchange Agent....................................................................................................C-7
Exchange Fund.....................................................................................................C-7
Exhibits..........................................................................................................C-3
Expiration Date..................................................................................................C-42
Form S-1.........................................................................................................C-21
Form S-4.........................................................................................................C-21
GAAP.............................................................................................................C-32
HSR Act..........................................................................................................C-14
Indemnified Party................................................................................................C-66
Indemnifying Party...............................................................................................C-65
Indemnity Agreement..............................................................................................C-13
Intellectual Property............................................................................................C-38
Interim Loss Value...............................................................................................C-63
Interim Losses...................................................................................................C-63
Leased Premises..................................................................................................C-36
Lenders..........................................................................................................C-41
Letters..........................................................................................................C-69
Licenses.........................................................................................................C-50
Liens............................................................................................................C-35
LLC...............................................................................................................C-1
LLC Financial Statements.........................................................................................C-32
LLC Holdings......................................................................................................C-1
LLC Legal Requirements...........................................................................................C-49
LLC Material Adverse Change......................................................................................C-15
LLC Nominee......................................................................................................C-59
LLC Parties.......................................................................................................C-1
LLC Parties Closing Certificate..................................................................................C-10
LLC Parties Consents.............................................................................................C-32
LLC Parties' Delegated Conditions................................................................................C-19
LLC Records......................................................................................................C-52
Loan Documents...................................................................................................C-13
Lock-Up Agreement................................................................................................C-13
Losses...........................................................................................................C-61



Lucent...........................................................................................................C-12
Marks............................................................................................................C-38
Member Agreement.................................................................................................C-13
Member Guaranty..................................................................................................C-12
Member Indemnitors...............................................................................................C-61
Members...........................................................................................................C-1
Members Meeting..................................................................................................C-23
Members' Releases................................................................................................C-13
Members Required Vote............................................................................................C-30
Members' Agent....................................................................................................C-5
Members' Interests................................................................................................C-1
Merger Sub........................................................................................................C-1
Merger Sub Stock..................................................................................................C-2
OLLCA.............................................................................................................C-4
Orders...........................................................................................................C-45
Outside Confidentiality Agreement................................................................................C-46
Parent Merger.....................................................................................................C-1
Parent Surviving Corporation......................................................................................C-3
Patents..........................................................................................................C-38
Per Unit LLC Consideration........................................................................................C-5
Permits..........................................................................................................C-16
Permitted Liens..................................................................................................C-35
Personal Property................................................................................................C-35
Policies.........................................................................................................C-46
Prior Policies...................................................................................................C-46
Proceedings......................................................................................................C-45
Projections......................................................................................................C-34
Promissory Note..................................................................................................C-12
Proxy Statement..................................................................................................C-21
Public............................................................................................................C-1
Public Consents..................................................................................................C-55
Public Legal Requirements........................................................................................C-56
Public Loan Agreement............................................................................................C-12
Public Material Adverse Change...................................................................................C-15
Public Stock......................................................................................................C-6
Public Stockholders Meeting......................................................................................C-23
Public's, Superholdings' and Merger Sub's Delegated Conditions...................................................C-20
Real Estate Contracts............................................................................................C-36
Real Property....................................................................................................C-36
Receiving Party..................................................................................................C-73
Related Agreements...............................................................................................C-12
Reorganization....................................................................................................C-2
Representatives..................................................................................................C-58



SEC..............................................................................................................C-16
SEC Documents....................................................................................................C-55
SEC Filing Date..................................................................................................C-21
Sections.........................................................................................................C-73
Securities Act...................................................................................................C-21
Services Agreement...............................................................................................C-12
Significant Supplier.............................................................................................C-46
Sister Agreements.................................................................................................C-3
Sister Lock-Up...................................................................................................C-13
Sprint...........................................................................................................C-12
Sprint Management Agreement......................................................................................C-40
Subsidiaries.....................................................................................................C-31
Subsidiary Merger.................................................................................................C-1
Subsidiary Merger Agreement.......................................................................................C-1
Subsidiary Surviving Corporation..................................................................................C-3
Superholdings.....................................................................................................C-1
Superholdings Closing Certificate................................................................................C-11
Superholdings Indemnitees........................................................................................C-61
Superholdings Indemnitors........................................................................................C-62
Superholdings Stock ..............................................................................................C-2
Tax..............................................................................................................C-45
Tax Returns......................................................................................................C-45
Taxes............................................................................................................C-45
Technology Contracts.............................................................................................C-38
Termination Date.................................................................................................C-27
Tower Leases.....................................................................................................C-37
Trade Secrets....................................................................................................C-38
VAR Obligations...................................................................................................C-7
VAR Plan..........................................................................................................C-7

                                TABLE OF EXHIBITS

Escrow Agreement.....................................................................................Exhibit 1.2(b)
Subsidiary Merger Agreement..........................................................................Exhibit 1.2(f)
LLC Parties Closing Certificate......................................................................Exhibit 2.2(a)
Form of Opinion of LLC Parties' Counsel..............................................................Exhibit 2.2(e)
Superholdings' Closing Certificate...................................................................Exhibit 2.3(a)
Form of Opinion of Public's, Superholdings' and Merger Sub's Counsel.................................Exhibit 2.3(d)
Services Agreement...................................................................................Exhibit 2.4(a)(i)
Public Loan Agreement................................................................................Exhibit 2.4(a)(ii)
Member Guaranty......................................................................................Exhibit 2.4(a)(iii)
Lock-Up Agreement (contained in Member Agreement)....................................................Exhibit 2.4(b)(i)
Indemnity Agreement (contained in Member Agreement)..................................................Exhibit 2.4(b)(i)
Members' Releases (contained in Member Agreement)....................................................Exhibit 2.4(b)(i)

                              AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into as of July 31, 2000, by and among Alamosa PCS Holdings, Inc., a Delaware corporation ("Public"), Alamosa Holdings, Inc., a Delaware corporation ("Superholdings"), Alamosa Sub I, Inc., a Delaware corporation and wholly-owned direct subsidiary of Superholdings ("Merger Sub"), and Washington Oregon Wireless, LLC, an Oregon limited liability company ("LLC"), certain members of LLC (collectively, the "Members") and WOW Holdings, LLC, an Oregon limited liability company ("LLC Holdings").

                                 R E C I T A L S
                                 - - - - - - - -

A. The Members own, in the aggregate, at least 67% of the Final Percentage Interest (as defined in LLC's operating agreement) of LLC, consisting in the aggregate of 31,558,046 units (all of the outstanding membership interests of LLC, whether or not owned by a Member, and any interest received with respect to or in exchange for any such interest (including, without limitation, units of LLC Holdings), being referred to as "Members' Interests"). LLC, LLC Holdings and the Members are sometimes collectively referred to herein as the "LLC Parties."

B. The Board of Managers of LLC deems it advisable and in the best interests of its members that LLC and its members form LLC Holdings to hold all of the Members' Interests of LLC, and that LLC Holdings, along with any other business entity with which Superholdings has agreed to merge, merge with and into Superholdings (the "Parent Merger") simultaneously with the merger of Merger Sub and Public (the "Subsidiary Merger"). In furtherance thereof, the Board of Directors of Superholdings and the Board of Managers of LLC have approved the Parent Merger, upon the terms and subject to the conditions set forth herein. In addition, the Members have agreed to vote in favor of the Parent Merger.

C. The Board of Directors of Public have deemed it advisable and in the best interests of its stockholders to enter into the Agreement and Plan of Reorganization dated as of July 31, 2000 (the "Subsidiary Merger Agreement") by and among Merger Sub, Public and Superholdings and to consummate the Subsidiary Merger simultaneously with the consummation of the Parent Merger. In furtherance thereof, the Board of Directors of Public has approved the Subsidiary Merger Agreement and the Subsidiary Merger, upon the terms and subject to the conditions set forth herein.

D. Similarly, the Board of Directors of Superholdings have deemed it advisable to enter into the Subsidiary Merger Agreement and to consummate the Subsidiary Merger simultaneously with the consummation of the Parent Merger. In furtherance thereof, the Board of Directors of Superholdings has approved the Subsidiary Merger Agreement and the Subsidiary Merger, upon the terms and subject to the conditions set forth herein.

E. Further, the Board of Directors of Merger Sub have deemed it advisable and in the best interests of its stockholders to enter into the Subsidiary Merger Agreement and to consummate the Subsidiary Merger simultaneously with the consummation of the Parent Merger. In furtherance thereof, the Board of Directors of Merger Sub has approved the Subsidiary Merger Agreement and Subsidiary Merger, upon the terms and subject to the conditions set forth herein. The Parent Merger, the Subsidiary Merger and the other transactions contemplated herein, collectively referred to as the "Reorganization," and Sister Agreements consummated contemporaneously herewith are part of a single reorganization.

F. As of the date hereof, there are no shares of common stock of Superholdings, par value $0.01 per share ("Superholdings Stock"), issued and outstanding and as of the date hereof, Superholdings holds of record all of the issued and outstanding shares of common stock of Merger Sub, par value $0.01 per share ("Merger Sub Stock").

G. The Board of Directors of Public has determined that in order to complete the Parent Merger in a tax-efficient manner, such acquisition should be structured as a transaction described in Section 351(a) of the Internal Revenue Code of 1986, as amended (the "Code") (all citations to the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereto), which will require Public to form a new holding company. The parties desire that the Parent Merger, except as provided in Sections 1.2(a)(ii) (Cash) and 1.8(b) (Cash Payments) herein, qualifies as a transaction described in Section 351(a) of the Code.

H. The parties desire that the Subsidiary Merger qualify as a transaction described in Sections 351(a) and 368(a)(1)(A) of the Code by virtue of
         Section 368(a)(2)(E) of the Code. It is contemplated that the Subsidiary Merger will be completed substantially simultaneously with the merger or consolidation of Superholdings or one or more of its subsidiaries with or into one or more business entities (including, without limitation, the Parent Merger) in a transaction of the type described in Section 351(a) of the Code.

I. For financial accounting purposes, Public and Superholdings may determine that Superholdings' merger with LLC will be accounted for as a pooling of interests transaction.

J. Public, Superholdings, Merger Sub and the LLC Parties acknowledge that they have received adequate consideration for entering into, and have relied upon the promises, covenants, representations and warranties contained in, this Agreement, and that they will be benefitted by the transactions contemplated herein.

K. The LLC Parties have delivered to Superholdings certain disclosure schedules of even date herewith referred to herein. Public, Superholdings and Merger Sub have delivered to the LLC Parties certain disclosure schedules of even date herewith referred to herein. Any such disclosure schedules are referred to herein as "Disclosure Schedules." The Disclosure Schedules and the Exhibits (herein so called) referred to herein are a part of this Agreement.

L. Public, Superholdings and Merger Sub may enter into other agreements (the "Sister Agreements") pursuant to which other business entities join in the Parent Merger.


                                A G R E E M E N T
                                -----------------

         Based on the recitals set forth above and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1

                                     Mergers
                                     -------

         1.1      The Mergers.
                  -----------

                  (a) The Mergers. Upon the terms and subject to the conditions set forth in this Agreement:

                           (i)      Parent Surviving Corporation.  Prior to the
date hereof, LLC and its members shall form LLC Holdings. As soon as practicable after the date hereof, but not later than thirty calendar days from the date hereof, LLC Holdings shall hold all of the Members' Interests of LLC. At the Effective Time, LLC Holdings will merge with and into Superholdings (along with one or more other parties, if any, that Public and Superholdings agree to be constituents in the Parent Merger, pursuant to the terms of a Sister Agreement) in accordance with the terms set forth herein. From and after the Effective Time, the separate existence of LLC Holdings and such other constituents shall cease to exist. Superholdings shall continue as the surviving corporation in the Parent Merger (the "Parent Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware. (LLC shall continue as a subsidiary of Superholdings.)

                           (ii)     Subsidiary Surviving Corporation.
Simultaneously with the Parent Merger, Merger Sub will merge with and into Public, in accordance with the terms set forth herein and the terms of the Subsidiary Merger Agreement. From and after the Effective Time, the separate corporate existence of Merger Sub shall cease to exist. Public shall continue as the surviving corporation in the Subsidiary Merger (the "Subsidiary Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware. At the sole discretion of the Board of Directors of Public, as an alternative structure to the Subsidiary Merger, Public may merge directly with and into Superholdings, and Superholdings shall continue as the surviving corporation and shall continue to be governed by the laws of the State of Delaware.

                  (b) Consummation of the Mergers. The Parent Merger and the Subsidiary Merger shall be consummated by filing Certificates of Merger (herein so called) with the secretaries of state of the State of Delaware and State of Oregon, together with all other documents, notices and filings required by the Delaware General Corporation Law ("DGCL") and the Oregon Limited Liability Company Act ("OLLCA").

                  (c) Effective Time of the Mergers. The Certificates of Merger shall provide that the Parent Merger and the Subsidiary Merger shall be effective as of the date and time set forth in the Certificates of Merger filed with the Secretary of State of the State of Delaware (the "Effective Time").

                  (d) Effect of the Mergers. At the Effective Time, the effect of the Parent Merger shall be as provided in Section 264 of the DGCL and other applicable provisions of the DGCL and Section 63.481 of the OLLCA and other applicable provisions of such act, and the effect of the Subsidiary Merger shall be as provided in Sections 259 and 261 of the DGCL.

                  (e) The Surviving Corporations' Certificates of Incorporation; Bylaws; Directors and Officers. The certificates of incorporation and bylaws of Superholdings and Public, in each case as in effect at the Effective Time, shall be the certificates of incorporation and bylaws of Parent Surviving Corporation and Subsidiary Surviving Corporation, respectively. At the Effective Time, the Board of Directors and officers of each of Parent Surviving Corporation and Subsidiary Surviving Corporation shall be composed of the directors and officers of Superholdings and Public serving immediately before the Effective Time, respectively, to hold office until their respective successors are duly elected or appointed and qualified. The rights and obligations of the then current members of LLC, whether as members of LLC or LLC Holdings, (i) under their respective operating agreements, limited liability company agreements, or similar agreements, including, without limitation, the obligations to make capital contributions and (ii) with respect to Members' Interests shall terminate.

         1.2      Terms of the Merger.
                  -------------------

                  (a) Consideration for the Parent Merger. Each unit of the Members' Interests that are units of LLC Holdings (which the members of LLC shall have received in exchange for their units of LLC) outstanding immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Parent Merger and without any action on the part of the holder thereof, be converted, as specified by and pursuant to the terms of this Section 1.2(a), into the following:

                           (i)      Superholdings Stock.  The right to receive
a number of duly
authorized, validly issued, fully paid and nonassessable shares of Superholdings Stock, along with any dividends or distributions thereon after the Effective Time, equal to the Per Unit LLC Consideration. "Per Unit LLC Consideration" shall be equal to 0.19171 shares of Superholdings Stock per unit of the Members' Interests of LLC Holdings; provided, that, the aggregate number of shares of Superholdings Stock that shall be issued in connection with the Parent Merger pursuant to this Section 1.2(a) for all of such Members' Interests outstanding shall be equal to 6,050,000 shares.

                           (ii)     Cash.  The right to receive cash as set
forth in the Disclosure Schedule to this Section 1.2(a)(ii), without any interest thereon (the "Cash Consideration"); provided, that, the aggregate amount of all Cash Consideration shall equal $12.5 million.

                           (iii) Adjustment of Cash. The amount of Cash
Consideration shall be subject to adjustment as provided below and shall be reduced by the amount of any transfer Taxes owed as a result of the formation of LLC Holdings or LLC's or LLC Holdings' participation in the Parent Merger.

                  (b) Right to Withhold. At the Closing, Superholdings shall have the right to withhold from the aggregate amount of the Per Unit LLC Consideration the amounts of any Interim Losses, as described in further detail in Section 10.2(d) (Form of Payment; Interim Losses). The aggregate amount of all such amounts withheld at any time is defined herein as the "Escrow Stock." An escrow agent (the "Escrow Agent") shall keep the Escrow Stock in a separate escrow account, maintained on behalf of Superholdings and the members of LLC Holdings (the "Escrow Account"), subject to the terms of the Escrow Agreement (the "Escrow Agreement") substantially in the form attached as the Exhibit to this Section 1.2(b). LLC Holdings shall appoint an agent (the "Members' Agent") to act on behalf of the Members in all matters regarding the Escrow Stock. The Members' Agent shall have the authority to take any and all actions, including, without limitation, negotiate and compromise claims on behalf of the Members with respect to the Escrow Stock.

                  (c) Consideration Subject to Agreements. The consideration to be paid pursuant to the Parent Merger pursuant to Section 1.2(a) (Consideration for the Parent Merger) shall be subject to the terms of the Escrow Agreement, Lock-Up Agreement, the Indemnity Agreement, the other provisions of the Member Agreement and, to the extent applicable, Affiliate Letters. Superholdings shall retain possession of such consideration until the later of (i) the expiration of the Lock-Up Agreement and (ii) the resolutions of all claims for Losses that arise pursuant to Section 10.2(a) (Indemnification of Superholdings), unless the person or entity and, if applicable, its direct and indirect owners, entitled to receive such consideration execute a Lock-Up Agreement and an Indemnity Agreement, and to the extent applicable, Affiliate Letters, whereupon Superholdings shall release such consideration.

                  (d) Antidilution. In the event of any stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares with respect to, or rights issued in respect of, Public Stock on or after the date hereof and prior to the Effective Time, the Per Unit LLC Consideration shall be adjusted accordingly.

                  (e) Sister Agreements. The Sister Agreements, if any, shall set forth the consideration to be paid to the other parties to the Parent Merger.

                  (f) Conversion of Public Stock. Each share of common stock of Public, par value $0.01 (the "Public Stock"), issued and outstanding immediately prior to the Effective Time together with the related rights distributed to holders of Public Stock pursuant to the Rights Agreement, dated as of January 31, 2000, between Public and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (other than shares of Public Stock held in Public's treasury) shall, at the Effective Time, by virtue of the Subsidiary Merger and without any action on the part of the holder thereof, be converted into, as specified and pursuant to the terms of this Section 1.2(f), the right to receive one duly authorized, validly issued, fully paid and nonassessable share of Superholdings Stock, along with any dividends or distributions thereon after the Effective Time pursuant to the terms of the Subsidiary Merger Agreement in the form attached as the Exhibit to this Section 1.2(f), which agreement shall not be amended in a manner adverse to the LLC Parties without the consent of the Members.

                  (g) Conversion of Merger Sub Stock. Each share of Merger Sub Stock issued and outstanding immediately prior to the Effective Time (other than shares of Merger Sub Stock held in Merger Sub's treasury) shall, at the Effective Time, by virtue of the Subsidiary Merger and without any action on the part of the holder thereof, be converted into one duly authorized, validly issued, fully paid nonassessable share of stock of the Subsidiary Surviving Corporation.

                  (h) Treasury Stock. All shares of Public Stock and Merger Sub Stock that are owned by Public or Merger Sub, respectively, as treasury stock shall, at the Effective Time, be canceled and retired and shall cease to exist, and no shares of Superholdings Stock or other consideration shall be delivered or owing in exchange therefor.

                  (i) Rights as Holders. On or after the Effective Time, holders of Members' Interests shall cease to have any rights as members of LLC and LLC Holdings, except the right to receive the consideration set forth herein in
Section 1.2(a) (Consideration for the Parent Merger) with respect to members' interest held by them, and such Members' Interests shall be extinguished. On and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented issued and outstanding shares of Public Stock shall cease to have any rights as stockholders of Public, except the right to receive the consideration set forth herein in Section 1.2(f) (Conversion of Public Stock) with respect to each share held by them. The merger consideration paid upon the surrender for exchange of units of Members' Interests or shares of Public Stock in accordance with the terms of this Agreement shall be deemed, when paid or issued hereunder, to have been paid or issued, as the case may be, in full satisfaction of all rights and obligations pertaining to the members' interests or shares theretofore represented by such unit of Members' Interests or shares of Public Stock

         1.3      VAR Plan.
                  --------

                  (a)      [Intentionally deleted].

                  (b)      [Intentionally deleted].

                  (c)      [Intentionally deleted].

                  (d) VAR Plan. At the request of Superholdings, LLC shall terminate all or any portion of its Value Appreciation Plan (the "VAR Plan") prior to the Closing Date. On the Closing Date, Superholdings shall (i) assume the obligations owed under the VAR Plan to the LLC employees whom Superholdings elects to employ and (ii) either (A) assume the VAR Plan as it relates to Mitchell Moore or (B) satisfy and pay the obligations owed to Mitchell Moore under the VAR Plan (collectively, the "VAR Obligations"). On the Closing Date, the aggregate amount of the Cash Consideration shall be decreased by the amount of the VAR Obligations attributable to Mitchell Moore in excess of $1,000,000. On the Closing Date, Superholdings shall pay (i) to each LLC employee whom Superholdings elects to employ, one-third of the VAR Obligations owed to each such LLC employee and (ii) to Mitchell Moore, the amount of VAR Obligations attributable to Mitchell Moore. On each of the dates six and twelve months after the Closing Date, Superholdings shall pay to each of the LLC employees other than Mitchell Moore whom Superholdings elects to employ one-third of the VAR Obligations owed to each such LLC employee.

         1.4 Exchange Agent. Prior to or concurrently with the Effective Time, Superholdings shall enter into an agreement with such bank or trust company as may be designated by Superholdings (the "Exchange Agent"), which shall provide that Superholdings shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of units of Members' Interests, for exchange in accordance with this Agreement, through the Exchange Agent, (a) certificates representing the shares of Superholdings Stock, (b) any dividends or distributions with respect thereto with a record date after the Effective Time, (c) any cash payable in lieu of any fractional shares of Superholdings Stock and (d) the $12.5 million aggregate for the Cash Consideration (collectively, the "Exchange Fund") issuable pursuant to this Agreement in exchange for outstanding units of Members' Interests.

         1.5 Exchange Procedure. After the Effective Time, each holder of Members' Interests shall surrender the certificates representing same or, if the Members' Interests are not certificated, deliver a release of members' interest, in a form, duly endorsed or executed as the Parent Surviving Corporation may reasonably require, to the Exchange Agent, together with a Lock-Up Agreement, Members' Release and an Indemnity Agreement. Subject to Sections 1.2(b) (Right to Withhold), 1.2(c) (Consideration Subject to Agreements) and 1.12 (Tax Withholding), at the time of such surrender or delivery, the merger consideration applicable to such Members' Interests, as the case may be, shall be delivered to such holder. The merger consideration shall be deemed, when paid or issued hereunder, to have been paid or issued, as the case may be, in full satisfaction of all rights and obligations pertaining to the surrendered units. No interest shall be paid or accrued on any cash payable upon the surrender of any unit of Members' Interests. If cash payment is to be made, or shares of Superholdings Stock issued, to a person other than the person who surrendered the units of Members' Interests, it shall be a condition of payment that the units of Members' Interests so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered units of Members' Interests, or established to the satisfaction of Superholdings that such taxes have been paid or are not applicable.

         1.6 Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Superholdings Stock shall be paid to the holder of any unsurrendered units of Members' Interests with respect to the shares of Superholdings Stock issuable upon the surrender of such units of Members' Interests pursuant to Section 1.5, (Exchange Procedure) and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.8, (No Fractional Shares) and all such dividends, other distributions and cash in lieu of fractional shares of Superholdings Stock shall be paid by Superholdings to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such units of Members' Interests pursuant to Section 1.5 (Exchange Procedure). Subject to the effect of applicable escheat or similar laws and subject to Sections 1.2(b) (Right to Withhold), 1.2(c) (Consideration Subject to Agreements) and 1.12 (Tax Withholding), following the surrender of any such units of Members' Interests pursuant to Section 1.5 (Exchange Procedure) there shall be paid to the holder of the units of Members' Interests, (i) any such dividends or other distributions, without any interest thereon, which theretofore had become payable (with a record date or payment date prior to the surrender of units of Members' Interests) with respect to shares of Superholdings Stock represented by such units of Members' Interests and (ii) the amount of any cash payable in lieu of a fractional share of Superholdings Stock to which such holder is entitled pursuant to Sections 1.8(a) (No Certificates) and 1.8(b) (Cash Payments). No holder of unsurrendered units of Members' Interests shall be entitled, until the surrender of such units, to vote the shares of Superholdings Stock into which the shares of Members' Interests represented thereby shall have been converted.

         1.7 Cancellation and Retirement of Units. As of the Effective Time, all units of Members' Interests of LLC Holdings issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist.

         1.8      No Fractional Shares.
                  --------------------

                  (a) No Certificates. No certificates representing fractional shares of Superholdings Stock shall be issued upon the surrender for exchange of units of Members' Interests which have been converted pursuant to this Agreement, and such fractional share interests shall not entitle the owner thereof to vote or to have any rights of a stockholder of Superholdings.

                  (b) Cash Payments. In lieu of any such fractional shares, each holder of units who would otherwise have been entitled to a fraction of a share of Superholdings Stock upon surrender of units for exchange pursuant to this
Article 1 will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the per share closing price on The Nasdaq Stock Market of Superholdings Stock on the date on which the Effective Time occurs (or, if Superholdings Stock does not trade on The Nasdaq Stock Market on such date, the first date of trading of Superholdings Stock on The Nasdaq Stock Market after the Effective Time) by (ii) the fractional interest to which such holder otherwise would be entitled. Such amount in cash shall be deemed to be substituted for any such fractional share and to constitute a portion of the merger consideration with respect to the related units.

         1.9 Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Superholdings, in (a) direct obligations of the United States of America, (b) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (c) commercial paper rated the highest quality by either Moody's Investors Services, Inc. or Standard & Poor's Corporation or (d) certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital exceeding $500.0 million. Any net earnings with respect to the Exchange Fund shall be the property of and paid over to Superholdings as and when requested by Superholdings.

         1.10 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of units of Members' Interests for 180 days after the Effective Time shall be delivered to Superholdings, upon demand, and any holders of units of Members' Interests that have not theretofore complied with this Article 1 shall thereafter look only to Superholdings, and only as general creditors thereof, for payment of their claim for any merger consideration, any cash in lieu of fractional shares of Superholdings Stock and any dividends or distributions with respect to Superholdings Stock, as provided herein.

         1.11 No Liability. None of Public, Superholdings, Merger Sub, Parent Surviving Corporation, Subsidiary Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any payments or distributions payable from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any units of Members' Interests shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any merger consideration in respect of such units of Members' Interests would otherwise escheat to or become the property of any governmental entity), any amounts payable in respect of such units of Members' Interests shall, to the extent permitted by applicable law, become the property of Superholdings, free and clear of all claims or interest of any person previously entitled thereto.

       1.12 Tax Withholding. Superholdings shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the consideration otherwise payable pursuant to this Agreement to any holder of options or units of Members' Interests such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of applicable state, local or foreign tax law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made.

                                    ARTICLE 2

                             Closing the Transaction
                             -----------------------

         2.1 Closing. On the third business day after the satisfaction or written waiver of the conditions (other than execution, filing or delivery of agreements, certificates, legal opinions or other instruments to be delivered at Closing) contained (a) herein, (b) in the Subsidiary Merger Agreement and (c) at the option of Superholdings and Public, any Sister Agreements that have not been validly terminated in accordance with their terms, or as otherwise agreed by the parties hereto, and unless this Agreement has been terminated pursuant to the provisions of Article 5 (Termination), the consummation of the transactions provided for herein and in such other agreements (the "Closing") shall take place at the offices of Haynes and Boone, LLP, counsel to Superholdings, Public and Merger Sub, located at 1600 N. Collins Blvd., Suite 2000, Richardson, Texas 75080, at 10:00 a.m., local time, or at such other place or by such other means as the parties hereto may agree; provided, however, that if the conditions (other than execution, filing or delivery of agreements, certificates, legal opinions or other instruments to be delivered at Closing) contained herein and in the Subsidiary Merger Agreement are satisfied or waived in writing, then Superholdings and Public may not delay the Closing beyond March 31, 2001 in order to achieve satisfaction or waiver of the conditions contained in a Sister Agreement; provided, further, that if (i) the closing of a Sister Agreement occurs prior to March 31, 2001 and (ii) the conditions (other than execution, filing or delivery of agreements, certificates, legal opinions or other instruments to be delivered at Closing) contained herein are satisfied or waived in writing, then the Closing of this Agreement shall also occur on the closing date of such Sister Agreement. The time and date of the Closing are referred to herein as the "Closing Date."

         2.2 LLC Parties' Deliveries at Closing to Superholdings. At the Closing, the LLC Parties shall deliver, or cause to be delivered, to Superholdings the following items:

                  (a) Closing Certificate. The LLC Parties shall jointly deliver to Superholdings a closing certificate executed by each of the LLC Parties (the "LLC Parties Closing Certificate") in the form attached as the Exhibit to this
Section 2.2(a).

                  (b) Consents and Approvals. The LLC Parties jointly shall deliver copies of all LLC Parties' Consents that have been obtained, and all Approvals obtained by the LLC

Parties.

                  (c) Proceedings and Documents. The LLC Parties shall deliver copies, certified or otherwise identified to Superholdings' reasonable satisfaction, of all company documents that Superholdings shall reasonably request, including resolutions of the Board of Managers of LLC Holdings and resolutions of the members of LLC Holdings, dated on or before the date hereof to authorize this Agreement, the Related Agreements and the transactions and other acts contemplated either by this Agreement or the Related Agreements.

                  (d) Certificates of Existence. LLC Holdings shall deliver certificates, issued within 10 days of the date of the Closing, (i) from the Secretary of State of Oregon, evidencing that LLC and LLC Holdings are validly existing under the laws of their jurisdictions of organization and (ii) from each state listed on the Disclosure Schedule to Section 6.1(a) (Organization and Existence) evidencing that LLC and LLC Holdings are qualified to do business as foreign entities (each, a "Certificate of Existence") in each such state.

                  (e) Opinions of LLC Parties' Counsel. The LLC Parties shall deliver an opinion of Duncan, Tiger & Tabor, counsel to the LLC Parties, dated as of the Closing Date, in customary form and substance regarding the matters set forth in the Exhibit to this Section 2.2(e).

                  (f) Other Instruments. Such other instruments, documents or information that Superholdings reasonably requests in order to more effectively consummate the transactions contemplated hereby.

         2.3 Superholdings' and Public's Deliveries at Closing to LLC. At the Closing, Superholdings and Public shall deliver the following items to the
Members:

                  (a) Closing Certificate. Superholdings shall deliver to the Members a closing certificate executed by Superholdings (the "Superholdings Closing Certificate") in the form attached as the Exhibit to this Section 2.3(a).

                  (b) Proceedings and Documents. Superholdings, Public and Merger Sub shall deliver copies, certified or otherwise identified to LLC Holdings' reasonable satisfaction, of all company documents that LLC Holdings shall reasonably request, including resolutions of their respective boards of directors, dated on or before the date hereof to authorize this Agreement, the Related Agreements and the transactions and other acts contemplated either by this Agreement or the Related Agreements.

                  (c) Consents and Approvals. Public and Superholdings jointly shall deliver copies of all of Public's and Superholdings' Consents that have been obtained, and all Approvals obtained by Public and Superholdings.

                  (d) Opinion of Public's, Superholdings' and Merger Sub's Counsel.

Superholdings shall deliver an opinion of Haynes and Boone, LLP, dated as of the Closing Date, in customary form and substance regarding the matters set forth in the Exhibit to this Section 2.3(d).

                  (e) Section 16(b) Resolution. A copy of the resolution referred to in Section 8.8 (Section 16(b) Resolution), certified as of the Closing Date by the Secretary or Assistant Secretary of Superholdings.

                  (f) Other Instruments. Such other instruments, documents or information that LLC Holdings reasonably requests in order to more effectively consummate the transactions contemplated hereby.

         2.4 Related Agreements. The parties, as appropriate, shall execute and deliver the following documents. All agreements, documents or instruments executed among Public, Superholdings and Merger Sub on the one hand, and any of the LLC Parties on the other, pursuant to this Agreement or the transactions contemplated hereby are referred to as the "Related Agreements." Without limitation, the Related Agreements include:

                  (a) Prior to Closing. The following documents, which shall be executed prior to Closing:

                           (i)      Services Agreement.  On the date hereof,
the parties will execute a services agreement substantially in the form attached as the Exhibit to this Section 2.4(a)(i), which Services Agreement shall become effective as provided therein on the date the condition contained in Section 3.1(b) (HSR Act) has been satisfied and the last consent to the transactions contemplated hereby has been obtained from Sprint Spectrum, L.P., WirelessCo, L.P., Sprint Communications, L.P., Sprint Spectrum Equipment Company, L.P., and Sprint Spectrum Realty Company, L.P. (collectively, "Sprint"), Lucent Technologies, Inc. ("Lucent") and CoBank, ACB ("CoBank") until the earlier of the Closing Date or the Termination Date (the "Services Agreement").

                           (ii)     Public Loan Agreement.  Public shall loan
funds to LLC, pursuant to a loan agreement (the "Public Loan Agreement") in the form attached as the Exhibit to this Section 2.4(a)(ii).

                           (iii)    Member Guaranty.  The loans under the
Public Loan Agreement shall be guaranteed by the Members, and such other members of LLC that may join such guaranty, pursuant to a guaranty (the "Member Guaranty") in the form attached as the Exhibit to this Section 2.4(a)(iii).

                           (iv)     Promissory Note.  LLC will execute a
promissory note (the "Promissory Note") in favor of Public in connection with the Public Loan Agreement, in the form attached as the Exhibit to this Section 2.4(a)(iv)

                           (v)      Loan Documents.  All "Loan Documents," as
defined in the Public Loan Agreement.

                  (b) At Closing. The following documents, which shall be executed at the Closing:

                           (i)      Member Agreement.  Superholdings, each
Member of LLC Holdings and such Member's direct and indirect owners will enter into a member agreement (the "Member Agreement"), which shall include, among other provisions, the following:

                                    (A)     Lock-Up Agreement.  Each member of
LLC Holdings will enter into a lock-up agreement with Superholdings, which agreement shall prohibit the sale or other disposition of their holdings of Superholdings Stock until September 30, 2001, without the prior written consent of Superholdings ("Lock-Up Agreement"), in the form hereto attached as the Exhibit to this Section 2.4(b)(i)(A). If Superholdings enters into a lock-up agreement with any person who receives at least 25% of the Superholdings Stock issued pursuant to a Sister Agreement (a "Sister Lock-Up") with terms more beneficial to such person than any Lock-Up Agreement, then each Member may substitute such Lock-up Agreement in its entirety for a lockup agreement having the same terms as such Sister Lock-Up Agreement. Notwithstanding the foregoing, if Superholdings does not enter into a Sister Lock-up with any person who receives at least 25% of the Superholdings Stock issued pursuant to a Sister Agreement, then each Member shall be immediately and forever released from any and all obligation and duty under its respective Lock-Up Agreement.

                                    (B)     Indemnity Agreement.  Each member
of LLC Holdings and its direct and indirect owners will enter into an indemnity agreement with Superholdings, pursuant to which agreement each member shall agree to be bound by the provisions of Article 10 (Indemnification) ("Indemnity Agreement"), in the form attached hereto as the Exhibit to this Section 2.4(b)(ii)(B) and its direct and indirect owners shall be so bound to the extent that they receive any distribution of any merger consideration or proceeds thereof.

                                    (C) Members' Releases. Superholdings and the
members of LLC Holdings shall execute and deliver releases (the "Members' Releases"), in the form attached hereto as the Exhibit to this Section 2.4(b)(iii)(C), which (x) releases any and all claims held or to be held by the members against LLC, LLC Holdings, and their successors, assigns, officers, directors, employees and agents, but excluding any claims the members may have to unpaid compensation and benefits and (y) releases any obligation of such members under the operating agreements of LLC or LLC Holdings.

                           (ii)     Closing Certificates.  The LLC Parties
Closing Certificate and the Superholdings Closing Certificate.

                         (iii)    Escrow Agreement.  Superholdings, LLC
Holdings, the Members' Agent and the Escrow Agent shall execute the Escrow Agreement in the form attached as the Exhibit to Section 1.2(b) (Right to Withhold), with such changes as the Escrow Agent may reasonably request.

                                    ARTICLE 3

                   Conditions To Consummating The Transaction
                   ------------------------------------------

         3.1 Joint Conditions. The obligations of Public, Superholdings, Merger Sub and the LLC Parties to consummate the transactions provided for in this Agreement and the Related Agreements are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

                  (a) Public Stockholder Approval. The issuance of the shares of Superholdings' common stock pursuant to the Parent Merger shall have been approved by the affirmative vote of the holders of the requisite number of shares of capital stock of Public in the manner required pursuant to the rules of The Nasdaq Stock Market.

                  (b) HSR Act. The waiting period prescribed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the "HSR Act") shall have expired or early termination of the waiting period under the HSR Act shall have been granted.

                  (c) Nasdaq Listing. The Superholdings Stock issuable to the LLC Parties and to Public's stockholders shall have been approved for listing on The Nasdaq Stock Market, subject to official notice of issuance.

                  (d) Merger. The secretaries of state of the State of Delaware and the State of Oregon shall have accepted for filing the Certificates of Merger for the Parent Merger and the Subsidiary Merger.

                  (e) Subsidiary Merger. All conditions to the consummation of the Subsidiary Merger, set forth in Section 2.1 of the Subsidiary Merger Agreement, shall have been satisfied, including the adoption of the Subsidiary Merger Agreement by the requisite vote of the stockholders of Public pursuant to Public's certificate of incorporation and bylaws and applicable law; provided, however, that the condition precedent of the Subsidiary Merger Agreement which states that all conditions precedent to the consummation of at least this Agreement or a Sister Agreement shall have been satisfied or duly waived, need not be satisfied or duly waived.

         3.2 Public's, Superholdings' and Merger Sub's Conditions. The obligations of Public, Superholdings and Merger Sub to consummate the transactions contemplated by this Agreement and the Related Agreements are subject to the satisfaction or waiver by Public,

Superholdings and Merger Sub, at or prior to the Closing Date, of the following conditions:

         (a) LLC Parties' Representations True. (i) The LLC Parties' representations and warranties made in this Agreement or any Related Agreement shall be true and correct in all respects at the effective date of the Services Agreement; (ii) actions by the Members, the Board of Managers of LLC or LLC Holdings, or any employee or agent of LLC or LLC Holdings (which employee or agent is not under the supervision of Public pursuant to the Services Agreement), shall not have caused the LLC Parties' representations and warranties made in this Agreement or any Related Agreement to be untrue or incorrect in any respect at the Closing Date and (iii) the failure of any of the persons identified in clause (ii) to take actions that (A) would be taken in the ordinary course of LLC's and LLC Holdings' business in the exercise of reasonable judgment and (B) have not been delegated to Public under the Services Agreement, shall not have caused the LLC Parties' representations and warranties made in this Agreement or any Related Agreement to be untrue or incorrect in any respect at the Closing Date; except, in each case, as affected by the transactions contemplated hereby and except as will not constitute a LLC Material Adverse Change. The LLC Parties shall have delivered the LLC Parties Closing Certificate which shall so indicate. Notwithstanding the foregoing, the following LLC Parties' representations and warranties made in this Agreement shall be true and correct in all respects at the Closing Date: Sections 6.1(b) (Validity and Authorization; Power and Authority), 6.1(f) (State Takeover Statutes), 6.3(a) (Capitalization), 6.3(b) (Ownership and Transfer by Members), 6.3(c) (Ownership and Transfer by Members), 6.3(d) (VAR Plan), 6.7(a) (Certain Information), 6.7(b) (Documents Delivered), 6.7(c) (No Brokers Fees; No Commissions) and 6.7(d) (Tax Advice), and the LLC Parties Closing Certificate shall so indicate.

         "LLC Material Adverse Change" means any change, effect, event or occurrence that would reasonably be expected to (i) result in liabilities to Superholdings (on a consolidated basis) at or after the Closing of at least $20.0 million, (ii) result in a reduction of cash flow or increased losses, of Superholdings (on a consolidated basis) at or after the Closing, discounted at 10%, having a net present value of at least $20.0 million or (iii) materially impair or delay the ability of Public, Superholdings, Merger Sub or the LLC Parties to consummate the transactions contemplated hereby.

         "Public Material Adverse Change" means any change, effect, event or occurrence that would reasonably be expected to (i) result in liabilities to Superholdings (on a consolidated basis) at or after the Closing of at least $130.0 million, (ii) result in a reduction of cash flow, or increased losses, of Superholdings (on a consolidated basis) at or after the Closing, discounted at 10%, having a net present value of at least $130.0 million or (iii) materially impair the ability of Public, Superholdings or Merger Sub to consummate the transactions contemplated hereby including, without limitation, failure to deliver the merger consideration described herein.

         (b) LLC Parties' Compliance with Agreement. The LLC Parties, in all respects, shall have performed each agreement, and shall have complied with each covenant, to be performed or complied with by them, or any of them, on or prior to the Closing Date under this Agreement or any Related Agreement, except as will not constitute an LLC Material Adverse Change, and the LLC Parties shall have delivered the LLC Parties Closing Certificate which shall so indicate. Notwithstanding the foregoing, this condition shall be deemed to have been satisfied even though an LLC Material Adverse Change has occurred, if the LLC Material Adverse Change (i) is proximately caused by actions of Public pursuant to the Services Agreement, by any employee or agent of LLC or LLC Holdings under the supervision of Public pursuant to the Services Agreement or (ii) by Public's breach (including, without limitation, by the persons listed in clause (i)) of Public's obligations under the Services Agreement. The LLC Parties shall have delivered the LLC Parties Closing Certificate which shall so indicate.

         (c) LLC Parties Consents. The LLC Parties shall have obtained the LLC Parties Consents except for those LLC Parties Consents that, if not obtained, would not constitute an LLC Material Adverse Change. Without limitation, the failure to obtain the following LLC Parties Consents would constitute an LLC Material Adverse Change: (i) Sprint, (ii) CoBank and (iii) Lucent.

         (d) Public Consents. Public shall have obtained the Public Consents except for those Public Consents that, if not obtained, would not constitute a Public Material Adverse Change. Without limitation, the failure to obtain the consent of Export Development Corporation ("EDC") would constitute a Public Material Adverse Change.

         (e) Permits. Superholdings shall have obtained all governmental licenses and permits, or binding commitments, if any, from governmental authorities to issue, transfer or consent to a change of control with respect to, all governmental licenses and permits necessary to enable Superholdings to conduct the business of LLC after the Closing in substantially the same manner as such business was conducted before the Closing (the "Permits"), except for those Permits that, if not obtained, would not constitute an LLC Material Adverse Change.

         (f) LLC Members Approval. This Agreement shall have been adopted by the affirmative vote of the holders of the requisite number of units of Members' Interests of LLC and LLC Holdings in the manner required pursuant to LLC's and LLC Holdings' organizational documents, LLC Agreement, the OLLCA and other applicable law.

         (g) Form S-4. The Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Securities and Exchange Commission (the "SEC").

         (h) No Litigation. No action, suit or proceeding (other than such an action, suit or proceeding directly or indirectly instituted by a party hereto) shall be threatened or pending, and no preliminary or permanent injunction, order, decree or ruling shall be in effect, seeking to restrain or prohibit, or to obtain damages or other relief in connection with, the execution and delivery of this Agreement, any Related Agreement or the consummation of the transactions contemplated by any of the foregoing except as would not constitute an LLC Material Adverse Change. The LLC Parties shall have delivered the LLC Parties Closing Certificate, which shall so indicate with respect to the LLC Parties.

         (i) Approvals. All authorizations, consents and approvals if any, of and filings if any, with any governmental authority that are required to (i) validly execute, deliver and perform this Agreement or the Related Agreements,
(ii) to consummate the transactions provided for in this Agreement or the Related Agreements or (iii) to enable Superholdings to operate the business of LLC after the Closing in substantially the same manner as such business was conducted before the Closing (collectively, "Approvals"), shall have been obtained or made except for those Approvals that, if not obtained, would not constitute an LLC Material Adverse Change. Without limitation, the failure to obtain the Approval of Section 3.1(b) (HSR Act) would constitute an LLC Material Adverse Change.

         (j) Members Obligations. The Members shall have repaid to LLC all amounts, if any, owed by the Members to LLC other than unpaid capital contributions called and payable after the date hereof.

         (k) Related Agreements. The LLC Parties shall have entered into the Related Agreements.

      3.3 LLC Parties' Conditions to Closing. The obligations of the LLC Parties to consummate the transactions contemplated by this Agreement and the Related Agreements are subject to the satisfaction or waiver in writing by the LLC Parties, at or prior to the Closing Date, of the following conditions:

         (a) Public's, Superholdings' and Merger Sub's Representations
True. The representations and warranties made by Public, Superholdings and Merger Sub herein shall be true and correct in all respects at the effective date of the Services Agreement, except as affected by the transactions contemplated hereby and except as will not constitute a Public Material Adverse Change. Superholdings shall have delivered the Superholdings Closing Certificate which shall so indicate. Notwithstanding the foregoing, the following representations and warranties made by Public, Superholdings and Merger Sub in this Agreement shall be true and correct in all respects at the Closing Date, except that representations and warranties that speak as of a specific date shall be true and correct at that date: Sections 7.1(b) (Corporate Power and Authority; Validity and Authorization), 7.3 (No Brokers Fees; No Commissions),
7.7 (Capitalization), 7.8 (Capitalization of Superholdings) and 7.11 (Certain Information), and Superholdings Closing Certificate shall so indicate.

         (b) Public's, Superholdings' and Merger Sub's Compliance with Agreement. Each of Public, Superholdings and Merger Sub, in all respects, shall have performed each agreement, and complied with each covenant to be performed or complied with by it on or prior to the Closing Date under this Agreement or any Related Agreement, except as will not constitute a Public Material Adverse Change. Superholdings shall have delivered the Superholdings Closing Certificate which shall so indicate.

         (c) Public Consents. Public shall have obtained the Public Consents except for those Public Consents that, if not obtained, would not constitute a Public Material Adverse Change or have a Public Material Adverse Change. Without limitation, the failure to obtain the consent of EDC would constitute a Public Material Adverse Change.

         (d) No Litigation. No action, suit or proceeding (other than such an action, suit or proceeding directly or indirectly instituted by a party hereto) shall be threatened or pending, and no preliminary or permanent injunction, order, decree or ruling shall be in effect, seeking to restrain or prohibit, or to obtain damages or other relief in connection with, the execution and delivery of this Agreement, any Related Agreement or the consummation of the transactions contemplated by any of the foregoing except as would not constitute a Public Material Adverse Change. Superholdings shall have delivered the Superholdings Closing Certificate, which shall so indicate with respect to Superholdings, Public and Merger Sub.

         (e) Approvals. All Approvals to be obtained by Public shall have been obtained or made except for those Approvals that, if not obtained, would not constitute a Public Material Adverse Change. The Approval described in Section 3.1(c) (HSR Act) shall have been obtained.

                                    ARTICLE 4

               Covenants Regarding Consummation of the Transaction

      4.1 Satisfaction of Conditions to Closing.

         (a) Joint Responsibilities. Each party shall use his, her or its reasonable best efforts to satisfy the conditions to the obligations of the parties hereunder, and to consummate and make effective as promptly as practicable the transactions provided for herein including:

                 (i) Defending the Agreement. Defending lawsuits or other legal proceedings challenging this Agreement or any Related Agreement or the consummation of the transactions provided for in this Agreement or any Related Agreement;

                 (ii) Lifting Injunctions. Using reasonable best efforts to lift or rescind any injunction, restraining order or other order adversely affecting the ability of the parties to consummate the transactions provided for in this Agreement or any Related Agreement;

                 (iii) Other Actions. Taking such other reasonable actions that are necessary, appropriate or advisable, unless responsibility for taking such actions has been delegated to certain parties pursuant to Sections 4.1(b) (LLC Parties' Responsibilities) or 4.1(c)

Public's, Superholdings' and Merger Sub's Responsibilities), including, without limitation, using reasonable best efforts to obtain all Approvals, and all consents of third parties to contracts as are necessary for the consummation of the Reorganization. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, each party and its officers and directors shall use their reasonable best efforts to take all such action.

         (b) LLC Parties' Responsibilities.

                 (i) LLC Parties' Delegated Conditions. The LLC Parties shall have the responsibility for satisfying the following conditions ("LLC Parties' Delegated Conditions"), for which the LLC Parties shall have the obligations set forth in this Section 4.1(b)(i). Public, Superholdings and Merger Sub shall reasonably cooperate and assist with the LLC Parties in connection with the following:

                      (A) Section 3.2(a) (LLC Parties' Representations True), for which the LLC Parties' obligation shall be as follows: (x) the LLC Parties shall take no action that will cause any of their representations or warranties to be or remain untrue or incorrect in any material respect and (y) the LLC Parties shall not omit any action that any of them would take in the ordinary course of prudent business, which omission will cause their representations or warranties to be or remain untrue or incorrect in any material respect, provided that the LLC Parties shall not be required to take any action for which Public has assumed responsibility under the Services Agreement; and

                      (B) Section 3.2(b) (LLC Parties' Compliance with Agreement), for which the LLC Parties shall have the obligations set forth elsewhere herein.

                 (ii) HSR Act Filings. The LLC Parties shall make their HSR Act filings in compliance with such act as promptly as possible after the date hereof, and provide any additional information that the Federal Trade Commission or the Justice Department requests as promptly as practicable, and perform all other acts required of them under the HSR Act in order to satisfy the condition contained in Section 3.1(b) (HSR Act), in all cases in coordination with Public and Superholdings. The LLC Parties shall provide to Public and Superholdings the information required by such filings as is reasonably requested by Public and Superholdings as soon as possible, but no later than two business days after the date of such request. Time is of the essence with respect to the HSR Act filings. The LLC Parties shall pay the HSR Act filing fee, if any, relating to any filing requirement arising out of the LLC Parties' participation in the Parent Merger.

                 (iii) LLC Parties' Consents. The LLC Parties shall use their reasonable best efforts to obtain the LLC Parties Consents.

                 (iv) Tower Leases. The LLC Parties shall use their reasonable best efforts to assist Superholdings in obtaining, in connection with the Tower Leases, all landlord waivers, consents, subordinations, assignability to lender and nondisturbance from any underlying mortgage holder; provided, that, Superholdings shall reimburse the LLC Parties for any and all expenses and costs associated with such assistance.

         (c) Public's, Superholdings' and Merger Sub's Responsibilities.

                 (i) Public's, Superholdings' and Merger Sub's Delegated Conditions. Public, Superholdings and Merger Sub shall have the responsibility for satisfying the following conditions ("Public's, Superholdings' and Merger Sub's Delegated Conditions"), for which Public, Superholdings and Merger Sub shall have the obligations set forth in this Section 4.1(c)(i). The LLC Parties shall reasonably cooperate with and assist Public, Superholdings and Merger Sub in connection with the following:

                      (A) Section 3.3(a) (Public's, Superholdings' and Merger Sub's Representations True), for which Public's, Superholdings' and Merger Sub's obligation shall be as follows: (x) Public, Superholdings and Merger Sub shall take no action that will cause any of their representations and warranties to be or remain untrue or incorrect in any material respect and (y) Public, Superholdings and Merger Sub shall not omit any action that they would take in the ordinary course of prudent business, which omission will cause any of their representations and warranties to be or remain untrue or incorrect in any material respect; and

                      (B) Section 3.3(b) (Public's, Superholdings' and Merger Sub's Compliance with Agreement), for which Public, Superholdings and Merger Sub shall have the obligations set forth elsewhere herein.

                 (ii) HSR Act Filings. Public, Superholdings and Merger Sub shall make their HSR Act filings in compliance with such act as promptly as possible, and provide any additional information that the Federal Trade Commission or the Justice Department requests as promptly as practicable, and perform all other acts required of them under the HSR Act in order to satisfy the condition contained in Section 3.1(b) (HSR Act); provided, however, that in no event shall Public, Superholdings or Merger Sub or any of their subsidiaries be required to divest, hold separate, offer for sale, abandon, limit its operation of or take similar action with respect to any assets or any business interest in connection with any Approval (including, without limitation under the HSR Act). Public shall pay the HSR Act filing fee relating to any filing requirement arising out of its participation in the Subsidiary Merger.

                 (iii) Public's and Superholdings' Consents and Permits. Public and Superholdings shall use their reasonable best efforts to obtain the Public Consents and the Permits.

      4.2 Preparation of the Proxy Statement, Form S-4 and Form S-1.

         (a) Preparation. Public and Superholdings shall prepare and file with the SEC as promptly as practicable, but no later than October 10, 2000 (the "SEC Filing Date") in accordance with the Securities Act of 1933, as amended (the "Securities Act"), on behalf of Superholdings, the Form S-4. Public and Superholdings shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Public and Superholdings shall keep the LLC Parties advised of the status of the filing and effectiveness of the Form S-4.

         (b) Proxy Statement and Form S-4. Public, Superholdings and, if requested by Public, LLC Holdings shall jointly prepare for inclusion in the registration statement on Form S-4 to be filed with the SEC by Public and Superholdings, on behalf of Superholdings, in connection with the issuance by Superholdings of shares of Superholdings Stock in the Reorganization (the "Form S-4") a proxy statement (the "Proxy Statement"), in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations under the Exchange Act, with respect to the Reorganization, it being understood that Public and Superholdings may, in their sole discretion, include in the S-4 any shares of Superholdings Stock to be issued pursuant to any Sister Agreements and may include in the Proxy Statement any matters to be voted upon pursuant to any Sister Agreement. Public, Superholdings and LLC Holdings shall cooperate with each other in the preparation of the Proxy Statement. Public, Superholdings and LLC Holdings shall use reasonable best efforts to respond promptly to any comments made by the SEC with respect to the Proxy Statement and to cause the Form S-4 to be declared effective under the Securities Act as promptly as practicable after the filing thereof with the SEC. Public and Superholdings shall use reasonable best efforts to cause the Proxy Statement to be mailed to the members of LLC Holdings (if applicable) and the Public stockholders, as determined by Public, at the earliest practicable date after the Form S-4 is declared effective by the SEC. The LLC Parties shall as promptly as practicable provide any information reasonably requested by Public or Superholdings or their respective counsel in connection with the preparation of the Proxy Statement and the S-4 and any amendments or supplements thereto.

         (c) Form S-1. If the shares of Superholdings Stock to be received by the members in the Reorganization are not registered on the Form S-4, then Public, Superholdings and LLC shall jointly prepare a registration statement on Form S-1 (or other appropriate form) to be filed with the SEC by Superholdings by July 31, 2001 in connection with the resale by the members of the shares of Superholdings Stock the LLC Parties receive pursuant to the terms of the Reorganization (the "Form S-1") in accordance with the Securities Act, it being understood that Public and Superholdings may, in their sole discretion, include in the Form S-1 any shares of Superholdings Stock issued pursuant to any Sister Agreement and not registered on the Form S- 4. Public, Superholdings and LLC shall use reasonable best efforts to respond promptly to any comments made by the SEC with respect to the Form S-1 and to cause the Form S-1 to be declared effective under the Securities Act by October 1, 2001, or as promptly thereafter as practicable. If a Form S-1 is declared effective under the Securities Act, then Superholdings shall use reasonable best efforts to prepare and file such amendments and supplements to the

Form S-1 and the prospectus used in connection therewith as may be necessary to keep the Form S-1 effective for a period of not less than one year from the later of the first day that the Form S-1 is declared effective or October 1, 2001; provided, however, that if the Superholdings Stock that the LLC Parties receive pursuant to the Reorganization becomes freely tradeable pursuant to Rule 144(k) of the Securities Act prior to the termination of the effective period, then Superholdings shall have no further obligation to keep the Form S-1 effective; provided, further, that, if in connection with a Sister Agreement, Superholdings agrees to registration rights of Superholdings Stock that are more beneficial than the registration rights contained herein, then the Members may substitute in their entirety the more beneficial registration rights for the registration rights in this Section 4.2(c). If the shares of Superholdings Stock to be received by the members in the Reorganization are registered on the Form S-4, then Public and Superholdings may satisfy their obligations under this
Section 4.2(c) by filing a post-effective amendment to the Form S-4 in lieu of filing the Form S-1.

         (d) Public's and Superholdings' Actions. Public and Superholdings shall, as promptly as practicable, take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Superholdings Stock in connection with the Parent Merger, and LLC and LLC Holdings shall furnish all information concerning LLC, LLC Holdings and the Members as may be reasonably requested in connection with any such action. Public and Superholdings shall keep the LLC Parties advised of the status of any actions taken under any applicable state securities laws.

      4.3 Accountants' Letters.

         (a) From LLC Holdings. LLC Holdings shall use its reasonable best efforts to cause to be delivered to Public and Superholdings a letter of Aldrich, Kilbride & Tatone, LLP, the LLC Parties' independent certified public accountants, dated a date within two business days before the date on which the Form S-4 and Form S-1 shall become effective, and a letter of Aldrich, Kilbride & Tatone, LLP dated a date within two business days before the Closing Date, each addressed to Public and Superholdings, customary in scope and substance for letters delivered by independent accountants in connection with similar such registration statements and permitting the use of the accountant's report in subsequent filings by Public or Superholdings under the Securities Act or Exchange Act.

      If the Reorganization can be accounted for as a pooling of interests, and if requested by Public or Superholdings, then LLC Holdings shall use its reasonable best efforts to cause to be delivered to Public and Superholdings a letter of Aldrich, Kilbride & Tatone, LLP, addressed to Public and Superholdings, dated as of the Closing Date, setting forth the concurrence of Aldrich, Kilbride & Tatone, LLP with the conclusion of Public's and Superholdings' management that the Parent Merger, insofar as it relates to LLC Holdings, will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

         The LLC Parties shall use their reasonable best efforts to cause to be delivered to Public and Superholdings a letter of Aldrich, Kilbride & Tatone, LLP consenting to the inclusion of its report on LLC's audited financial statements in the Form S-4 and the Form S-1 and any other filings required by the Securities Act or Exchange Act.

         (b) From Public and Superholdings. Public and Superholdings shall each use its reasonable best efforts to cause to be delivered to LLC Holdings a letter of PricewaterhouseCoopers, LLP, Public's and Superholdings' independent certified public accountants, dated a date within two business days before the date on which the Form S-4 or Form S-1 registering shares of Superholdings Stock received by the members of LLC Holdings , or any amendment, shall become effective, or any supplement is filed, and a letter of PricewaterhouseCoopers, LLP, dated a date within two business days before the Closing Date, each addressed to LLC Holdings and the Members and customary in scope and substance for letters delivered by independent public accountants in connection with similar such registration statements.

      4.4 Public Stockholders Meeting. Public shall take all action necessary, in accordance with the DGCL, the Exchange Act and other applicable law and its certificate of incorporation and bylaws, to convene and hold a special meeting of the stockholders of Public (the "Public Stockholders Meeting") as promptly as practicable after the date hereof for the purpose of considering and voting upon the Subsidiary Merger Agreement and the issuance of shares of Superholdings Stock pursuant to the Parent Merger.

      4.5 Votes and Recommendations. The Board of Directors of Public shall (a) recommend that the stockholders of Public vote in favor of the adoption of the Subsidiary Merger Agreement and the issuance of shares of Superholdings Stock pursuant to this Agreement at the Public Stockholders Meetings, (b) cause such recommendation to be included in the Proxy Statement, (c) solicit proxies in favor of the adoption of the Subsidiary Merger Agreement and the issuance of shares of Superholdings Stock pursuant to this Agreement and (d) use reasonable best efforts to obtain the required votes of the stockholders of Public.

      4.6 LLC Members Meeting; LLC Holdings. If requested by Public, LLC and LLC Holdings shall take all action necessary, in accordance with the OLLCA, the Exchange Act, other applicable law and its organizational documents, to convene and hold a special meeting of the members of LLC and LLC Holdings (the "Members Meeting") as promptly as practicable after the date hereof for the purpose of considering and voting upon this Agreement and to solicit proxies pursuant to the Proxy Statement in connection therewith. The Board of Managers of LLC and LLC Holdings shall (a) recommend that the holders of the Members' Interests vote in favor of the adoption of this Agreement at the Members Meeting, (b) cause such recommendation to be included in the Proxy Statement, (c) solicit proxies in favor of the adoption of this Agreement and (d) use reasonable best efforts to obtain the Members Required Vote.

      4.7 Public Announcements. The LLC Parties shall not issue any press release with respect to the transactions contemplated hereby. Public, Superholdings and Merger Sub may issue press releases with respect to the transactions contemplated hereby but, if practicable, shall allow LLC to review, and shall consult with LLC before issuing, any press release.

      4.8 No Solicitation; Acquisition Proposals.

         (a) No Solicitation. During the period from and including the date of this Agreement to and including the Effective Time, the LLC Parties shall not, and shall not authorize or permit any Subsidiary, or any of its or their affiliates, officers, directors, employees, agents or representatives (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by the LLC Parties or Subsidiary), to, directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries, any expression of interest or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal.

         (b) Approval. During the period from and including the date of this Agreement to and including the Effective Time, neither the Board of Managers of LLC or LLC Holdings nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Public, Superholdings or Merger Sub, the approval or recommendation of this Agreement or the transactions contemplated hereby.

         (c) Voting Agreement. As of the date hereof, the Members have approved and adopted this Agreement pursuant to Sections 63.130 and 63.487 of the OLLCA. If requested by Public, the Members shall from time to time (i) vote, or consent, their Members' Interests in favor of the Parent Merger and against any Acquisition Proposal whether or not at a Members Meeting, (ii) take all reasonable actions in support of or to consummate as promptly as practicable the transactions contemplated hereby, (iii) take no action that will impede or impair the consummation of the transactions contemplated hereby, (iv) not grant to any other person or entity a proxy or other right to vote any Members' Interests, (v) not transfer or dispose of or agree to transfer or dispose of any Members' Interests and (vi) not exercise dissenters', appraisal or other rights to receive cash or other consideration instead of Superholdings Stock.

      In conjunction with the approval of this Agreement by LLC and its members, the Members shall cause LLC Holdings to (i) be formed, (ii) issue one unit of Members' Interests in exchange for one unit of Members' Interests in LLC, (iii) approve this Agreement and (iv) obtain its members' approval of this Agreement.

         (d) Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means an inquiry, offer, proposal or other indication of interest regarding any of the
                                      C-24
following (other than the transactions provided for in this Agreement) involving LLC or LLC Holdings: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of LLC or LLC Holdings and its Subsidiaries, taken as a whole, or any substantial portion of its assets or business, in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for any of the outstanding Members' Interests or the filing of a registration statement under the Securities Act in connection therewith; (iv) issuance of any Members' Interests; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

      4.9 Affiliates and Certain Members. If requested by Public, prior to the Closing Date, LLC shall deliver to Public and Superholdings a letter identifying all persons who are, at the time the Parent Merger is submitted for approval to the members of LLC or LLC Holdings, "affiliates" of LLC or LLC Holdings for purposes of Rule 145 under the Securities Act. If requested by Public, on or prior to the Closing Date, LLC shall cause each such person to deliver to Public and Superholdings such letter, in customary form (an "Affiliates Letter"). The certificates representing Superholdings Stock received by such affiliates in the Parent Merger shall bear a customary legend regarding applicable Securities Act restrictions.

      4.10 Pooling of Interests. If the Reorganization can be accounted for as a pooling of interests, and if requested by Public or Superholdings, then the parties shall use their reasonable best efforts to cause the Reorganization to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by each of the parties' independent certified public accountants, and by the SEC. None of the parties shall voluntarily take any action that would cause such accounting treatment to be unattainable.

      4.11 Loan Agreement. Pending the Closing, Public shall loan funds to
LLC pursuant to the Public Loan Agreement. Such Public loans shall be guaranteed by the Members, which guaranties shall (a) become due and payable within 30 days of the termination of this Agreement and (b) expire and be of no further force and effect upon the Closing.

      4.12 Employment Agreements. Superholdings or one of its subsidiaries shall offer to enter into at Closing an employment agreement with each of Robert Staats, Harvey Luke, Johnny Calderon, Joe Schweitzer, Cathy LaTourette, David Graham and Howard Amland (collectively, the "Employment Agreements"), reasonably acceptable to Superholdings; provided, however, that the failure to enter into any Employment Agreement, for any reason, shall not be a breach of this Agreement.

      4.13 Consulting Agreement. At Closing, Superholdings or one its subsidiaries shall offer to enter into a one-year consulting agreement with Mitchell Moore reasonably acceptable to Superholdings (the "Consulting Agreement"), which Consulting Agreement shall provide that

Mitchell Moore receive aggregate compensation of $100,000; provided, however, that the failure to enter into the Consulting Agreement, for any reason, shall not be a breach of this Agreement.

      4.14 Reissuance of LLC Audited Financial Statements. The LLC Parties shall cause LLC Holdings' audited financial statements that are required to be included in the Form S-4 to be reissued in accordance with GAAP and in a form reasonably acceptable to Superholdings.

      4.15 Legends. The Members consent to the placement of a legend on the shares of Superholdings Stock to be issued to each of the LLC Parties in the Reorganization, which legend shall be substantially as follows:

      "THESE SECURITIES ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE DISTRIBUTED FOR VALUE, NOR MAY THESE SECURITIES BE TRANSFERRED ON THE BOOKS OF SUPERHOLDINGS, IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUPERHOLDINGS HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO SUPERHOLDINGS AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

                                    ARTICLE 5

                                   Termination

      5.1 Reasons for Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of Public, Superholdings or Merger Sub or by the members of the LLC or LLC Holdings, only by following the termination procedures set forth in this Article 5, for the following reasons:

         (a) By Mutual Consent. By the mutual written consent of Public, Superholdings, LLC and LLC Holdings, duly authorized by the Boards of Directors of Public, Superholdings and by LLC's and LLC Holdings' Board of Managers.

         (b) By Public or Superholdings. By Public or Superholdings after compliance with the procedure set forth in this Article 5, if

                 (i) (x) any of the LLC Parties' representations or warranties contained herein is or becomes or, when executed any Related Agreement would be, untrue or incorrect in any respect prior to the last date such representation or warranty is to be made pursuant to Section 3.2(a) (LLC Parties' Representation
True) (y) actions by the Members, the Board of Managers of LLC or LLC Holdings, or any employee or agent of LLC or LLC Holdings, (which employee or agent is not under the supervision of Public pursuant to the Services Agreement), shall have caused the LLC Parties' representations and warranties made in this Agreement or any Related Agreement to be untrue or incorrect in any respect or (z) the failure of any of the persons identified in clause (y) to take actions that (A) would be taken in the ordinary course of LLC's and LLC Holdings' business in the exercise of reasonable judgment and (B) have not been delegated to Public under the Services Agreement, shall have caused the LLC Parties' representations and warranties made in this Agreement or any Related Agreement to be untrue or incorrect in any respect; except, in each case, as affected by the transactions contemplated hereby and except as will not constitute a LLC Material Adverse Change;

                 (ii) any of the LLC Parties fails to perform any of his, her or its covenants or agreements contained herein, or would be in breach of his or its covenants upon execution of any Related Agreement, in any respect, except as will not constitute an LLC Material Adverse Change, unless the LLC Material Adverse Change (x) is proximately caused by actions of Public pursuant to the Services Agreement, by any employee or agent of LLC or LLC Holdings under the supervision of Public pursuant to the Services Agreement or (y) by Public's breach (including, without limitation, by the persons listed in clause (x)) of Public's obligations under the Services Agreement; or

                 (iii) any of Public's, Superholdings' or Merger Sub's conditions to the consummation of the transactions provided for herein shall have become impossible to satisfy.

         (c) By LLC. By LLC, after compliance with the procedure set forth in this Article 5, if (i) any of Public's, Superholdings' or Merger Sub's representations or warranties contained herein is or becomes or, when executed any Related Agreement would be, untrue or incorrect in any respect, except as will not have a Public Material Adverse Change, (ii) Public, Superholdings or Merger Sub fails to perform its covenants or agreements contained herein, or would be in breach of its respective covenants upon execution of any Related Agreement, in any respect, except as will not have a Public Material Adverse Change or (iii) any of LLC's conditions to the consummation of the transactions provided for herein shall become impossible to satisfy.

         (d) Drop Dead Date. By any of Public, Superholdings or the LLC if the Effective Time shall not have occurred on or before March 31, 2001 (the "Termination Date"), otherwise than as a result of any material breach of any provision of this Agreement by the party seeking to effect such termination, provided, however, that the Termination Date shall be extended by the number of days, if any, to cure any curable matter that is the subject of a notice under
Section 5.3 (Public's and Superholdings' Termination Procedure) or Section 5.4 (LLC's Termination Procedure).

         (e) Prohibition of the Reorganization. By any of Public, Superholdings or LLC if any federal or state court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the Reorganization and such order, decree, ruling or other action shall have become final and non-appealable, provided that neither party may terminate this Agreement pursuant to this Section 5.1(e) if it has not complied with its obligations under Section 4.1(a) (Joint Responsibilities);

      provided, however, the right to terminate this Agreement under this
Section 5.1 shall not be available to any party (i) that is in material breach of its obligations hereunder or (ii) whose failure to fulfill its obligations or to comply with its covenants under this Agreement has been the cause of, or resulted in, the failure to satisfy any condition to the obligations of either party hereunder.

      5.2 Notice of Problems. Each party will promptly give written notice to the other parties when any of them becomes aware of the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any fact or event that would cause or constitute, or would be likely to cause or constitute (i) any of its representations or warranties contained herein being or becoming untrue or incorrect, (ii) its failure to perform any of its covenants or agreements contained herein or (iii) any of its Delegated Conditions, or any condition to the obligation of the parties contained in
Section 3.1 (Joint Conditions), being or becoming impossible to satisfy.

      No such notice shall affect the representations, warranties, covenants, agreements or conditions of the parties hereunder, or prevent any party from relying on the representations and warranties contained herein.

      5.3 Public's and Superholdings' Termination Procedure. If Public or Superholdings discovers, by reason of a notice given pursuant hereto or otherwise, circumstances that would give it the right to terminate this Agreement pursuant to Section 5.1(b) (By Public or Superholdings), then Public or Superholdings shall deliver a notice to the LLC Parties of such circumstances, specifying the factual basis therefor in reasonable detail. The LLC Parties shall have the right to cure any such matter within 20 business days following the date of delivery of such notice. If such circumstances create a termination right pursuant to Section 5.1(b) (By Public or Superholdings), then after such notice and the LLC Parties' failure to cure, either of Public or Superholdings may terminate this Agreement by giving a notice of termination to the LLC Parties.

      5.4 LLC's Termination Procedure. If LLC discovers by reason of a notice given pursuant hereto or otherwise, circumstances that would give it the right to terminate this Agreement pursuant to Section 5.1(c) (By LLC), then LLC shall deliver a notice to Public, Superholdings and Merger Sub of such circumstances, specifying the factual basis therefor in reasonable detail. Public, Superholdings and Merger Sub shall have the right to cure any such matter within 20 business days following the date of delivery of such notice. Upon such notice and upon Public's, Superholdings' or Merger Sub's failure to cure, LLC may terminate this Agreement by giving a notice of termination to Public, Superholdings and Merger Sub.

      5.5 Effect of Termination. Upon termination hereof pursuant to this
Article 5, no party shall have any liability or continuing obligation to another party arising out of this Agreement, or out of actions taken in connection herewith, except that Article 10 (Indemnification) and Article 11 (Miscellaneous) shall survive termination hereof. Notwithstanding the foregoing, termination hereof shall not relieve any party from its liability for (i) the failure, prior to termination, of such party to perform or comply with its covenants or agreements or (ii) the representations or warranties made by such party being untrue or incorrect in any material respect when made. In addition to the foregoing, (a) if LLC terminates this Agreement because the issuance of the shares of Superholdings Stock pursuant to the Parent Merger or the adoption of the Subsidiary Merger Agreement shall not have been adopted by the holders of the requisite number of shares of capital stock of Public (including without limitation pursuant to Section 4.4 (Public Stockholders Meeting)) in the manner required pursuant to Public's certificate of incorporation and bylaws, the DGCL, or the rules of The Nasdaq Stock Market, as applicable, or other applicable law, when all other conditions to Closing are satisfied or waived, then Public shall pay a termination fee of $5.0 million to the LLC Parties and (b) if Public terminates this Agreement because it was not adopted by the requisite number of members interests of LLC Holdings (including, without limitation, pursuant to Section 4.6 (LLC Members Meeting; LLC Holdings)) in the manner required pursuant to LLC Holdings' organizational documents, the OLLCA and other applicable law, whenever such approval is necessary, when all other conditions to Closing are satisfied or waived, then the LLC Parties shall pay a termination fee of $5.0 million to Public.

                                   ARTICLE 6

              Representations and Warranties of LLC and the Members

      In this Article 6, LLC, LLC Holdings and the Subsidiaries are referred to collectively as the "Companies." The Companies (solely prior to Closing and with the understanding that the representations and warranties by or concerning LLC Holdings shall become effective on the date LLC Holdings enters into this Agreement) and the Members, jointly and severally, represent and warrant to Public, Superholdings and Merger Sub that except as set specifically forth on the Disclosure Schedules (which exceptions shall relate only to the Sections specifically identified in such Disclosure Schedules):

      6.1 LLC; Entry Into Agreements.

         (a) Organization and Existence. Each of the Companies is a limited liability company duly organized and validly existing under the laws of the State of Oregon. Each of the Companies has all requisite power and authority to own, lease and operate all properties and assets owned or leased by it and to conduct its business as previously and currently conducted by it. Each of the Companies is qualified to do business in each jurisdiction in which it is required to be so qualified, except where the lack of such qualification would not have a material adverse effect on such Company. The Disclosure Schedule to this Section 6.1(a) lists all jurisdictions in which any Company is qualified to do business as a foreign corporation and indicates which of the Companies is so qualified in each such jurisdiction.

         (b) Validity and Authorization; Power and Authority. Each of the Companies has full power and authority to consummate the Parent Merger and to execute, deliver and perform this Agreement, the Related Agreements and the other instruments called for hereby or thereby to which it is a party.

      The only vote of the holders (the "Members Required Vote") of the Members' Interests that was necessary to approve this Agreement, the Related Agreements, the Parent Merger, and the transactions contemplated hereby was the affirmative vote of the holders of 67% of the Final Percentage Interest (as defined in the operating agreements of LLC and LLC Holdings) of each of LLC Holdings and LLC. No other action by the LLC Parties was necessary to approve this Agreement, the Related Agreements, the Parent Merger, and the transactions contemplated hereby or thereby.

      This Agreement and the Related Agreements have been duly authorized, executed and delivered by each of the Companies and will constitute (or, in the case of Related Agreements or instruments called for hereby or thereby, to be executed by such Company at or before the Closing, upon execution will constitute) the legal, valid and binding obligation of such Company, enforceable against such Company in accordance with their terms.

      The Members have full requisite power and authority (or if natural persons, capacity) to execute, deliver and perform this Agreement, the Related Agreements and the other instruments called for hereby or thereby to which the Members are a party. This Agreement has been duly executed and delivered by the Members and constitutes (or, in the case of Related Agreements or instruments called for hereby, to be executed by the Members at or before the Closing, will constitute) the legal, valid and binding obligation of the Members, enforceable against the Members in accordance with its terms. The Disclosure Schedule to this Section 6.1(b) sets forth (i) the identity of all of the members of LLC and
(ii) their respective ownership of units of Members' Interests.

      The consent or vote of the Members in favor of the transactions contemplated by this Agreement and the Related Agreements was duly obtained pursuant to the organizational documents of LLC and LLC Holdings and all applicable state law (including Sections 63.130 and 63.487 of the OLLCA), and no right of first refusal or similar restriction on transfer applies to the conversion of the Members' Interests in the Parent Merger or the formation of LLC Holdings and LLC Holdings' acquisition of LLC.

         (c) Subsidiaries. Except as set forth in the Disclosure Schedule to this Section 6.1(c), no Company owns a majority of the capital stock or other equity interests entitled to vote generally in the election of the board of directors, board of managers, general partners or similar governing body of, directly or indirectly, any other corporation, partnership, association or other business entity and no Company is a party to any agreement relating to the acquisition or disposition of such an interest (such scheduled entities, the "Subsidiaries").

         The Subsidiaries are duly organized and validly existing under the laws of their states of organization and are in good standing under such laws. The Subsidiaries have all requisite power and authority to own, lease and operate all properties and assets owned or leased by them and to conduct their business as previously and currently conducted by them. The Subsidiaries are qualified to do business and are in good standing in each jurisdiction in which they are required to be so qualified, except where the lack of such qualification would not have a material adverse effect on the Subsidiaries. The Disclosure Schedule to this Section 6.1(c) lists all jurisdictions in which the Subsidiaries are respectively qualified to do business as a foreign entity.

         LLC has good, valid and marketable title to all of the issued and outstanding shares of capital stock or interests, as appropriate, free and clear of any Liens.

         (d) No Conflict. Except as set forth in the Disclosure Schedule to this
Section 6.1(d), neither the execution, delivery or performance of this Agreement or the Related Agreements, nor the consummation of the Parent Merger or the transactions contemplated hereby or thereby will (i) result in any violation of the terms of, (ii) contravene or conflict with, (iii) accelerate the performance of the obligations required under, (iv) constitute a default under, (v) give any right of termination or cancellation under or (vi) give any right to make any change in any of the liabilities or obligations under, the certificate of incorporation or similar organizational documents, bylaws, regulations or operating agreement of any Company, as appropriate, any Order, or any agreement, contract, note, bond, debenture, indenture, mortgage, deed of trust, lease, License, judgment, decree, order, law, rule or regulation or other restriction applicable to any Company or any Member or to which any Company or any Member is a party or by any Company or any Member or their respective property or assets are bound or affected that, in any such case, will result in a material adverse effect on any Company. Neither the execution, delivery and performance of this Agreement or the Related Agreements, nor the consummation of the transactions contemplated hereby or thereby will result in the creation of any Lien upon any of the properties or assets of any Company or the Members' Interests. No Member shall have the right to assert dissenters' or appraisal rights under applicable state law or otherwise have the right to demand cash or other payment for Members' Interests in the Parent Merger, other than the consideration provided in Section 1.2 (Terms of the Merger).

         (e) LLC Parties Consents Required. The Disclosure Schedule to this
Section 6.1(e) lists (i) all Approvals for which filing or other action is required by the LLC Parties, and (ii) all other material consents, approvals or authorizations of third parties required in connection with each party's (other than Public's, Superholdings' and Merger Sub's) valid execution, delivery or performance of this Agreement and the Related Agreements or the consummation of the Parent Merger or the Subsidiary Merger or any of the transactions contemplated hereby or thereby on the part of any of them, including but not limited to the consents required under the

Contracts and Licenses (collectively, the "LLC Parties Consents"). The Members have taken all other limited liability company actions necessary for the consummation by the Companies of the transactions contemplated by this Agreement and the Related Agreements.

         (f) State Takeover Statutes. No state takeover statute is applicable to any Company in connection with this Agreement, the Parent Merger or the other transactions contemplated hereby.

      6.2 Financial Information.

         (a) Financial Statements; Books and Records. Included in the Disclosure Schedule to this Section 6.2(a) are true and correct copies of (i) the audited consolidated balance sheets for LLC and the Subsidiaries at December 31, 1999 and the related statement of profit and loss and cash flows for the one-year period then ended, (ii) the unaudited consolidated balance sheet for LLC and the Subsidiaries at March 31, 2000 and the related statement of profit and loss for the three-month period then ended and (iii) when delivered pursuant hereto, financial statements of the kind and character prepared in conjunction with the Credit Agreement, copies of all financial statements delivered to LLC Parties' Board of Managers, and electronic copies of all general ledger records commonly referred to as "QuickBooks" (collectively, the "LLC Financial Statements").

      The LLC Financial Statements fairly present the financial position of LLC and the Subsidiaries as of the dates thereof and the results of LLC's and the Subsidiaries' operations and cash flows for the periods then ended, in accordance with GAAP, except for the variances from GAAP set forth in the notes to the LLC Financial Statements, subject, in the case of the LLC Financial Statements listed in items (ii) and (iii) of the immediately-preceding paragraph, to normal recurring period-end adjustments and absence of notes and a statement of cash flows in each case that, if presented, would not differ materially from those included in the financial statements for the fiscal year ended December 31, 1999 and the financial data set forth in the LLC Financial Statements listed in items (ii) and (iii).

      Each of the Company's books and records (including without limitation, all financial records, business records, minute books, ownership transfer records, customers lists, referral source lists and records pertaining to services or products delivered to customers) (i) are complete and correct in all material respects and all transactions to which such Company is or has been a party are accurately reflected therein and (ii) form an adequate basis for the such Company Financial Statements.

      "GAAP" shall mean those generally accepted accounting principles and practices which are used in the United States and recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods, so as to properly reflect the financial position, results of operations and operating cash flow on a consolidated basis of the party, except that any accounting principle or practice required to be changed by the Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee) in order to continue as a generally accepted accounting principle or practice may be so changed for periods for which such change is applicable.

         (b) Conduct of Business. Except as specifically contemplated herein, since December 31, 1999, no Company has (i) changed its outstanding members' interests; granted any option or right to purchase members' interests; issued any security convertible into such members' interests; granted any registration rights; purchased, redeemed, retired or otherwise acquired any members' interests; or declared or paid any distribution or payment in respect of members' interests; (ii) amended its organizational documents or, regulations or operating agreement; (iii) sold or transferred (other than in the ordinary course of business) any assets with a fair market value in excess of $50,000 individually, or $100,000 in the aggregate; (iv) mortgaged, pledged or subjected to any Lien or other encumbrance any assets; (v) incurred or become subject to any debt, liability (including indemnification, guaranty and repurchase obligations) or lease obligation, other than trade liabilities incurred in the ordinary course of business that do not exceed $50,000 individually, or $100,000 in the aggregate; (vi) incurred obligations or entered into contracts outside of the ordinary course of business or providing aggregate payments in excess of $100,000; (vii) suffered any damage, destruction or loss of any assets in the aggregate in excess of $500,000; (viii) experienced any equipment malfunction that interferes with the conduct of its business; (ix) waived or relinquished any rights or canceled or compromised any debt or claim owing to it, in either case, without adequate consideration or not in the ordinary course of business in excess of $50,000 in the aggregate; (x) made any change in its accounting methods or practices, including the method of calculating reserves for Taxes;
(xi) made any material change in its billing and collection practices and procedures; (xii) paid any bonuses or made any increase in the compensation, commissions or benefits payable or to become payable to any of its officers, directors, employees, consultants or agents over the amounts paid or payable as of such date, or entered into or terminated any employment, consulting, deferred compensation, severance or bonus agreement with any of such parties, or made any loan, or commitment to loan, monies to any such parties, other than customary cash travel advances which do not exceed $25,000 in the aggregate at any time;
(xiii) declared or made any dividend, payment or distribution to the members of LLC other than ordinary employment compensation; (xiv) entered into any transaction with any of its or LLC's Affiliates (including without limitation by paying, distributing or transferring any funds or assets to the members of LLC, whether in their capacity as members of LLC or in any other capacity, other than the payment of employment compensation to members of LLC who are employees);
(xv) made any capital expenditures except as set forth in Budget Model 9.5 attached as the Disclosure Schedule to this Section 6.2(b); (xvi) acquired any business or business operations or (xvii) agreed to do any of the foregoing.

         (c) No Material Adverse Effect. Except as contemplated by this Agreement, since the date of the most recent LLC Financial Statements delivered prior to the date hereof, each Company has conducted its business only in the ordinary course consistent with past practice and there has been no event or occurrence that has caused a material adverse effect on such Company other than (i) operating losses in the ordinary course of business or (ii) economic conditions affecting the U.S. economy generally or the telecommunications industry generally.

         (d) Projections. The forecasts and projections (the "Projections") attached as the Disclosure Schedule to this Section 6.2(d) have been prepared on the basis of the assumptions set forth therein and are arithmetically correct. As of the date of this Agreement, all of the estimates and assumptions upon which the Projections are based are believed in good faith by each Company, as of the date of this Agreement, to be reasonable.

      6.3 Members' Interests.

         (a) Capitalization. The Members' Interests of LLC consist of
31,558,046 units and no preferred units. There are no other equity interests of LLC either authorized or outstanding. All of the issued and outstanding units have been duly authorized and validly issued, are fully paid and nonassessable and are free and clear of any preemptive rights. No certificates have been issued to represent the Members' Interests. There are no outstanding preemptive, conversion or other rights, or other options, warrants or agreements granted by, issued by, or binding upon, any Company for the issuance, sale, purchase, repurchase, redemption, acquisition or other transfer of its equity securities. The Disclosure Schedule to this Section 6.3(a) identifies the holders of all of the Members' Interests.

         (b) Capitalization of LLC Holdings. Upon formation, the Members' Interests of LLC Holdings shall consist of one unit and no preferred units. There will be no other equity interests of LLC Holdings either authorized or outstanding. All of the issued and outstanding units will be duly authorized and validly issued, fully paid and nonassessable and free and clear of any preemptive rights. No certificates will be issued to represent the Members' Interests. There will be no outstanding preemptive, conversion or other rights, or other options, warrants or agreements granted by, issued by, or binding upon, LLC Holdings for the issuance, sale, purchase, repurchase, redemption, acquisition or other transfer of its equity securities. The Disclosure Schedule to this Section 6.3(b) identifies the holders of all of the Members' Interests. The formation of LLC Holdings and its acquisition of LLC as contemplated hereby will result in LLC Holdings' becoming the sole owner of LLC, holding its interest in LLC free and clear of Liens created by the members of LLC in the Members' Interests.

         (c) Ownership and Transfer by Members. Each Member represents that it has good, valid and marketable title to the units of Members' Interests owned by it, free and clear of any Liens. Each Member represents that it is not a party to any contract, agreement or understanding (other than this Agreement) relating to the issuance, sale, redemption, purchase, repurchase, acquisition or other transfer or voting of any units of Members' Interests or any other equity security of any Company, other than LLC's operating agreement. There is no plan or intention on the part of any Member to sell, exchange, transfer or otherwise dispose of any


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


Superholdings Stock to be received by such Member. The Disclosure Schedule to this Section 6.3(c) lists all members of LLC (and upon formation, LLC Holdings) and the number of Units of Members' Interests held by each member. Consummation of the transactions contemplated by this Agreement will result in Superholdings' becoming the sole owner of LLC Holdings and LLC, holding its interests in LLC Holdings and LLC free and clear of Liens created by the members of LLC Holdings in the Members' Interests.

         (d) VAR Plan. The Disclosure Schedule to this Section 6.3(d) lists the name, position, number of units, date of grant and strike price for each participant in the VAR Plan.

      6.4 Assets.

         (a) Personal Property.

                 (i) Title. LLC or a Subsidiary is the sole owner of the assets reflected in the LLC Financial Statements and has good and marketable title to all such assets that are personalty (the "Personal Property") (other than the leased Personal Property described below), in each case free and clear of all Liens, except for (A) liens for non-delinquent taxes and assessments, (B) liens of lessors arising under statute (C) other claims and encumbrances, charges or statutory liens that do not materially detract from the value of, or impair the use or transfer of, such Personal Property and (D) inchoate statutory liens for amounts not yet payable ("Permitted Liens"). For purposes hereof, "Liens" shall mean security interests, liens (choate or inchoate), encumbrances, mortgages, pledges, equities, charges, assessments, easements, covenants, restrictions, reservations, defects in title, encroachments and other burdens, whether arising by contract or under law. With respect to any Personal Property that is leased, LLC or the applicable Subsidiary is in compliance with each such lease and is the sole holder of a valid and subsisting leasehold interest, free and clear of any Liens, other than Permitted Liens. The Disclosure Schedule to this Section 6.4(a)(i) lists all lease agreements, service agreements or other agreements related to leased Personal Property (the "Equipment Leases").

                 (ii) Facilities and Equipment. All buildings, facilities, offices, improvements on real estate, fixtures, machinery, equipment, computer hardware and software, vehicles or other properties, owned or leased by the Company for the conduct of its business (A) have been maintained in accordance with maintenance practices that are standard for such Company's industry, are prudent, and are in compliance with all applicable laws and regulations, and (B) are in good condition and repair.

                 (iii) Bank Accounts. The Disclosure Schedule to this Section 6.4(a)(iii) sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which any Company maintains accounts of any nature (collectively, the "Accounts"), the numbers of such accounts and the names of all persons authorized to draw thereon or to make withdrawals therefrom.


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


         (b) Real Property.

             (i) Fee Simple. The Disclosure Schedule to this Section 6.4(b)(i) sets forth a legal description of each parcel of real property owned by any Company and identifies which Company owns such real property, including but not limited to those properties reflected on the LLC Financial Statements, (the "Real Property"), together with a summary description of the buildings, structures and improvements thereon. Except as set forth in the Disclosure Schedule to this Section 6.4(b)(i), such Company has good and marketable title in fee simple absolute to all Real Property, and to the buildings, structures and improvements thereon, in each case free and clear of all Liens other than Permitted Liens. Except for such leases and tenancies as are particularly described in the Disclosure Schedule to this Section 6.4(b)(i), such Company has not granted any leases on, and there are no tenancies of, the Real Property or any part thereof.

             (ii) Leases; Easements and Other Interests. The Disclosure Schedule to this Section 6.4(b)(ii) sets forth (A) a description of the nature of each Company's use of the land, premises, buildings, structures and improvements held by lease or license and a description of the basic terms of the lease or license involved and (B) a list of all other material easements, concessions, contracts and instruments, whether or not in writing, relating to or affecting real property or any interest therein to which any Company is a party or by which the assets of any Company or any Company's business is bound or affected. The interests described in items (A) and (B) above are collectively referred to herein as the "Leased Premises" and the leases, licenses, easements, concessions, contracts and instruments described in items (A) and (B) above (as well as any leases and tenancies described in the Disclosure Schedule pursuant to item (b)(i)), are collectively referred to herein as the "Real Estate Contracts."

      The Company identified as such in the Disclosure Schedule to this Section 6.4(b)(ii) is the sole holder of valid and subsisting leasehold interests or licenses in the Leased Premises free and clear of any Liens, other than Permitted Liens except, in the case of Tower Leases, for the co-location rights of other tenants. All lease or rental payments and other amounts due and payable in connection with the Real Estate Contracts are current, there are no defaults by such Company with respect thereto or, to the Companies' knowledge, by any other party thereto and no event has occurred that with the passing of time or the giving of notice or both would constitute a default (x) by such Company thereunder or (y), to the Companies' knowledge, by any other party thereunder. All options in favor of such Company to purchase any of the Leased Premises, if any, are in full force and effect and are described in the Disclosure Schedule to this Section 6.4(b)(ii). To the extent applicable to the Leased Premises, such Company is in possession of the Leased Premises and, subject to the terms of the related Real Estate Contract, has the right to quiet enjoyment of the Leased Premises for the full term of the related Real Estate Contract and any renewal option related thereto. No Real Estate Contract is terminable as a result of the transaction contemplated herein, and no leasehold or other interest of such Company in such real property is subject or subordinate to any Lien, other than Permitted Liens.

             (iii) Eminent Domain. Neither the whole nor any portion of any Real Property or Leased Premises has been condemned, taken by right of eminent domain,

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


requisitioned or otherwise taken by any public authority and no Company has received written notice from any governmental body with power of eminent domain of any pending or threatened taking by eminent domain, requisition or condemnation.

             (iv) Ingress and Egress. Other than with respect to Tower Leases, each Company has all easements and rights of ingress and egress necessary for utilities and services and for all operations of its business in the manner and to the extent previously conducted by it.

             (v) Improvements. Other than with respect to Tower Leases, (i) none of the improvements included in the Real Property or Leased Premises (A) are in violation of any building line or use or occupancy restriction, limitation, condition or covenant of record or any zoning or building law, code or ordinance or public utility or other easement or (B) encroaches on the property rights of any other person or entity, (ii) each facility located on the Real Property or Leased Premises currently is served by gas, electricity, water, sewage and waste disposal and rail and other utilities adequate to operate such facility, and none of the utility companies serving any such facility has threatened LLC with any reduction in service, (iii) such utilities either enter the Real Property and Leased Premises through adjoining public streets or, if they pass through adjoining private land, do so in accordance with valid, permanent public or private easements which, following the Closing, will inure to the benefit of Superholdings, its successors and assigns and (iv) all of said utilities are installed and operating and all installation and connection charges have been paid for in full. The continued maintenance and operation of the Real Property and Leased Premises as currently maintained and operated is not dependent on facilities, equipment, or other assets located at property other than the Real Property or the Leased Premises, which facilities, equipment or assets may become unavailable.

             (vi) Tower Leases. With respect to leases or licenses of tower space to which LLC is a party ("Tower Leases"), (A) to LLC's knowledge, there are no applications, ordinances, petitions, resolutions or other matters pending before any governmental agency having jurisdiction to act on zoning changes that would prohibit or make nonconforming the use of any of the Leased Premises by LLC, (B) LLC has good and valid easement rights providing reasonable access and utilities to and from the Leased Premises under the Tower Leases, (C) LLC has not voluntarily granted any, and is not a party to any agreement providing for, and LLC has no knowledge of, any easements, conditions, restrictions, reservations, rights or options that would adversely affect the use of any of the Leased Premises under the Tower Leases for the same purposes and uses as such Leased Premises have been used by LLC, except for Permitted Liens.

             (vii) Leased Premises Taxes. To the extent any Company is liable for payment therefor, there is no Tax assessment pending or, to the Companies' knowledge, threatened, with respect to any portion of the Leased Premises, except for ad valorem taxes for the calendar year 2000.

         (c) Intellectual Property.


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




             (i) Intellectual Property . The term "Intellectual Property" shall include all fictitious business names, trade names, registered and unregistered trademarks, service marks and applications owned, used or licensed by any Company (collectively, "Marks"), all patents and patent applications (if any) owned, used or licensed by any Company (collectively, "Patents"), all registered and unregistered copyrights (if any) in both published works and unpublished works owned, used or licensed by any Company (collectively, "Copyrights"), and all know-how, inventions, trade secrets, confidential information, software, technical information, process technology, plans, drawings and blue prints owned, used or licensed by any Company as licensee or licensor (collectively, "Trade Secrets"). The Intellectual Property also includes all such rights and assets of any Company under all contracts to which any Company is a party or by which any Company is bound relating to the Intellectual Property including, without limitation, contracts by which any Company licenses Intellectual Property to third parties and contracts by which third parties license to, or otherwise permit the use of its intellectual property by, any Company (collectively, "Technology Contracts"). Each Company is, and to the Companies' knowledge, each other party to the Technology Contracts is, in compliance with all Technology Contracts, is not currently in default thereunder, and no event has occurred that with the passing of time or the giving of notice or both would constitute a default thereunder. The Disclosure Schedule to this Section 6.4(b) lists all Intellectual Property owned by LLC.

             (ii) Ownership. Except with respect to Intellectual Property licensed by a Company from a third party pursuant to a Technology Contract, one or more of the Companies is the owner of all right, title and interest in and to the Intellectual Property free and clear of all Liens. The Intellectual Property includes all such property necessary for the operation of the respective businesses of the Companies (A) as they currently are proposed to be, and have been, conducted and (B) without violating or infringing upon the rights of any third party. Without limiting the foregoing, each Company is properly licensed to use all computer software (and copies thereof) used by it. No current or former employee of any Company has any rights to any Intellectual Property. No right, license or consent of, or payment to, any third party will be required after consummation of the transactions contemplated hereby for the continued use of the Intellectual Property by LLC and the Subsidiaries.

             (iii) Technology Contracts. The Disclosure Schedule to this Section 6.4(c)(iii) contains an accurate and complete list of all of the Technology Contracts, including all of the parties to each Technology Contract.

             (iv) Trademarks. The Disclosure Schedule to this Section 6.4(c)(iv) contains an accurate and complete list of all Marks for which registration has been obtained or for which application to registration has been filed, including application and registration dates and numbers, and jurisdiction thereof, and all other Marks, as well as which Company owns each Mark. No Mark is infringed or has been challenged or threatened in any way, and the Companies are not aware of any potentially interfering mark or application therefor of any third party. None


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


of the Marks infringe or are, or have been, alleged to infringe any business name, trade name, trademark, service mark or other right of any third party.

             (v) Patents. The Disclosure Schedule to this Section 6.4(c)(v) contains an accurate and complete list of all Patents, including application and issuance dates and numbers, jurisdictions thereof, and which Company holds each Patent. All the Patents are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within one year from the date hereof. No Patent has been or is now involved in any interference, reissue, reexamination or opposition proceeding. To the Companies' knowledge after due inquiry, there is no potentially interfering patent or patent application of any third party. No Patent is infringed or, to the best of the Companies' knowledge, has been challenged or threatened in any way. None of the processes or know-how used by any Company, infringe or are alleged to infringe any patent or other right of any third party. Notwithstanding the foregoing, no representation or warranty is made regarding patents, processes or know-how owned or licensed by Sprint.

             (vi) Copyrights. The Disclosure Schedule to this Section 6.4(c)(vi) contains an accurate and complete list of all registered Copyrights, including application and registration dates and numbers, jurisdictions thereof and which Company holds each Copyright and which Company owns each Trade Secret. None of the Copyrights infringe or are, or have been, alleged to infringe any copyright or any other right of any third party.

         (d) Contracts.

             (i) Definition. The Disclosure Schedule to this Section 6.4(d)(i) lists all agreements, contracts, notes, bonds, debentures, indentures, mortgages, deeds of trust, leases, licenses, obligations, promises, settlements, repurchase obligations (including, but not limited to, repurchase obligations pertaining to whole loan sales, securitizations, pooling and servicing agreements, servicing agreements and other such agreements and understandings (whether written or oral and whether express or implied) (together with the Equipment Leases, the Real Estate Contracts and the Technology Contracts, the "Contracts")) that are material to the business of any Company, including without limitation all the foregoing (A) that provide for future payments, claims or obligations to or from any Company of $25,000 or more per year or $100,000 or more over the term thereof or (B) that are (1) collective bargaining agreements or other agreements with any labor union, (2) joint venture agreements, partnership agreements or other agreements involving a sharing of profits, losses, costs or liabilities, (3) agreements containing covenants that in any way purport to restrict the business activity of any Company or limit the freedom of any Company to engage in any line of business or to compete with any other person, (4) standard forms of agreements providing for payments to or for any person based on sales, originations, closings, purchases or profits (other than direct payments for goods), (5) powers of attorney, (6) agreements providing for the payment of special or consequential damages in excess of $100,000 by any Company, (7) agreements relating to capital expenditures


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in excess of $200,000 by any Company, (8) warranties regarding products or services, guarantees or other similar undertakings by any Company in excess of $100,000, (9) agreements involving indemnification for obligations of third parties, (10) employment, secrecy, proprietary information, noncompetition, restrictive covenant, or confidentiality agreements with key employees, (11) requirements or output contracts, (12) business alliance or joint marketing agreements, (13) agreements with Sprint or any of its affiliates, (14) documents related to debt for borrowed money or (15) amendments, modifications or supplements to any of the foregoing. As used herein, the term "Contracts" also shall be deemed to refer to all agreements between any Company, on the one hand, and any Member, any affiliate of any Member, or any director or executive officer of any Company, on the other hand.

             (ii) Sprint Agreements. LLC has complied in all material respects with the following agreements with Sprint Corporation (which agreements are included in the definition of "Contracts," set forth above):

                  (A) Sprint PCS Management Agreement, dated as of January 25, 1999, by and between Sprint Spectrum, LP and WirelessCo, LP, as amended by addenda dated January 25, 1999 and April 12, 2000 (collectively, the "Sprint Management Agreement").

                  (B) Sprint Spectrum Trademark and Service Mark License Agreement, dated as of January 25, 1999, by and between Sprint Spectrum, LP and LLC.

                  (C) Sprint Trademark and Service Mark License Agreement, dated as of January 25, 1999, by and between Sprint Communications Company, LP and LLC.

                  (D) Sprint PCS Services Agreement, dated as of February 9, 2000, by and between Sprint Spectrum, LP and LLC.

                  (E) Asset Purchase Agreement, dated as of April 12, 2000, by and between Sprint Spectrum L.P., Sprint Spectrum Equipment Company, L.P. and Sprint Spectrum Realty Company, L.P. and LLC.

                  (F) Custom Service Agreement, dated as of February 9, 2000, by and between Sprint Communications Company L.P. and LLC.

                  (G) Consent and Agreement, dated as of April 12, 2000, by and between Sprint Spectrum L.P., Sprint Communications Company, L.P., and WirelessCo, L.P. and CoBank.

                  (H) Build-out. The LLC Parties' build-out of the Service Area Network in the Service Area as such terms are defined, pursuant to the Build-out Plan approved by Sprint, is on schedule. As of the date hereof, no Company has violated or failed to meet any contract date.


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


                  (I) Sprint PCS Technical Program Requirements. LLC has complied with all Sprint PCS Technical Program Requirements, as defined in the Sprint Management Agreement, in all material respects.

                  (J) Sprint PCS Program Requirements. LLC has complied with all Sprint PCS Program Requirements, as defined in the Sprint Management Agreement, in all material respects.

                  (K) Sprint PCS Customer Service Standards. LLC has complied with all Sprint PCS Customer Service Standards, as defined in the Sprint Management Agreement, in all material respects.

                  (L) Sprint PCS Insurance Requirements. LLC has complied with the Sprint PCS Insurance Requirements, as defined in the Sprint Management Agreement, in all material respects.

                  (M) Sprint Management Agreement. No Event of Termination (as defined therein) has occurred under the Sprint Management Agreement.

             (iii) LLC Credit Agreement.

                  (A) As of the date hereof, the Credit Agreement (the "Credit Agreement") by and among LLC, as borrower, and CoBank, as administrative agent and a lender, and the other lenders referred to in the Credit Agreement (collectively, the "Lenders") and all other Loan Documents (as that term is defined in the Credit Agreement), are in full force and effect, without any amendments, and no Default (as that term is defined in the Credit Agreement) (a "Default") (including, without limitation, by reason of any of LLC's representations or warranties therein failing to be true and correct) exists and no Event of Default (as that term is defined in the Credit Agreement) (an "Event of Default") (including, without limitation, by reason of any of LLC's representations or warranties therein failing to be true and correct) has occurred or is continuing under the Credit Agreement, nor has any Company received any notice from any Lender alleging that a Default or an Event of Default has occurred or is continuing, except as listed and explained on the Disclosure Schedule to this Section 6.4(d)(iii)(A).

                  (B) As of the date hereof, the current interest rate under the Credit Agreement is LIBOR plus 3.25%.

                  (C) As of the date hereof, the amount of the Commitment (as that term is defined in the Credit Agreement) under the Credit Agreement is $45,000,000. The amount borrowed by LLC and outstanding under the Credit Agreement (including interest any other fees and charges due or accrued) as of June 1, 2000 is $8,062,863. The "Expiration Date" (as that term is defined in the Credit Agreement) is March 31, 2008.

                  (D) As of the date hereof, LLC has not been required to make any mandatory repayments under Sections 1.6(D) and 1.7 of the Credit Agreement, except as listed on the Disclosure Schedule to this Section 6.4(d)(iii)(D).

                  (E) The transactions contemplated herein will not cause an Event of Default, or otherwise cause LLC to violate any covenant or warranty of LLC under the Credit Agreement. LLC has obtained all consents required to be obtained (from any party whatsoever) under the Credit Agreement, with respect to the transactions contemplated herein. LLC has attached copies of all necessary consents as the Disclosure Schedule to this Section 6.4(d)(iii)(E).

                  (F) LLC has attached, as the Disclosure Schedule to this
Section 6.4(d)(iii)(F), a copy of the most recent Compliance Certificate provided to the administrative agent in accordance with the Credit Agreement. The information contained in the Compliance Certificate is true and correct as of May 26, 2000.

                  (G) All members of LLC have made contributions to LLC, as and when required by the Undertaking Agreement (as that term is defined in the Credit Agreement) and any other Loan Document (as that term is defined in the Credit Agreement).

                  (H) The Vendor Guaranty (as that term is defined in the Credit Agreement) executed by Lucent is in full force and effect, without any amendment, and will not be adversely effected by the transactions contemplated herein.

                  (I) The earliest date that Superholdings will be required to make capital contributions, if any, pursuant to the equity contribution requirements of the Credit Agreement will be on December 31, 2000, based on current estimates of the cash requirements of LLC, which LLC believes are reasonable.

             (iv) Legally Binding. All of the Contracts are legal, valid and binding on the parties thereto, are in full force and effect and represent legitimate transactions; no Company is in violation of or default under any of the Contracts and, to the Companies' knowledge, no other party to any Contract is in material violation or default thereunder; no event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a material violation or default by any Company or any other party thereto, under any Contract; there are no outstanding, and to the Companies' knowledge, no threatened, disputes or disagreements with respect to any of the Contracts; no Company has released any material rights under any Contract; no Company is subject to any legal obligations to renegotiate, nor is there any right to renegotiate, any Contract; and no Company is subject to any liability, or claim therefor, for or with respect to price adjustment under any Contract with the United States Government or any agency thereof, including any liability for defective pricing.

             (v) Material Contracts. The Contracts constitute all of the material contracts, leases and agreements necessary for the conduct of the businesses of the Companies in the manner and to the extent conducted respectively by them. All rights of the Companies under the Contracts will be enforceable by Superholdings, LLC or a Subsidiary after the Closing without the consent or agreement of any other party.

             (vi) Copies. The Companies have delivered or made available to Public true and complete copies of each Contract, including all amendments thereto. There are no unwritten amendments to, or waivers under, any Contract.

         (e) Necessary Assets. Each Company owns all assets, rights, and properties necessary for the conduct of its business in the manner and to the extent currently conducted including, without limitation, all items of property reflected in the LLC Financial Statements other than (i) assets disposed of in the ordinary course of business since March 31, 2000 and (ii) equipment subject to financing leases.

      6.5 Liabilities.

         (a) No Liabilities. No Company has any debt, guaranty, liability or obligation of the type required to be disclosed pursuant to GAAP to any Member or an Associate or Affiliate of such Member. No Company has any debt, guaranty, liability or obligation of the type required to be disclosed pursuant to GAAP in excess of $50,000 individually or $100,000 in the aggregate, in each case, of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, and whether known or unknown, whether or not presently quantifiable, and there is no basis for the assertion against it of any such debt, guaranty, liability or obligation except to the extent set forth or reserved against in full in the LLC Financial Statements. The consolidated current liabilities of the Companies incurred in the ordinary course of business do not exceed $1.1 million in the aggregate (excluding current maturities of interest bearing debt and accounts payable for fixed asset purchases).

         (b) Tax Matters.

             (i) Filings. Each Company has filed or will timely file all Tax Returns that it was or is required to file on its behalf and on behalf of any other party. All such Tax Returns were correct and complete in all material respects. All Taxes due and owing by any Company (whether or not shown on any Tax Return, whether known or unknown, asserted or unasserted) have been paid. No Company is a party to any tax sharing or other agreement that will require any payment with respect to Taxes. No Company currently is the beneficiary of any extension of time within which to file any Tax Return. No Company has waived any statute of limitations in respect of Taxes or has agreed to any extension of time with respect to a Tax assessment or deficiency or the collection of Taxes.

             (ii) Additional Taxes. No Company expects any taxing authority or other governmental unit to assess any additional Taxes in excess of reserves or prior payment with respect to any periods ending on or before the date hereof. No taxing authority or other governmental unit has proposed or threatened any assessment, deficiency, adjustment, dispute or claim concerning any Tax Return or any Tax liability of any Company. There is no unpaid assessment, deficiency or adjustment concerning any Tax Return or Tax liability of any Company. To the Companies' knowledge, none of the Tax Returns of any Company has been selected for or is now under audit or examination by any taxing authority or other governmental unit. There are no suits, actions, proceedings or investigations pending or, to the Companies' knowledge, threatened against any Company with respect to any Taxes.

             (iii) Withholdings. Each Company has withheld and timely deposited or paid all Taxes required to have been withheld and deposited or paid in connection with amounts paid or owing to any employee, independent contractor, creditor, Members or other third party.

             (iv) Specific Code Provisions. No Company has made any payments, is obligated to make any payments, or is a party to any agreement that under any circumstances could obligate it to make any payments that would be characterized as "excess parachute payments" under Section 280G of the Code. None of the assets of any Company (A) is property which is required to be treated as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code; (B) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code; or (C) is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Each Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662. No Company (x) is a party to any Tax allocation or sharing agreement; (y) has been a member of an affiliated group filing a consolidated federal income Tax Return; or (z) has liability for the Taxes of any person under Treasury Regulations Section 1.1502-6 or any similar provision of state, local, or foreign law, as a member of a consolidated group, transferee or successor, by contract, or otherwise. No Company has agreed to make, nor is any Company required to make, any adjustment under Section 481(e) by reason of a change in accounting method or otherwise. Neither the Members nor any Company is a person other than a United States person within the meaning of the Code and the transaction contemplated herein is not subject to the withholding provisions of Section 3406 of the Code or subchapter A of Chapter 3 of the Code.

             (v) Unpaid Taxes. The unpaid Taxes of the Companies, including all Taxes not yet due for present and prior periods, whether known or unknown, asserted or unasserted do not exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax basis in assets and liabilities) included in LLC Financial Statements, as adjusted for the passage of time through the Closing Date.


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


      As used herein, the term "Taxes" means all federal, state, local, foreign and other governmental net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes; and the term "Tax Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes.

         (c) Litigation.

             (i) Proceedings. There is no pending action, arbitration, audit, charge, complaint, demand, hearing, investigation, litigation or suit (whether civil, criminal, administrative (including, without limitation, Equal Employment Opportunity Commission, Department of Labor or Office of Federal Contract Compliance, National Labor Relations Board, and similar state or federal agencies), investigative or informal) (collectively, "Proceedings") that has been received or commenced by or against LLC that otherwise relates to or may affect the Parent Merger, the LLC Parties, the Members' Interests, this Agreement, any Related Agreement or the transactions contemplated herein or therein, and, to the LLC Parties' knowledge, no such Proceedings have been threatened. Each Member represents that there is no Proceeding that has been received or commenced by or against such Member and that relates to the LLC Parties that otherwise relates to or may affect the Parent Merger, the LLC Parties, the Members' Interests, this Agreement, any Related Agreement or the transactions contemplated herein or therein nor is there any basis therefor, and, to such Member's knowledge, no such Proceedings have been threatened.

             (ii) Orders. There is no award, decision, injunction, judgment, order, ruling, subpoena, writ or verdict of any court, arbitrator or government agency or instrumentality to which LLC is subject that relate to or affects the Parent Merger, the LLC Parties, the Members' Interests, this Agreement, any Related Agreement or the transactions contemplated herein or therein is subject or by which any of the foregoing may be affected. Each Member represents that there is no award, decision, injunction, judgment, order, ruling, subpoena, writ or verdict of any court, arbitrator or government agency or instrumentality to which such Member is subject and that relates to or affects the Parent Merger, the LLC Parties, the Members' Interests, this Agreement, any Related Agreement or the transactions contemplated herein and therein (collectively, the "Orders").

             (iii) Disclosure Schedule. The Disclosure Schedule to this Section 6.5(c)(iii) sets forth a brief description of each Proceeding pending or, to the Companies' knowledge, threatened, at the date hereof.

         (d) Employee Liabilities. The Disclosure Schedule to this Section 6.5(d) accurately lists as of the date set forth therein, (i) the hire date of and year-to-date compensation

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


paid to each employee of each Company (specifying as to each such employee the respective amounts of base salary, bonus and commissions paid to such employee),
(ii) the monthly salary of each employee for each of the last 12 months, (iii) all written employee policies of each Company and (iv) all accrued and unpaid commissions, bonus payments or vacation pay due to employees of each Company as of May 31, 2000 and (v) all obligations owned to any persons under the VAR Plan.

         (e) Warranties. There are no express warranties with respect to the quality or absence of defects of its systems, products or services that any Company has sold or performed which are in force as of the date hereof except as are described in the Disclosure Schedule to this Section 6.5(e).

      6.6 Business.

         (a) Suppliers. No Company has knowledge of any intention or indication of intention by a Significant Supplier or an Alliance Party to terminate its business relationship with any Company or to limit its business relationship with any Company in any respect. As used herein, "Significant Supplier" means any of the 10 largest suppliers (measured by dollar value of goods purchased) of LLC for the two-year period ended May 31, 2000.

         (b) Insurance. Each Company maintains insurance policies on its assets, and upon its business and operations, against loss or damage, risks, hazards and liabilities (the "Policies"), with insurers the Companies reasonably believe to be financially sound and reputable. The premiums due and owing with respect to the Policies have been paid, premiums not yet due have been adequately accrued for, and no Company has received any notice of cancellation or of intention not to renew any such Policy. The Disclosure Schedule to this Section 6.6(b) contains a list of the Policies, copies of which have been provided to Public. The Disclosure Schedule to this Section 6.6(b) sets forth a list of each other insurance policy or insurance contract relating to any Company or the business of any Company pursuant to which any Company is or may hereafter be entitled to assert claims for insurance coverage (the "Prior Policies"). The covered Company or Companies have timely pursued all rights to recover (if any) under the Policies and the Prior Policies.

         (c) Employees. No officer, employee or independent contractor of any Company is in violation of any term of any contract, proprietary information agreement, noncompetition agreement, or any other agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such person to be engaged by such Company or to the use of trade secrets or proprietary information of others (an "Outside Confidentiality Agreement"), and the engagement of such persons by such Company before or after the Closing does not and will not subject any Company, Superholdings or Public to any liability with respect thereto. There are neither pending, nor to the Companies' knowledge, threatened, any Proceedings with respect to any Outside Confidentiality Agreement. The Disclosure Schedule to this Section 6.6(c) lists every Outside Confidentiality Agreement to which any Company's officers or technical staff are a party, about which the Companies have knowledge.

      There is no labor strike, dispute, slowdown, picketing or stoppage pending or, to the Companies' knowledge, threatened against or directly affecting any Company, nor has any Company experienced any of the foregoing since its formation. No Company is subject to any collective bargaining agreement. No union representation question exists and, to the Companies' knowledge, there has been no union organization effort respecting the employees of any Company. No Company is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such employees. The Disclosure Schedule to this Section 6.6(c) lists every retired employee entitled to receive compensation from any Company or to participate in any benefit plan of any Company. The books and records of each Company accurately reflect all changes in compensation since such Company's formation.

      There are no employment agreements with any past or former employee of any Company which provide or create a right to continued employment or compensation. All employees of each Company are, and have been, employed for an indefinite period and are, and have been, terminable at will, with or without cause, and without cost to any Company for severance obligations, or any other liability, except for payment of accrued salaries or wages and vacation pay. No employee or former employee has any right to be rehired by any Company prior to the hiring of a person not previously employed by such Company. To the Companies' knowledge, no officer, director or key employee intends to terminate employment with any Company.

         (d) Worker's Compensation. Each Company subscribes to, or is otherwise insured under, the worker's compensation or similar statute in every state in which it owns or leases real estate or has employees. The Disclosure Schedule to this Section 6.6(d) lists all material claims filed by employees of any Company in respect of employment-related injury or illness since its formation. No Company has received any report or notice from the Occupational Safety and Health Administration.

         (e) ERISA. The Disclosure Schedule to this Section 6.6(e) lists each employee benefit plan, program, arrangement and contract (including each "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any bonus, deferred compensation, stock bonus, stock, purchase, restricted stock, stock option, employment, termination, stay agreement or bonus, value appreciation, change in control and severance plan, program, arrangement or contract that any Company maintains or ever has maintained, or to which any Company contributes, ever has contributed or ever has been required to contribute (collectively, the "Employee Benefit Plans"). Each Employee Benefit Plan (and each related trust, insurance contract or fund) complies in form and in operation in all respects with the applicable requirements of all laws, rules and regulations governing or applying to such Employee Benefit Plan, including without limitation ERISA and the Code, and each such Plan has been operated in accordance with its terms, except as will not have a material adverse effect on any Company, Superholdings or Public. No liability has been incurred and there exists no condition or circumstance which could result in any liability to any Company under ERISA, the Code or any other applicable law, other than liability for benefits due under the appropriate Employee Benefit Plan. All contributions (including all employer and employee salary reduction contributions) which are due have been paid in a timely manner to each such Employee Benefit Plan which is an "employee pension benefit plan" (as defined in ERISA ss. 3(2) (hereinafter, an "Employee Pension Benefit Plan")) or otherwise is an "employee benefit plan" (as defined in ERISA ss. 3(3)). No Company has engaged in or permitted to occur and, to the Companies' knowledge, no other party has engaged in or permitted to occur, any transaction prohibited by ERISA ss. 406 or "prohibited transaction" under Code ss. 4975(c) or any breach of fiduciary duty under ERISA with respect to any Employee Benefit Plan, except for any transactions which are exempt under ERISA ss. 408 or Code ss. 4975. All filings required by ERISA and the Code as to each Employee Benefit Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the Code, including all notices required under ERISA ss. 601 et seq. and Code ss. 4980B, have been timely provided. Each Company has complied with all of the provisions of Parts 6 and 7 of Title I of ERISA and Code ss. 4980B. The Companies have delivered or made available to Public correct and complete copies of the plan documents or contracts and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, where applicable, the most recent Form 5500 Annual Report, where applicable, all related trust agreements, insurance contracts and other funding agreements which implement each Employee Benefit Plan, and such other documents requested by Public with respect to each Employee Benefit Plan.

      No action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any Employee Benefit Plan is pending or, to the Companies' knowledge, threatened, except for routine claims for benefits under such plans.

      The Disclosure Schedule to this Section 6.6(e) lists all contracts with third-party administrators, insurers, actuaries, investment managers, consultants and other independent contractors that relate to any Employee Benefit Plan.

      No Company has or has ever had any ERISA Affiliates other than the Companies. "ERISA Affiliate" shall mean any person that, together with any Company, is or at any time within the six-year period preceding the date of this Agreement would be treated as a single employer under Code ss. 414. No Employee Pension Benefit Plan is or has ever been subject to Title IV of ERISA or Code ss. 412.

      No employee of any Company will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Employee Benefit Plan as a result of the transactions contemplated by this Agreement. No Person is entitled to receive any additional payment from any Company or any other party in the event that the excise tax of Code ss. 4999 is imposed on that Person.

         (f) Conflicts of Interest.

             (i) Affiliated Transactions. Since its formation, there have not been, nor are there presently pending, any transactions between any Company and any member holding more than 1% of the equity interests in any Company, or an "Associate" or "Affiliate" (as such terms are defined in Rule 405 promulgated pursuant to the Securities Act) of any Company or any such member, or any such transaction with any Company in which any of the foregoing persons or entities has a direct or indirect financial interest.

             (ii) Ownership in Competitive Entities. Except as set forth on the Disclosure Schedule to this Section 6.6(f)(ii), the Members (and their respective spouses and relatives) do not, and to the best knowledge of the Members, none of the Companies' officers, directors, employees, contractors or consultants (or any of their respective spouses or relatives), directly or indirectly, own any interest in any entity that is a competitor, customer or supplier of, or has any existing contractual relationship with, any Company.

         (g) LLC Legal Requirements.

             (i) Compliance with Laws. No Company has violated any term of any judgment, writ, decree, order, law, statute, rule or regulation to which it is subject or a party, or by which its business or assets are bound or affected (collectively, "LLC Legal Requirements"), except as would not have a material adverse effect on any Company, Superholdings or Public. No Company has received notice of any actual, alleged or potential violation of an LLC Legal Requirement. No Company is a public utility holding company, as defined in the Public Utility Holding Company Act of 1935, as amended. No Company is an investment company, as defined in the Investment Company Act of 1940, as amended.

             (ii) Certain Acts. Neither any of the LLC Parties nor any of their former or current officers, directors, employees, agents or representatives has made or agreed to make, directly or indirectly, with respect to the businesses or assets of any Company, any (A) bribes or kickbacks, illegal political contributions, payments from corporate funds not recorded on the books and records of such Company, or funds to governmental officials (or any such official's family members or affiliates) for the purpose of affecting their action or the action of the government they represent, to obtain favorable treatment in securing business or licenses or to obtain special concessions, or illegal payments from corporate funds to obtain or retain business or (B) payments from corporate funds to governmental officials for the purpose of affecting their action or the action of the government they represent, to obtain favorable treatment in securing business or licenses or to obtain special concessions. Without limiting the generality of the foregoing, none of the foregoing persons or entities has made or agreed to make, directly or indirectly, any unlawful payment to obtain, or with respect to, sales.

             (iii) Licenses. Each Company has all governmental licenses, permits, approvals, authorizations, exemptions, classifications, registrations and certificates, and all consents or agreements with governmental authorities (collectively, "Licenses") necessary to conduct its business in the manner and to the extent that it has been conducted. All of the Licences and the parties thereto are listed on the Disclosure Schedule to this Section 6.6(g)(iii). The Disclosure Schedule to this
Section 6.6(g)(iii) also lists every license that is in effect or has been applied for or is pending and identifies all Licenses and applications for Licenses that will be impaired as a result of the Parent Merger. The Companies have delivered to Public true and complete copies of all of the Licenses.

             All Licenses are in full force and effect. No event has occurred that may constitute or result in a violation of a License, or result in the revocation, suspension, modification or nonrenewal of any License. No LLC Party has received any notice of any actual, alleged or potential violation, revocation, suspension, modification or nonrenewal of any License.

         (h) Environmental Matters.

             (i) Compliance. Each Company is in compliance with all applicable Environmental Laws and no Company has received any written communication from any person that alleges that any Company is not in compliance with any Environmental Law. As used herein, "Environmental Laws" mean all laws or orders relating to the regulation or protection of human health, safety or the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), including, without limitation, laws and regulations relating to releases or threatened releases of hazardous materials or pollutants, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling, handling, discharge, removal or remediation of hazardous materials or pollutants.

             (ii) Environmental Claims. There is no Environmental Claim pending or, to the Companies' knowledge, threatened (A) against any Company, (B) against any person or entity whose liability for any Environmental Claim any Company has or may have retained or assumed either contractually or by operation of law or
(C) with respect to any real or personal property or operations which are now or have been previously owned, leased, operated or managed, in whole or in part, by any Company, or any real property to which any Company has transported any hazardous materials or pollutants.

             (iii) Permits. No Company is required under any Environmental Law to apply for or maintain any permit or authorization with respect to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling, handling or discharge of any hazardous materials or pollutants.

             (iv) Pollutants. None of the Real Property or Leased Property (including without limitation the soils, surface water or groundwater thereof) are or have been impacted by the presence of hazardous materials or pollutants for which LLC may have liability.

             As used herein, "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, Liens, investigations, proceedings or notices of non-compliance or violation (written or oral) by any person or entity (including any governmental authority), alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (A) the presence, or release or threatened release into the environment of any hazardous material or pollutant at any location; or (B) any violation, or alleged violation, of any Environmental Law, and including, without limitation, any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with the presence or release of any hazardous materials or pollutants.

             (v) Underground and Above Ground Storage Tanks. Except as set forth on the Disclosure Schedule to this Section 6.6(h)(v), there are no underground storage tanks or above ground storage tanks located on any of the Real Property or Leased Premises or on any property located adjacent to any Real Property or Leased Premises and no underground storage tanks or above ground storage tanks have ever been located on the Real Property or Leased Premises or on any property located adjacent to any Real Property or Leased Premises.

             (vi) Environmental Assessments. Except as set forth on the Disclosure Schedule to this Section 6.6(h)(vi), there are no environmental reports, audits, investigations or assessments of any Company or any real or personal property or operations which are now or have been previously owned, leased, operated or managed, in whole or in part, by any Company.

         (i) Build-out Plan. At the date of this Agreement, LLC reasonably believes, in good faith, that its build-out plan attached as the Disclosure Schedule to this Section 6.6(i) is achievable using such efforts as have historically been used by LLC (taking into account the additional effort that has been required to achieve the deadlines imposed under the Sprint Management Agreement) including Exhibit 2.1 of the addendum to the Sprint Management Agreement dated April 12, 2000. The technical aspects of the build-out plan have been approved by Sprint. The Disclosure Schedule to this Section 6.6(i) sets forth the extent of LLC's progress in the completion of the build-out and network launch at the date hereof.

      6.7 Other.

         (a) Certain Information. None of the information supplied or to be supplied by the LLC Parties specifically for inclusion in (i) the Form S-4 or the Form S-1 will, at the time the Form S-4 or Form S-1, as applicable, is filed with the SEC, at any time that such form is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the time it is filed with the SEC, at any time that it is amended or supplemented, at the time it is mailed to the holders of Public Stock and at the time of the Public Stockholders Meeting and, if it is mailed to the Members, at the time it is mailed to the Members and at the time of the Members Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         (b) Documents Delivered. The minute books and ownership transfer records of each Company (the "LLC Records") that have been made available to Public, Superholdings, Merger Sub or their agents are complete in all material respects. The LLC Records contain accurate records of all meetings held of, and corporate action taken by the respective boards of directors or managers and members of each Company, and any committee or representative thereof. No meeting has been held and no action has been taken, by any such board of directors or equity security holders for which accurate records have not been prepared and included in the LLC Records. At the Closing, all of the LLC Records will be in the possession of LLC.

         (c) No Brokers Fees; No Commissions. All negotiations relative hereto and the transactions contemplated hereby have been carried on by the Companies directly with Public and Merger Sub without any act by any Company that would give rise to any claim against any Company, Public, Superholdings, Merger Sub or their respective Affiliates for a brokerage commission, finder's fee or other similar payment.

         (d) Tax Advice. Each Company has received and the Members have had the opportunity to receive tax advice from their own tax advisors regarding the Reorganization. The LLC Parties have received no advice, agreement or representation from, and are not relying in any way upon, Public, Superholdings, Merger Sub, Parent Surviving Corporation, Subsidiary Surviving Corporation or any of their agents or advisors with regard to tax advice or the tax impact of the Reorganization.

         (e) Disclosure. None of the representations or warranties of the LLC Parties contained in this Agreement, the Related Agreements or the Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact herein or therein necessary in order to make the statements contained herein or therein not misleading.

      6.8 Investment Representations.

         (a) The Members understand and acknowledge that the Superholdings Stock is being offered and sold under the exemptions from registration provided for in
Section 4(2) of the Securities Act, including Regulation D promulgated thereunder, and that Superholdings' reliance upon such exemption is based in part upon the Members' representations, warranties and agreements contained in this Agreement.

         (b) The Members have carefully read this Agreement and, to the extent believed necessary, have discussed the representations, warranties and agreements which the

Members make by signing it and the applicable limitations upon the Members' resale of the shares of Superholdings Stock with the Members' counsel.

         (c) The Superholdings Stock to be issued to such Members in the Reorganization is being acquired by the Members solely for the Members' own account, for investment purposes only, and is not being acquired for resale, resyndication, distribution, subdivision of fractionalization thereof, except pursuant to an effective registration under the Securities Act or in a transaction exempt from registration under the Securities Act. The Members have no contract or arrangement with any person to sell, transfer or pledge to any person the shares of Superholdings Stock or any part thereof, any interest herein or any rights thereto, and the Members have no present plans to enter into any such contract or arrangement.

         (d) Each of the Members understands that it may not sell or otherwise transfer its shares of Superholdings Stock unless such sale or other transfer is registered under the Securities Act and the applicable state securities laws or unless the sale or other transfer is exempt from the registration requirements under the Securities Act and such other securities laws, and that, as a result, the Members must bear the economic risk of the investment for an indefinite period of time. The Members understand that Superholdings may require the Members to furnish an opinion of counsel satisfactory to Superholdings that such sale or transfer is so exempt.

         (e) Each of the Members is able (i) to bear the economic risk of an investment in Superholdings Stock, (ii) to hold the shares of Superholdings Stock indefinitely, and (iii) to afford a complete loss of this investment. Each of the Members has adequate means of providing for current needs and has no present need for liquidity in this investment.

         (f) Each of the Members is an "accredited investor" as that term is defined under Rule 501(a) of Regulation D, as amended, under the Securities Act and possesses such knowledge and experience in financial and business matters so that each of the Members is capable of evaluating the merits and risks of an investment in Superholdings Stock, and of making an informed investment decision.

         (g) Each of the Members confirms that, in making the decision to acquire the shares of Superholdings Stock in the Reorganization, the Members have relied solely upon independent investigations made by each of the Members and/or by its representatives, including the each of the Members' own professional tax and other advisors and that the Members and such representatives and advisors have been given the opportunity to ask questions of, and to receive answers from, Superholdings concerning this Agreement and the terms and conditions of the Reorganization, and to obtain any information requested by the Members concerning Superholdings from such person, to the extent such persons possessed such information or could acquire it without unreasonable effort or expense, necessary for each of the Members to make an informed investment in Superholdings Stock.

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                                    ARTICLE 7

     Representations and Warranties of Public, Superholdings and Merger Sub

      Public, Superholdings and Merger Sub, jointly and severally, represent and warrant to the LLC Parties that except as set specifically forth on the Disclosure Schedules (which exception shall relate only to the Sections specifically identified in such Disclosure Schedules):

      7.1 Entry Into Agreements.

         (a) Organization and Good Standing. Public, Superholdings and Merger Sub are corporations duly organized and validly existing under the laws of the State of Delaware and are in good standing under such laws. Superholdings owns, beneficially and of record, all of the issued and outstanding shares of capital stock of Merger Sub.

         (b) Corporate Power and Authority; Validity and Authorization. Public, Superholdings and Merger Sub have full corporate power and authority to execute, deliver and perform this Agreement and the Related Agreements. This Agreement has been duly authorized, executed and delivered by Public, Superholdings and Merger Sub, and is enforceable against Public, Superholdings and Merger Sub in accordance with its terms.

         When the Related Agreements to which each of Public, Superholdings and Merger Sub is a party are delivered, such agreements will have been duly authorized, executed and delivered by Public, Superholdings and Merger Sub, and will constitute the legal, valid and binding obligations of Public, Superholdings and Merger Sub, enforceable against Public, Superholdings and Merger Sub in accordance with their terms.

      7.2 Conflicts and Consents.

         (a) No Conflict. Except as set forth on the Disclosure
Schedule to this Section 7.2(a), the execution, delivery and performance of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby will not result in any violation of the terms of and will not contravene, conflict with, accelerate the performance of the obligations required under, or constitute a default under, the certificate of incorporation or bylaws of Public, Superholdings or Merger Sub, or any material agreement, judgment, decree, order, law, rule or regulation or other restriction applicable to any of them, or to which any of them is a party or by which Public, Superholdings or Merger Sub or their property or assets is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Public, Superholdings or Merger Sub.

         (b) Consents Obtained. Other than the approvals referred to in Section 3.1(a) Stockholder Approval) and Section 3.1(b) (HSR Act) (the "Public Consents") and except as set forth on the Disclosure Schedule to this Section 7.2(b), no material consents, approvals or


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authorizations of third parties are required in connection with Public's,
Superholdings' and Merger Sub's valid execution, delivery, or performance of this Agreement and the Related Agreements or the consummation of any of the transactions contemplated hereby or thereby on the part of such party.

      7.3 No Brokers Fees; No Commissions. All negotiations relative hereto and the transactions contemplated hereby have been carried on by Public and Merger Sub directly with the LLC Parties without any act by Public or Merger Sub that would give rise to any claim against the LLC Parties or their Affiliates for a brokerage commission, finder's fee or other similar payment.

      7.4 Superholdings Stock. The shares of Superholdings Stock, when issued, sold and delivered in accordance with the terms hereof will be duly and validly issued, fully paid and nonassessable and issued free and clear of any Liens.

      7.5 SEC Documents. Public has heretofore delivered or made available to the LLC Parties all reports publicly filed by Public with the SEC on or after February 3, 2000 (the "SEC Documents"). As of their respective dates, each of the SEC Documents complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. The audited consolidated financial statements and unaudited consolidated financial statements of Public included in the SEC Documents fairly present the financial position of Public as of the dates of such financial statements and the results of Public's operations and cash flows for the periods then ended, in accordance with GAAP, except for the variances from GAAP set forth in the notes thereto.

      7.6 No Material Adverse Effect. Since the date of the most recent filing by Public under the Exchange Act prior to the date hereof, there has been no event or occurrence that has caused or is reasonably expected to cause a material adverse effect on Public other than (i) operating losses in the ordinary course of business or (ii) economic conditions affecting the U.S. economy generally or the telecommunications industry generally.

      7.7 Capitalization. The authorized capital stock of Public consists (i) of 95,000,000 shares of Public Stock, of which 61,354,606 shares were issued and outstanding as of April 20, 2000 and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding as of April 20, 2000. All of the issued and outstanding shares of Public Stock have been duly authorized and validly issued, are fully paid and nonassessable and are free and clear of any preemptive rights. As of March 31, 2000, there were no outstanding preemptive, conversion or other rights, or other options, warrants or agreements granted by, issued by, or binding upon, Public for the issuance, sale, purchase, repurchase, redemption, acquisition or other transfer of its equity securities, other than stock that may be issued pursuant to stock option plans or agreements described in the SEC Documents and obligations under the Sister Agreements.


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


      7.8 Capitalization of Superholdings. The authorized capital stock of Superholdings immediately prior to the Closing will consist (i) of at least 290,000,000 shares of Superholdings Stock and (ii) at least 10,000,000 shares of preferred stock, par value $0.01 per share. All of the issued and outstanding shares of Superholdings Stock will have been duly authorized and validly issued, fully paid and nonassessable and free and clear of any preemptive rights. On the date of this Agreement, there are no outstanding preemptive, conversion or other rights, or other options, warrants or agreements granted by, issued by, or binding upon, Superholdings for the issuance, sale, purchase, repurchase, redemption, acquisition or other transfer of its equity securities, other than stock that may be issued pursuant to the stock option plans and agreements of Public described above (after consummation of the Subsidiary Merger) or pursuant to the Sister Agreements.

      7.9 No Liabilities. At the date of this Agreement, Public has no debt, guaranty, liability or obligation, or guaranty, of the type required to be disclosed pursuant to GAAP in excess of $5.0 million, whether accrued, absolute, contingent or otherwise, whether due or to become due, and whether known or unknown, whether or not presently quantifiable, and there is no basis for the assertion against it of any such debt, guaranty, liability or obligation except
(i) to the extent set forth or reserved against in full in Public's audited consolidated financial statements and unaudited consolidated financial statements included in the SEC Documents and (ii) such liabilities incurred in the ordinary course of business since March 31, 2000.

      7.10 Compliance with Laws. Public has not violated any term of any judgment, writ, decree, order, law, statute, rule or regulation to which it is subject or a party, or by which the business or assets of Public are bound or affected (collectively, "Public Legal Requirements"), except as would not have a material adverse effect on Public. Public has not received notice of any actual, alleged or potential violation of a Public Legal Requirement.

      7.11 Certain Information. None of the information supplied or to be supplied by Public, Superholdings or Merger Sub specifically for inclusion or incorporation by reference in, or which may be deemed to be in incorporated by reference in, (i) the Form S-4 or the Form S-1 will, at the time the Form S-4 or Form S-1, as applicable, is filed with the SEC, at any time that such form is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the time it is filed with the SEC, at any time that it is amended or supplemented, at the time it is mailed to the holders of Public Stock and at the time of the Public Stockholders Meeting and, if it is mailed to the Members, at the time it is mailed to the Members and at the time of the Members Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Public, Superholdings or Merger Sub with respect to statements made or incorporated

                                      C-56

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by reference therein based on information supplied by the LLC Parties or other parties to Sister Agreements specifically for inclusion therein.

      7.12 Disclosure. None of the representations or warranties of Public, Superholdings or Merger Sub contained in this Agreement, the Related Agreements or the Disclosure Schedules contains any untrue statement of a material fact or omits to state a material fact herein or therein necessary in order to make the statements contained herein or therein not misleading.

                                    ARTICLE 8

                            Covenants of the Parties

      During the periods from the date of this Agreement and continuing until the Effective Time, the parties agree that:

      8.1 Services Agreement. On the date hereof, the parties will execute the Services Agreement. The Services Agreement sets forth the terms pursuant to which Public will manage LLC's business after HSR Act approval has been obtained, and after consents have been obtained from Sprint, Lucent and CoBank until the earlier of the Closing Date or the Termination Date.

      8.2 Conduct of Business of LLC Pending Closing. Unless otherwise expressly contemplated hereby including, without limitation pursuant to the terms of the Services Agreement, or approved in writing by Public and Superholdings, LLC shall conduct its business and operations only in, and LLC shall not take any action except in, the ordinary course of business and consistent with past practices. In the conduct of its business, LLC shall comply with the covenants set forth in Section 4.1(b) (LLC Parties' Responsibilities).

      The LLC Parties shall use reasonable best efforts to:

         (a) maintain LLC's, LLC Holdings' and the Subsidiaries' respective rights and franchises and preserve their respective relationships with customers, suppliers and others having business dealings with them with the objective of minimization of the impairment of their respective ongoing businesses;

         (b) preserve, protect and maintain for Public and Superholdings the good will of LLC's, LLC Holdings' and the Subsidiaries' respective employees; and

         (c) to keep available to Public and Superholdings the present officers and employees of LLC, LLC Holdings and the Subsidiaries.

      The LLC Parties shall consult with Public and Superholdings on strategies for maintaining and preserving LLC's, LLC Holdings' and the Subsidiaries' respective businesses and effecting an orderly transition to Public and Superholdings' ownership of such business.


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      8.3 Access to Information and Employees. The LLC Parties shall permit, upon reasonable notice during normal business hours, Public and their Representatives to visit and inspect any of the properties of LLC, LLC Holdings and the Subsidiaries, including books and records, and to discuss the affairs, finances and accounts of LLC, LLC Holdings and the Subsidiaries and Public's and Superholdings' prospects, plans and intentions with LLC's, LLC Holdings' and the Subsidiaries' respective officers, employees, brokers and independent public accountants, as often as any such person may deem necessary or desirable and reasonably request. The LLC Parties shall furnish to Public copies of any existing Phase 1 or other existing environmental reports relating to the Real Property or the Leased Premises. The LLC Parties shall permit Public to conduct, subject to the rights of the lessors thereof, at Public's sole discretion and expense, environmental investigations and analyses of the Real Property.

      In this Agreement, "Representatives" means, collectively, a party's directors, officers, employees, stockholders or members (as the case may be), partners, financial parties in interest, agents, advisors, attorneys, accountants, consultants, Affiliates, Associates, financing sources and representatives of any such source, representatives, and any person or entity being considered for any such role.

      8.4 Financial Statements. The LLC Parties shall deliver to Public and Superholdings (a) copies of financial statements of the kind and character prepared in conjunction with the Credit Agreement, (b) copies of all financial statements delivered to LLC Parties' Board of Managers and (c) electronic copies of all general ledger records commonly referred to as "QuickBooks" within 15 business days of each succeeding month.

      8.5 Payment of Indebtedness of Related Persons. The Members will cause all indebtedness that any of the Members or any of LLC's, LLC Holdings' or the Subsidiaries' Affiliates owes to LLC, LLC Holdings, or any Subsidiary to be paid in full prior to Closing (other than travel advances in the ordinary course of business not to exceed $10,000 in the aggregate).

      8.6 Records of LLC. On or prior to the Closing Date, the LLC Parties shall transfer or cause to be transferred to LLC any files, books, records or other documents relating to the business of LLC, LLC Holdings, or any Subsidiary that are the property of LLC, LLC Holdings, or any Subsidiary and that are possessed by any LLC Party or any of LLC's, LLC Holdings', or the Subsidiaries' Affiliates and that are not otherwise possessed by LLC. The LLC Parties may make and retain copies (at their expense) of any such files, books, records and documents transferred to LLC.

      8.7 Employee Benefit Plans. LLC shall maintain in accordance with all legal requirements the Employee Benefit Plans and shall not take any action to terminate or discontinue any such plan without Public's and Superholdings' prior written consent.

      8.8 Section 16(b) Resolution. Prior to the Closing Date, the Board of Directors of uperholdings shall pass a resolution approving, for purposes of Rule 16b-3 of the Exchange


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Act, the issuance of Superholdings Stock pursuant to the Parent Merger and the
Subsidiary Merger, to the directors, officers and other persons subject to potential liability under Section 16(b) of the Exchange Act, which resolution shall specifically refer to such directors, officers and other persons and the number of shares of Superholdings Stock issued to such persons pursuant to the Parent Merger and the Subsidiary Merger.

                                    ARTICLE 9

                             Post-Closing Agreements

      The Members and Superholdings covenant and agree that after the Closing:

      9.1 Further Actions. Superholdings shall have the right to act in the name and on the behalf of LLC and LLC Holdings, including, without limitation, such further instruments of transfer and conveyance, documents and certificates as may be reasonably requested by Superholdings in order to more effectively convey and transfer to Superholdings all of the Members' Interests and business of LLC, LLC Holdings and the Subsidiaries, to aid and assist in reducing to possession or exercising rights with respect to same, or to consummate any of the transactions contemplated hereby.

      The Members shall as promptly as practical after receipt deliver to Superholdings any cash, checks, mail, packages, notices and other similar communications of LLC, LLC Holdings or the Subsidiaries that any of them receives. The Members shall endorse in favor of Superholdings any checks or other instruments of payment that by their terms are payable to the Members but that are property of LLC, LLC Holdings or the Subsidiaries.

      9.2 Cooperation. The Members shall use reasonable best efforts to aid Superholdings in establishing itself as the new owner and operator of the business of LLC, LLC Holdings, and the Subsidiaries and, in connection therewith, shall use reasonable best efforts to maintain LLC's, LLC Holdings', and the Subsidiaries' goodwill and reputation with all suppliers, customers, distributors, creditors and others having business relations with LLC, LLC Holdings or the Subsidiaries and in the business community generally. The Members shall cooperate, at Superholdings' expense, and shall cause their Representatives to cooperate, with Superholdings in connection with Superholdings' preparation and filing under the Securities Act or Exchange Act of any registration statement for which the assistance of the LLC Parties or their respective Representatives is reasonably required.

      9.3 LLC Nominee Election. If Superholdings determines that LLC shall have board representation on the Superholdings Board of Directors, then LLC shall deliver to Superholdings the name of the person, subject to Superholdings' reasonable approval, to be a director of Superholdings (the "LLC Nominee"). Superholdings will include the LLC Nominee in management's slate of nominees for Superholdings' Board of Directors and will solicit proxies in favor of the election of the LLC Nominee for any annual or special meeting of Superholdings' stockholders (commencing with the election of the LLC Nominee at Superholdings' special meeting of stockholders in connection with the Reorganization).


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      9.4 Tax Returns. The Members shall file on behalf of LLC (and, if necessary, on behalf of any Member), all tax returns for LLC's fiscal year ended December 31, 2000, by not later than the unextended due date, and all tax returns for the short period by not later than the unextended due date and shall provide copies of such returns to Superholdings immediately after the filing of such returns.

      9.5 Access to Information; Confidentiality. The Members and Superholdings shall afford to the other and their respective Representatives reasonable access to their respective books and records in order to prepare tax returns and other governmental filings.

                                   ARTICLE 10

                                 Indemnification

      10.1 Survival; Etc.

         (a) Contents of this Agreement. The representations, warranties, covenants and agreements made in Superholdings Closing Certificate, LLC Parties Closing Certificate and any Disclosure Schedule shall be deemed representations, warranties, covenants and agreements made herein.

         (b) No Effect on Liability. None of (i) the consummation of the transactions contemplated by this Agreement or the Related Agreements, (ii) the delay or omission of any party to exercise any of its rights under this Agreement or any Related Agreement or (iii) any investigation or disclosure that any party makes, any notice or certificate that any party gives, or any knowledge that any party obtains as a result thereof, or otherwise, shall (A) affect the liability of the parties to one another for Breaches of this Agreement or any Related Agreement or (B) prevent any party from relying on the representations or warranties contained in this Agreement or any Related Agreement.

         As used herein, a party's "Breach" shall mean any representation or warranty being untrue when made by such party, any breach of any of such party's covenants or agreements.

         (c) Survival. The representations and warranties of Public, Superholdings, Merger Sub and the Members made in this Agreement or any Related Agreement shall survive the Closing. The representations and warranties of LLC, LLC Holdings and the Subsidiaries made herein shall be extinguished at the Closing and LLC, LLC Holdings and the Subsidiaries shall each have no liability thereafter for Breach hereof. Effective at the Closing, the Members waive and release any claim for Breach of this Agreement or any Related Agreement by LLC, LLC Holdings or the Subsidiaries, including without limitation any claim for indemnification or contribution.

         (d) Commencing Actions. If the Closing occurs, then any action against any

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party hereto for Breaches of this Agreement occurring on or prior to the time of the Closing that is not commenced pursuant to Section 10.7 (Dispute Resolution) within one year of the effective date of the Services Agreement, or withheld against pursuant to Section 10.2(d) (Form of Payment; Interim Losses) shall be deemed waived, and no person shall have any remedy against any party for any such Breaches; provided, however, if (i) any Superholdings Indemnitee is subject to Losses for Breaches of Sections 6.5(b) (Tax Matters), 6.5(c) (Litigation), or 6.6(h) (Environmental Matters), such Superholdings Indemnitee may commence an action against the Members to recover such Losses within two years of the effective date of the Services Agreement and (ii) such Superholdings Indemnitee is subject to Losses for Breaches of Sections 6.3(b) (Capitalization of LLC Holdings) or 6.3(c) (Ownership and Transfer by Members), such Superholdings Indemnitee may commence an action against the Members to recover such Losses at any time that such Superholdings Indemnitee is subject to Losses with respect thereto; provided, that, in each circumstance described in (i) and (ii) above, such Superholdings Indemnitee shall use reasonable best efforts to obtain for itself and for the Members (or if the Member Indemnitors have assumed the defense of the Asserted Liability, to cooperate with them in obtaining, at their expense) the benefit of any statute of limitations applicable as against any third party.

         (e) Materiality. In determining whether (i) a party's representations and warranties are true and correct in any respect, (ii) a party has performed any of his, her or its covenants or agreements contained herein or (iii) a Breach of this Agreement or Related Agreements has occurred, such representations, warranties, covenants, agreements and Breaches shall be deemed to not include any qualification or limitation with respect to materiality (whether by reference to a "Material Adverse Change," "material adverse effect" or otherwise). The terms "material," "material adverse effect" and similar terms (other than Public Material Adverse Change and LLC Material Adverse Change) shall be construed in the customary manner, but in any event shall mean changes, effects, events, occurrences, and other matters substantially less in magnitude than a Public Material Adverse Change in the case of Public, Superholdings or Merger Sub or an LLC Material Adverse Change in the case of the LLC Parties.

      10.2 Indemnities.

         (a) Indemnification of Superholdings. Subject to the other provisions of this Article 10, before the Closing, the LLC Parties, and after the Closing, the members (collectively, the "Member Indemnitors") (in proportion to the aggregate dollar value of the Per Unit LLC Consideration and the Cash Consideration received by each member pursuant to the Parent Merger), shall defend, indemnify and hold Superholdings and its Affiliates, and their respective directors, officers, employees, stockholders or members (as the case may be), agents, advisors, attorneys, accountants, consultants and affiliates (collectively, the "Superholdings Indemnitees"), harmless from and against, and promptly reimburse Superholdings Indemnitees for, any loss, expense, damage, deficiency, liability, claim or obligation, including investigative costs, costs of defense, settlement costs (subject to approval as provided below) and attorneys' and accountants' fees (collectively, "Losses") that any Superholdings Indemnitee suffers or incurs or to which any Superholdings Indemnitee becomes subject, which Losses arise out of or in connection with (i) any Breach by any of the LLC Parties of this Agreement, (ii) any claim asserted by any third


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party that, assuming the truth thereof, would constitute a Breach by any of the
LLC Parties of this Agreement, or (iii) all matters listed on the LLC Parties Closing Certificate.

      The amount of the Loss payable by such Member Indemnitors shall bear interest from the date the Loss is incurred at a rate of interest per annum that shall, from day to day, equal the lesser of (x) the variable rate of interest published in the "Money Rates" section of the Wall Street Journal (or the comparable section of such newspaper) as the prime rate of interest on corporate loans at large United States money center commercial banks and (y) the maximum rate allowed under applicable law.

         (b) Indemnification of the Members. Subject to the other provisions of this Article 10, before the Closing, Public, and after the Closing, Superholdings, (the "Superholdings Indemnitors") shall defend, indemnify and hold the members harmless from and against, and promptly reimburse them for, any Losses that the members incur or to which the members become subject, which Losses arise out of or in connection with (i) any Breach by Public, Superholdings or Merger Sub of this Agreement or (ii) any claim asserted by any third party that, assuming the truth thereof, would constitute a Breach by Public, Superholdings or Merger Sub of this Agreement.

      The amount of the Loss payable by the Superholdings Indemnitors shall bear interest from the date the Loss is incurred at a rate of interest per annum that shall, from day to day, equal the lesser of (x) the variable rate of interest published in the "Money Rates" section of the Wall Street Journal (or the comparable section of such newspaper) as the prime rate of interest on corporate loans at large United States money center commercial banks and (y) the maximum rate allowed under applicable law.

         (c) Contribution. If the indemnification provided for in this Section
10.2 is unavailable to an indemnified party under Sections 10.2(a) (Indemnification of Superholdings) or 10.2(b) (Indemnification of the Members) in respect of any Losses with respect to such information to be provided for inclusion in the Form S-1 or Form S-4 by reason of limitations on enforceability, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the LLC Parties (for Losses arising prior to the Closing) or the members (for Losses arising after Closing), on the one hand, and of Public (for Losses arising prior to the Closing) or Public and Superholdings (for Losses arising after the Closing), on the other hand, in connection with the Breaches which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the LLC Parties (for Losses arising prior to the Closing) or the members (for Losses arising after the Closing), on the one hand, and of Public (for Losses arising prior to the Closing) or Superholdings (for Losses arising after the Closing), on the other hand, shall be determined by reference to, among other things, whether the Breach relates to information supplied by the LLC Parties or the members or by Public or Superholdings and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Breach.



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      The LLC Parties and Superholdings agree that it would not be just and equitable if contribution pursuant to this Section 10.2(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 10.2(c), no person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (d) Form of Payment; Interim Losses.

             (i) Escrow Deposit. Subject to the provisions of this Section 10.2(d), at the Closing, Superholdings may, after notice to the Members' Agent and the members specifying the factual basis therefor in reasonable detail, collectively withhold from the aggregate amount of the Per Unit LLC Consideration a number of shares of Superholdings Stock representing up to $20.0 million in value (using the average of the last reported sales prices as reported by The Nasdaq Stock Market for Public Stock for the 10 days preceding the Closing Date) (the "Escrow Deposit") to satisfy Losses for which claims of indemnity may have arisen at or prior to the Closing Date for which Superholdings, as set forth in such notice, claims indemnity pursuant to this Agreement ("Interim Losses").

             (ii) Interim Loss Value. In order to quantify the amount to be held in escrow, after the Closing a national accounting firm, independent of the parties hereto and selected by Superholdings, shall attempt to estimate the amount of Interim Losses (the "Interim Loss Value"). If such accounting firm is able to reasonably estimate the amount of each claim comprising the Interim Loss Value, as a fixed amount or as a range of amounts, then the amount withheld shall equal the estimated fixed amount(s) and/or the maximum amount of such estimated range(s) of amounts for each claim comprising the Interim Loss Value. If such accounting firm is unable, for any reason whatsoever, to reasonably estimate the amount of any claim comprising the Interim Loss Value, as a fixed amount or as a range of amounts, then Superholdings shall have no right to withhold any amount with respect to such claim. Superholdings shall select such accounting firm within two weeks after the Closing Date, and the determination by the accounting firm shall be completed as soon as practicable and in any event within eight weeks after the Closing Date.

             (iii) Escrow Adjustment. On the third business day following the date on which the parties have agreed upon the amount of the Interim Loss Value, or such amount has been determined pursuant to Section 10.2(d)(ii), the difference, if any, between the Interim Loss Value and the Escrow Deposit (the "Escrow Adjustment") shall be paid in shares of Superholdings Stock (using the average of the last reported sales prices as reported by The Nasdaq Stock Market for Public Stock for the 10 days preceding the Closing Date) as follows:

                  (A) If the amount of the Interim Loss Value is less than the Escrow Deposit, then the Escrow Agent shall pay and cause to be paid to the members the Escrow Adjustment, coordinated through the Members' Agent and as provided in the Escrow Agreement.

                  (B) If the amount of the Interim Loss Value is greater than the

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Escrow Deposit, then the members shall pay and cause to be paid to the Escrow
Agent, as coordinated through the Members' Agent, the Escrow Adjustment, as provided in the Escrow Agreement; provided, that, the value of all of the Superholdings Stock (using the average of the last reported sales prices as reported by The Nasdaq Stock Market for Public Stock for the 10 days preceding the Closing Date) in the Escrow Deposit shall not exceed $20.0 million, regardless of the amount of the Interim Loss Value.

             (iv) Resolution of Claims. The Escrow Agent shall hold the Escrow Stock in the Escrow Account until final resolution (pursuant to Section 10.7 (Dispute Resolution)) of the matters giving rise to the Losses or potential Losses as well as other Losses that Superholdings subsequently asserts. After such final resolution, the Escrow Agent shall deliver to Superholdings the Superholdings Stock, together with any dividends or other distributions with respect thereto, in satisfaction of any liability in accordance with Section 10.2(d)(v) (Satisfaction of Liability). After the distribution to Superholdings, the Escrow Agent will release the remaining balance of the Escrow Stock not subject to further claims, together with any dividends or other distributions with respect thereto, to the members, as provided in the Escrow Agreement.

             (v) Satisfaction of Liability. After Closing, any party may satisfy its liability under this Article 10 by (A) delivering shares of Superholdings Stock, valued at the average of the last reported sale prices as reported by The Nasdaq Stock Market for the 10 days preceding the date of delivery, together with any dividends or other distributions with respect thereto or (B) cash payments, at the sole option of such party. If a member satisfies its liability by cash payment instead of Superholdings Stock, then the Escrow Agent shall release to such member the shares of Superholdings Stock as determined pursuant to Section 1.2(a)(i) (Superholdings Stock), together with any dividends or other distributions with respect thereto; provided, however, that Superholdings and the Members' Agent must provide the Escrow Agent with the proper instruments, as detailed in the Escrow Agreement, before making any distribution of the Escrow Stock.

      10.3 Limitations on Indemnities.

         (a) Basket.

             (i) Member Indemnitors. Notwithstanding anything to the contrary in this Article 10, after the Closing, the Member Indemnitors shall not have any obligation to indemnify the Superholdings Indemnitees for Losses arising from a Breach of this Agreement at or prior to Closing until the indemnifiable Losses incurred by the Superholdings Indemnitees or to which the Superholdings Indemnitees become subject, arising from a Breach of this Agreement at or prior to Closing, exceed $2.0 million (the "Deductible"), at which time the Member Indemnitors shall indemnify the Superholdings Indemnitees pursuant to this
Article 10 for the amount of such Losses in excess of $1.0 million.



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             (ii) Superholdings Indemnitors. Notwithstanding anything to the contrary in this Article 10, the Superholdings Indemnitors shall not have any obligation to indemnify the members for Losses arising from a Breach of this Agreement at or prior to Closing until the indemnifiable Losses incurred by the members or to which members become subject, arising from a Breach of this Agreement at or prior to Closing, exceed the Deductible, at which time the Superholdings Indemnitors shall indemnify the members pursuant to this Article 10 for the amount of such Losses in excess of $1.0 million.

         (b) Cap. After the Closing, no Indemnifying Party shall incur any liability for Losses pursuant to this Article 10 in excess of the aggregate dollar value of the Per Unit LLC Consideration (with each share of Superholdings Stock valued at the average of the last reported sale prices of a share of Public Stock as reported by The Nasdaq Stock Market for the ten (10) days preceding the Closing Date) and the Cash Consideration paid or received by such Indemnifying Party pursuant to the Parent Merger.

         (c) Services Agreement. Notwithstanding anything to the contrary in this Article 10, the Member Indemnitors shall not have any obligation to indemnify the Superholdings Indemnitees for Losses to extent such Losses (i) are proximately caused by actions of Public pursuant to the Services Agreement, by any employee or agent of LLC or LLC Holdings under the supervision of Public pursuant to the Services Agreement or (ii) by Public's breach (including, without limitation, by the persons listed in clause (i)) of Public's obligations under the Services Agreement.

         (d) Damages. Losses recoverable for breach of this Agreement shall be limited to actual damages, and no party shall recover consequential, punitive, lost opportunity or special damages of any nature, regardless of the nature of such party's claim or such party's theory of liability.

         (e) Exclusivity. In the absence of fraud, the indemnification provisions of this Article 10 shall be the exclusive remedy for any loss, expense, damage, deficiency, liability, claim or obligation, including investigative costs, costs of defense, settlement costs (subject to consent as provided in Section 10.4(b) (Defense Costs) below) and attorneys' and accountants' fees in connection with this Agreement (including Superholdings Closing Certificate or LLC Parties Closing Certificate) or any Breach hereof.

         (f) Indemnification of Escrow Agent. Regarding Section 7 (Indemnification of Escrow Agent) of the Escrow Agreement, (i) the Superholdings Indemnitors' liability pursuant to Section 7 of the Escrow Agreement shall not exceed 50% of the aggregate loss, liability or expenses incurred by the Escrow Agent and (ii) the Member Indemnitors' aggregate liability pursuant to Section 7 of the Escrow Agreement shall not exceed 50% of the aggregate loss, liability or expenses incurred by the Escrow Agent; provided, that, each Member Indemnitors' liability pursuant to Section 7 of the Escrow Agreement shall not exceed, and shall be in proportion to, the aggregate dollar value of the merger consideration received by such Member Indemnitor pursuant to the Parent Merger.



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


      10.4 Notice and Opportunity to Defend.

         (a) Notice, Etc. If any party (the "Indemnified Party") receives notice of any third-party claim or commencement of any third-party action or proceeding (an "Asserted Liability") with respect to which any other party (an "Indemnifying Party") is obligated to provide indemnification pursuant to
Section 10.2(a) (Indemnification of Superholdings ) or Section 10.2(b) (Indemnification of the Members), the Indemnified Party shall promptly give all Indemnifying Parties notice thereof. The Indemnified Party's failure so to notify an Indemnifying Party shall not cause the Indemnified Party to lose its right to indemnification under this Article 10, except to the extent that such failure materially prejudices the Indemnifying Party's ability to defend against an Asserted Liability that such Indemnifying Party has the right to defend against hereunder (and except as otherwise set forth in this Article 10). Such notice shall describe the Asserted Liability in reasonable detail, and if practicable shall indicate the amount (which may be estimated) of the Losses that have been or may be asserted by the Indemnified Party. Each of the Indemnifying Parties may defend against an Asserted Liability on behalf of the Indemnified Party utilizing counsel reasonably acceptable to the Indemnified Party, unless (i) the Indemnified Party reasonably objects to the assumption of such defense on the grounds that counsel for such Indemnifying Party cannot represent both the Indemnified Party and such Indemnifying Party because such representation would be reasonably likely to result in a conflict of interest or because there may be defenses available to the Indemnified Party that are not available to such Indemnifying Party, (ii) such Indemnifying Party is not capable (by reason of insufficient financial capacity, bankruptcy, receivership, liquidation, managerial deadlock, managerial neglect or similar events) of maintaining a reasonable defense of such action or proceeding, or (iii) the action or proceeding seeks injunctive or other equitable relief against the Indemnified Party.

         (b) Defense Costs. If any Indemnifying Party defends an Asserted Liability, it shall do so at its own expense and shall not be responsible for the costs of defense, investigative costs, attorney's fees or other expenses incurred to defend the Asserted Liability (collectively, "Defense Costs") of the Indemnified Party (which may continue to defend, at its own expense). Notwithstanding the foregoing, if the person or entity asserting the Asserted Liability against the Indemnified Party claims or seeks amounts in excess of the amount set forth in Section 10.3(b) (Cap), then the Indemnifying Party shall remain liable for the Defense Costs incurred by the Indemnified Party. If the Indemnified Party assumes the defense of an Asserted Liability by reason of clauses (i), (ii) or (iii) of subsection (a) above, or because the Indemnifying Party has not elected to assume the defense, then such Indemnifying Party shall indemnify the Indemnified Party for its Defense Costs; provided, however, the Indemnifying Parties shall not be liable for the costs of more than one counsel for all Indemnified Parties in any one jurisdiction. An Indemnifying Party may settle any Asserted Liability only with the consent of the Indemnified Party, which consent shall not be unreasonably withheld.

         (c) Third Party Claims. The parties shall cooperate with each other with respect to the defense of any claims or litigation made or commenced by third parties subsequent to the Closing Date with respect to which indemnification is not available (for any reason) under this Article 10; provided, that, the party requesting cooperation shall reimburse the other party for the other party's reasonable out-of-pocket costs and expenses of furnishing such cooperation.

      10.5 Delays or Omissions, Etc. Except as provided in Section 10.1 (Survival; Etc.) and Section 10.4(a) (Notice and Opportunity to Defend), no delay or omission to exercise any right, power or remedy inuring to any party upon any breach or default of any party under this Agreement or any Related Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Neither the exercise of nor the failure to exercise any remedy under this Agreement or any Related Agreement will constitute an election of remedies or limit in any manner enforcement of any remedies. All remedies either under this Agreement or any Related Agreement or by law or otherwise afforded to the parties shall be cumulative and not alternative.

      10.6 Governing Law; Attorneys' Fees. This Agreement and the Related Agreements shall be governed by, construed, interpreted and applied in accordance with the laws of the State of Texas, without giving effect to any conflict of laws rules that would refer the matter to the laws of another jurisdiction.

      Subject to Section 10.7 (Dispute Resolution), each party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Northern District of Texas, Dallas Division and, if such court does not have jurisdiction, of the courts of the State of Texas in Dallas County, for the purposes of any action arising out of this Agreement or any of the Related Agreements, or the subject matter hereof or thereof, brought by any other party.

      Subject to Section 10.7 (Dispute Resolution), to the extent permitted by applicable law, each party hereby waives and agrees not to assert, by way of motion, as a defense or otherwise in any such action, any claim (i) that it is not subject to the jurisdiction of the above-named courts, (ii) that the action is brought in an inconvenient forum, (iii) that it is immune from any legal process with respect to itself or its property, (iv) that the venue of the suit, action or proceeding is improper or (v) that this Agreement or any Related Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts.

      The prevailing party in any action or proceeding relating to this Agreement or any Related Agreement shall be entitled to recover reasonable attorneys' fees and other costs from the non-prevailing parties, in addition to any other relief to which such prevailing party may be entitled.

      10.7 Dispute Resolution.

         (a) Arbitration. All disputes and controversies of every kind and nature between the parties hereto arising out of or in connection with this Agreement (including without limitation this Article 10) or the Related Agreements as to the construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, or breach, shall be submitted to arbitration pursuant to the following procedures:

             (i) Notice. After a dispute or controversy arises, either party may, in a written notice delivered to the other party, demand such arbitration. Such notice shall designate the name of the arbitrator (who shall be an impartial person) appointed by such party demanding arbitration, together with a statement of the matter in controversy.

             (ii) AAA. Within 30 days after receipt of such demand, the other party shall, in a written notice delivered to the other party, name such party's arbitrator (who shall be an impartial person). If such party fails to name an arbitrator, then the second arbitrator shall be named by the American Arbitration Association (the "AAA"). The two arbitrators so selected shall name a third arbitrator (who shall be an impartial person) within 30 days, or in lieu of such agreement on a third arbitrator by the two arbitrators so appointed, the third arbitrator shall be appointed by the AAA. If any arbitrator appointed hereunder shall die, resign, refuse, or become unable to act before an arbitration decision is rendered, then the vacancy shall be filled by the methods set forth in this Section 10.7(a)(ii) for the original appointment of such arbitrator.

             (iii) Costs. Each party shall bear its own arbitration costs and expenses. The arbitration hearing shall be held in Dallas, Texas at a location designated by a majority of the arbitrators. The Commercial Arbitration Rules of the American Arbitration Association shall govern at such hearing and the substantive laws of the State of Texas (excluding conflict of laws provisions) shall apply.

             (iv) Hearing. The arbitration hearing shall be concluded within ten days unless otherwise ordered by the arbitrators and the written award thereon shall be made within 15 days after the close of submission of evidence. An award rendered by a majority of the arbitrators appointed pursuant hereto shall be final and binding on all parties to the proceeding, shall resolve the question of costs of the arbitrators and all related matters, and judgment on such award may be entered and enforced by either party in any court of competent jurisdiction.

             (v) Complete Defense. Except as set forth in Section 10.7(b) (Emergency Relief) the parties stipulate that the provisions of this Section
10.7 shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement or any of the Related Agreements. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement or the Related Agreements.

      Except in response to a subpoena or other legal process or disclosure to professional advisors, lenders and investors, neither any party hereto nor the arbitrators may disclose the existence or results of any arbitration hereunder without the prior written consent of the other party; nor will any party hereto disclose to any third party any confidential information disclosed by any other party hereto in the course of an arbitration hereunder without the prior written consent of such other party. Notwithstanding the foregoing, the parties acknowledge that Public or Superholdings may disclose the existence or results of an arbitration hereunder, as well as information otherwise required to be disclosed by deposition, subpoena or other court or governmental action in connection with Public's or Superholdings' obligations under the Exchange Act and the rules and regulations promulgated thereunder and in connection with Public's or Superholdings' registration of offerings of securities under the Securities Act and the rules and regulations promulgated thereunder, other laws, regulations or stock exchange requirements.

         (b) Emergency Relief. Notwithstanding anything in this Section 10.7 to the contrary and subject to the provisions of Section 10.6 (Governing Law; Attorneys' Fees), either party may seek from a court any provisional remedy that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy.

                                   ARTICLE 11

                                  Miscellaneous

      11.1 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the permitted assigns, successors, heirs, executors and administrators of the parties hereto. This Agreement may not be assigned without the written consent of Public, Superholdings and the LLC Parties and any attempted assignment without such consent shall be null and void; provided, however, Public, Superholdings and Merger Sub may assign any of its rights and obligations hereunder to one of its Affiliates; provided, further, that any assignment hereunder shall not relieve any party of any obligations or liabilities hereunder.

      11.2 Entire Agreement. This Agreement (including the Disclosure Schedules and Exhibits hereto), the other documents delivered pursuant hereto and referenced herein constitute the full and entire understanding and agreement between the parties and supersede any other agreement, written or oral, with regard to the subject matter hereof. This Agreement supersedes those certain letters dated May 7, 2000, as amended, among certain of the parties hereto (the "Letters") and hereby supercedes and replaces in its entirety that certain previous Agreement and Plan of Reorganization by and among Public, Superholdings, Merger Sub, LLC, the Members and LLC Holdings dated as of July 31, 2000.

      11.3 Amendment. Subject to any applicable provisions of the DGCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after adoption of this Agreement at the Public Stockholders Meeting, and, if necessary, the Members Meeting, no amendment shall be made which would reduce the amount or change the type of consideration into which shares of Public Stock or Members' Interests shall be converted upon consummation of the Reorganization. This Agreement may not be modified or amended except by written agreement executed and delivered by each of the respective parties. Notwithstanding the foregoing, the merger consideration that LLC Holdings' members shall receive can be adjusted if all of the members of LLC Holdings approve of any such changes.

      11.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to
Section 11.3 (Amendment), waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

      11.5 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by certified or registered mail, postage prepaid with return receipt requested, telecopy (with hard copy delivered by overnight courier service), or delivered by hand, messenger or overnight courier service, and shall be deemed given when received at the addresses or telecopy numbers of the parties set forth below, or at such other address or telecopy number furnished in writing to the other parties hereto:

         If to LLC:                 Washington Oregon Wireless, LLC
                                    5665 SW Meadows Road, Suite 100
                                    Lake Oswego, Oregon 97035
                                    Attention: Mitchell Moore, Chairman and CEO
                                    503.443.4647 (fax)

         with copies to:            F. Howard Mandel
                                    30615 Shaker Blvd.
                                    Pepper Pike, Ohio 44124
                                    216.360.9998 (fax)

         and with copies to:        Duncan, Tiger & Tabor
                                    582 E. Washington Street
                                    P.O. Box 248
                                    Stayton, Oregon 97383
                                    Attention: Jennifer Niegel
                                    503.769.2461 (fax)

         and with copies to:        Thompson Hine & Flory LLP
                                    3900 Key Center
                                    127 Public Square
                                    Cleveland, Ohio 44114-1216
                                    Attention: James R. Carlson
                                    216.566.5800 (fax)

         If to LLC Holdings:        Washington Oregon Wireless, LLC
                                    5665 SW Meadows Road, Suite 100
                                    Lake Oswego, Oregon 97035
                                    Attention: Mitchell Moore, Chairman and CEO
                                    503.443.4647 (fax)

         with copies to :           F. Howard Mandel
                                    30615 Shaker Blvd.
                                    Pepper Pike, Ohio 44124
                                    216.360.9998 (fax)

         and with copies to:        Duncan, Tiger & Tabor
                                    582 E. Washington Street
                                    P.O. Box 248
                                    Stayton, Oregon 97383
                                    Attention: Jennifer Niegel
                                    503.769.2461 (fax)


         and with copies to:        Thompson Hine & Flory LLP
                                    3900 Key Center
                                    127 Public Square
                                    Cleveland, Ohio 44114-1216
                                    Attention: James R. Carlson
                                    216.566.5800 (fax)

         If to the Members:         Cal-Ore Wireless, Inc.
                                    719 West 3rd Street
                                    P.O. Box 847
                                    Dorris, California 96023
                                    Attention: Ed Ormsbee, General Manager
                                    530.397.2345 (fax)

                                    Clear Creek Mutual Telephone Co.
                                    18238 S. Fischers Mill Road
                                    Oregon City, Oregon 97045-9696
                                    Attention: Mitchell Moore, President
                                    503.631.2385 (fax)

                                    Henderson Bay, LLC
                                    1145 West Broadway Plaza, Suite 1500
                                    Tacoma Financial Center
                                    Tacoma, Washington 98402
                                    Attention: Nick Spika

                                       360.458.3909 (fax)

                                       WOW Investment Partners, LP
                                       2711 Haskell Ave., 5th Floor
                                       Dallas, Texas 75204
                                       Attention: F. Howard Mandel
                                       216.360.9998 (fax)

         with copies to:               Thompson Hine & Flory LLP
                                       3900 Key Center
                                       127 Public Square
                                       Cleveland, Ohio 44114-1216
                                       Attention: James R. Carlson
                                       216.566.5800 (fax)

         If to Public, Superholdings
         or Merger Sub:                Alamosa PCS Holdings, Inc.
                                       5225 S. Loop 289
                                       Suite 120
                                       Lubbock, Texas 79424
                                       Attention: David E. Sharbutt,
                                       Chief Executive Officer
                                       806.722.1127 (fax)

         with copies to:               Haynes and Boone, LLP
                                       1600 N. Collins Blvd., Suite 2000
                                       Richardson, Texas 75080
                                       Attention: William S. Kleinman
                                       972.692.9065 (fax)

      11.6 Third Party Beneficiary, Etc. There shall be no third party beneficiary hereof. Neither the availability of, nor any limit on, any remedy hereunder limits the remedies of any party hereto against third parties.

      11.7 Reformation; Severability. In case any provision hereof shall be invalid, illegal or unenforceable, such provision shall be reformed to best effectuate the intent of the parties and permit enforcement hereof, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If such provision is not capable of reformation, it shall be severed from this Agreement and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      11.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Any counterpart may be delivered by facsimile and shall be treated as an original, provided that attachment thereof shall constitute the representation and warranty of the person delivering such signature that such person has full power and authority to attach such signature and to deliver this Agreement.

      11.9 Titles and Subtitles. The titles of the paragraphs and subparagraphs hereof are for convenience of reference only and are not to be considered in construing this Agreement. References to "Articles" and "Sections" herein are references to articles and sections of this Agreement, respectively. The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

      11.10 Confidentiality.

         (a) Confidential Information. As used herein, "Confidential Information" means confidential business information regarding any party hereto or its affiliates, including, without limitation, marketing lists used by LLC or any information identifying the source of, and the process used by LLC to obtain, such marketing lists; customer lists and files; prices and costs; business and financial records; information relating to personnel contracts; stock ownership; liabilities; litigation and the terms of this Agreement or any Related Agreement and any written analysis or other document reflecting such information that a party hereto prepared (an "Analysis"). For purposes of this
Section 11.10, the party or parties disclosing Confidential Information are referred to collectively as the "Disclosing Party" and the party or parties receiving Confidential Information are referred to collectively as the "Receiving Party." However, "Confidential Information" shall not include:

             (i) any information properly obtained and already in the possession of the Receiving Party, prior to the execution of the letter agreement, dated May 7, 2000, as amended, or information available to the Receiving Party from public records or from other sources in accordance with law,

             (ii) any information that is in the public domain or subsequently enters the public domain otherwise than through disclosure by the Receiving Party or any of the Receiving Party's Representatives,

             (iii) any information that is independently developed by or on behalf of the Receiving Party without reference to the Confidential Information,

             (iv) any information that is acquired from a person (other than Public, Superholdings, Merger Sub or the LLC Parties) not known by the acquiring party to be providing such information in breach of a confidentiality obligation to the other party, or

             (v) information the release of which has been approved in writing by the Disclosing Party;

      provided, that, further information received by Public, Superholdings or Merger Sub shall cease to be Confidential Information after the Closing.

         (b) Disclosure. The LLC Parties on the one hand, and Public, Superholdings, and Merger Sub collectively on the other, will treat the Confidential Information disclosed by the other as confidential, will use the Confidential Information only in connection with their evaluation of the transactions hereunder, and will not disclose it to others, except that each party shall have the right to communicate the information to any of such party's Representatives; provided, that, such Representative is informed that the Confidential Information is confidential and such Representative agrees to be bound by the terms of this Section 11.10. The parties shall be liable for any breach of this Section 11.10 by any of their Representatives.

      The parties acknowledge that Public and Superholdings may disclose Confidential Information in connection with Public's and Superholdings' obligations under the Exchange Act and the rules and regulations promulgated thereunder, and in connection with Public's and Superholdings' registration of offerings of securities under the Securities Act, and the rules and regulations promulgated thereunder; provided, however, that prior to any such disclosure of Confidential Information, Public or Superholdings shall provide LLC with the opportunity to review and comment, if practicable, upon the disclosure. Any such disclosures of Confidential Information by Public or Superholdings shall not be a breach or violation of this Section 11.10.

      Each of the LLC Parties acknowledge that (a) it is aware that the United States securities laws prohibit any person who has material, nonpublic information about a company from purchasing or selling securities of that company, or from communicating that information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell those securities and (b) it is familiar with the Exchange Act and the rules and regulations promulgated thereunder, and agrees that it will neither use, not cause any third party to use, any Confidential Information in contravention of the Exchange Act or any such rules and regulations, including Rules 10b-5 and 14e-3.

      If any Receiving Party becomes legally compelled by deposition, subpoena or other court or governmental action to disclose any of the Confidential Information, then such Receiving Party will give the Disclosing Party prompt notice to that effect, and will cooperate with the Disclosing Party if the Disclosing Party seeks to obtain a protective order concerning the Confidential Information. The Receiving Party will disclose only such Confidential Information as its counsel shall advise is legally required.

      The parties acknowledge that remedies at law may be inadequate to protect against breach of this Section 11.10. Each party hereby agrees in advance to the granting of injunctive relief in the non-breaching party's or parties' favor without proof of actual damages as a remedy for breach of this Section 11.10.

      Upon termination of this Agreement, the Receiving Party will, at the Disclosing Party's request, return to the Disclosing Party or destroy all originals, copies, extracts or other reproductions of the Confidential Information that the Disclosing Party provides, and destroy any

Analysis.

       11.11 Expenses. Except as otherwise expressly provided herein, each party hereto will bear its respective expenses (third-party or otherwise) incurred in connection with the preparation, execution and performance of this Agreement, the Related Agreements and the transactions contemplated herein or therein, including without limitation all fees and expenses of agents, representatives, counsel and accountants. The LLC Parties shall not utilize assets of LLC to pay such expenses. Notwithstanding the foregoing, LLC may pay up to $400,000 for the expenses it incurs in connection with this Agreement for its accountants, attorneys and HSR filing fees and up to $1.5 million for the expenses it incurs in connection with this Agreement for financial advisory services and fairness opinions. The parties hereby agree that the $400,000 limitation referred to in the preceding sentence shall not apply to any accounting or legal expenses reasonably incurred by the LLC Parties in connection with preparing, filing or maintaining the effectiveness of the Form S-1 and/or the Form S-4, the occurrence of such expenses shall be subject to the reasonable approval of Superholdings.

      11.12 Responsibility for Merger Sub. Public shall be directly responsible for assuring that Superholdings and Merger Sub perform all of their obligations hereunder.

      11.13 Lack of Services Agreement. If the Services Agreement does not go into effect, then the references to the effective date of the Services Agreement contained in Sections 3.2(a) (LLC Parties' Representations True), 3.3(a) (Public's, Superholdings' and Merger Sub's Representations True) and 10.1(d) (Commencing Actions) shall be deemed to mean the Closing Date.

                                    * * * * *

         This Agreement has been executed and delivered as of the date first written above.

                                 WASHINGTON OREGON WIRELESS, LLC:


                                 By:  /s/ Mitchell Moore
                                 ---------------------------------
                                 Name:  Mitchell Moore
                                 Title: Chairman/CEO


                                 WOW HOLDINGS, LLC:


                                 By:  /s/ Mitchell Moore
                                 ----------------------------------
                                 Name:  Mitchell Moore
                                 Title: Chairman/CEO



                                 THE MEMBERS:

                                 CAL-ORE WIRELESS, INC.

                                 By:
                                 ------------------------------------
                                 Name:  ______________________________
                                 Title: ______________________________


                                 CLEAR CREEK MUTUAL TELEPHONE CO.

                                 By:  /s/ Mitchell Moore
                                 ------------------------------------
                                 Name:  Mitchell Moore
                                 Title: President


                                 HENDERSON BAY, LLC

                                 By:
                                 ------------------------------------
                                 Name:  ______________________________
                                 Title: ______________________________


                                 WOW INVESTMENT PARTNERS, LP

                                 By: WOW Investment Partner LLC, General Partner

                                 By:
                                 -------------------------------------
                                 Name:  _______________________________
                                 Title: _______________________________






         This Agreement has been executed and delivered as of the date first written above.

                                 WASHINGTON OREGON WIRELESS, LLC:


                                 By:
                                 ---------------------------------
                                 Name:  ___________________________
                                 Title: ___________________________


                                 WOW HOLDINGS, LLC:


                                 By:
                                 ----------------------------------
                                 Name:  ____________________________
                                 Title: ____________________________



                                 THE MEMBERS:

                                 CAL-ORE WIRELESS, INC.

                                 By:  /s/ Edward Ornabee
                                 ------------------------------------
                                 Name:  Edward Ornabee
                                 Title: General Manager


                                 CLEAR CREEK MUTUAL TELEPHONE CO.

                                 By:
                                 ------------------------------------
                                 Name:  ______________________________
                                 Title: ______________________________


                                 HENDERSON BAY, LLC

                                 By:
                                 ------------------------------------
                                 Name:  ______________________________
                                 Title: ______________________________


                                 WOW INVESTMENT PARTNERS, LP

                                 By: WOW Investment Partner LLC, General Partner

                                 By:
                                 -------------------------------------
                                 Name:  _______________________________
                                 Title: _______________________________


                                 ALAMOSA PCS HOLDINGS, INC.:

                                 By:
                                 -------------------------------------
                                 Name:  _______________________________
                                 Title: _______________________________

                                 ALAMOSA HOLDINGS, INC.:


                                 By:
                                 -------------------------------------
                                 Name:  _______________________________
                                 Title: _______________________________


                                 ALAMOSA SUB I, INC.:


                                 By:
                                 -------------------------------------
                                 Name:  _______________________________
                                 Title: _______________________________



         This Agreement has been executed and delivered as of the date first written above.

                                 WASHINGTON OREGON WIRELESS, LLC:


                                 By:
                                 ---------------------------------
                                 Name:  ____________________________
                                 Title: ____________________________


                                 WOW HOLDINGS, LLC:


                                 By:
                                 ----------------------------------
                                 Name:  ____________________________
                                 Title: ____________________________



                                 THE MEMBERS:

                                 CAL-ORE WIRELESS, INC.

                                 By:
                                 ------------------------------------
                                 Name:  ______________________________
                                 Title: ______________________________


                                 CLEAR CREEK MUTUAL TELEPHONE CO.

                                 By:
                                 ------------------------------------
                                 Name:  ______________________________
                                 Title: ______________________________


                                 HENDERSON BAY, LLC

                                 By:  /s/ William T. Weyerhaeuser
                                 ------------------------------------
                                 Name:  William T. Weyerhaeuser
                                 Title: Sole Managing Member


                                 WOW INVESTMENT PARTNERS, LP

                                 By: WOW Investment Partner LLC, General Partner

                                 By:
                                 -------------------------------------
                                 Name:  _______________________________
                                 Title: _______________________________







         This Agreement has been executed and delivered as of the date first written above.

                                 WASHINGTON OREGON WIRELESS, LLC:


                                 By:
                                 ---------------------------------
                                 Name:  ____________________________
                                 Title: ____________________________


                                 WOW HOLDINGS, LLC:


                                 By:
                                 ----------------------------------
                                 Name:  ____________________________
                                 Title: ____________________________



                                 THE MEMBERS:

                                 CAL-ORE WIRELESS, INC.

                                 By:
                                 ------------------------------------
                                 Name:  ______________________________
                                 Title: ______________________________


                                 CLEAR CREEK MUTUAL TELEPHONE CO.

                                 By:
                                 ------------------------------------
                                 Name:  ______________________________
                                 Title: ______________________________


                                 HENDERSON BAY, LLC

                                 By:
                                 ------------------------------------
                                 Name:  ______________________________
                                 Title: ______________________________

0
                                 WOW INVESTMENT PARTNERS, LP

                                 By: WOW Investment Partner LLC, General Partner

                                 By:  /s/ F. Howard Maneor
                                 -------------------------------------
                                 Name:  F. Howard Maneor
                                 Title: Vice President

                                                                 EXHIBIT 1.2(b)

                                ESCROW AGREEMENT


     This Escrow Agreement (the "Escrow Agreement") is dated _____________________, 2000 by and among Alamosa Holdings, Inc., a Delaware corporation ("Superholdings"), WOW Holdings, LLC, an Oregon limited liability company that holds all of the Members' interests in LLC ("LLC Holdings"), F. Howard Mandel as the Members' Agent (the "Members' Agent") and _______________ the ("Escrow Agent").

                                    RECITALS

     A. The parties are entering into this Escrow Agreement pursuant to Section 1.2(b) of that certain Agreement and Plan of Reorganization (the "Agreement") dated as of July 31, 2000.

     B. All capitalized terms used herein and not otherwise defined in this Escrow Agreement will have the meanings assigned to them in the Agreement.


                                   AGREEMENT

     In consideration of the mutual covenants and agreements herein contained and in the Agreement, the parties hereby agree as follows:

     1. Creation of Escrow Account; Delivery of Funds. An escrow account designated by Superholdings (the "Escrow Account") has been established by the Escrow Agent. Superholdings has delivered to the Escrow Agent ________ shares of Superholdings Stock (the "Escrow Deposit"), and corresponding stock powers, to be held in the Escrow Account, and the Escrow Agent acknowledges receipt of the Escrow Deposit pursuant to the terms and conditions of this Escrow Agreement.

     2. Escrow Adjustment. The Members may deposit additional shares of Superholdings Stock with the Escrow Agent pursuant to the terms of the Agreement (the "Escrow Adjustment") after the date hereof. The aggregate of the Escrow Deposit and the Escrow Adjustment shall be defined as the "Escrow Stock."

     3. Holding Period. The Escrow Agent shall hold the Escrow Stock until instructed pursuant to (a) instruments delivered to the Escrow Agent, signed by the Members' Agent and Superholdings (each of whom covenant to deliver such instruments to effectuate the terms of the Agreement) authorizing the Escrow Agent to distribute all or part of the Escrow Stock in the manner described in the instruments or (b) a final arbitration decision, pursuant to the terms of
Section 10.7 of the Agreement. The distribution of Escrow Stock shall be made no later than two business days after receipt by the Escrow Agent of such instruments or a copy of such arbitration decision.

     4. Termination of Escrow. This Escrow Agreement shall terminate upon the distribution of all Escrow Stock pursuant to the terms hereof.

     5. Duties and Responsibilities of Escrow Agent.

        5.1 Escrow Stock. By signing this Escrow Agreement, the Escrow Agent agrees to hold and dispose of any and all Escrow Stock delivered to it in accordance with the terms of the Escrow Agreement.

        5.2 Attachment; Orders. If any property subject hereto is at any time attached, garnished or levied upon under any arbitration or court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any arbitration or court order, or in case any order, judgment or decree shall be made or entered by any arbitrator or court affecting such property or any part thereof, then and in any of such events, the Escrow Agent is authorized to rely upon and comply with any such order, writ, judgment or decree which is deemed by any legal counsel of the Escrow Agent's own choosing to be binding upon it; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

        5.3 No Liabilities. The Escrow Agent shall not be personally liable for any act taken or omitted hereunder if taken or omitted by it in good faith and without gross negligence or wilful misconduct. The Escrow Agent also shall be fully protected in relying upon any written notice, demand, certificate or document that it believes in good faith to be genuine and effective.

        5.4 Documents. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents now or hereafter deposited hereunder, or of any endorsement thereon, or for any lack of endorsement thereon, nor shall it be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document or endorsement, or this Escrow Agreement.

        5.5 Instruments. The Escrow Agent shall follow all reasonable instructions contained within instruments executed by the Members' Agent and Superholdings.

     6. Fees and Expenses of Escrow Agent. The Escrow Agent's fees for performance of its duties hereunder are described in Exhibit A. The Escrow Agent's fees, and any reimbursements owed to the Escrow Agent for out-of-pocket expenses incurred by it in connection with the performance of such duties, shall be paid by Superholdings.

     7. Indemnification of Escrow Agent. Superholdings and the Members covenant and agree to jointly and severally indemnify the Escrow Agent and hold it harmless against any loss, liability or expenses arising out of or in connection with the performance of its duties hereunder, including but not limited to, reasonable legal and other fees and expenses, and including specifically, but without limitation, any legal or other expenses with respect to any action for interpleader by the Escrow Agent, except that the Escrow Agent shall not be indemnified against any such loss, liability or expense arising out of its gross negligence or wilful misconduct. The Escrow Agent shall be under no obligation to institute or defend any action, suit or legal proceeding in connection herewith, unless first indemnified and held harmless to its satisfaction in accordance with the foregoing.

     8. Miscellaneous.

        8.1. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by certified or registered mail, postage prepaid with return receipt requested, telecopy (with hard copy delivered by overnight courier service), or delivered by hand, messenger or overnight courier service, and shall be deemed given when received at the addresses or telecopy numbers of the parties set forth below, or at such other address or telecopy number furnished in writing to the other parties hereto:

                     If to Superholdings:   Alamosa PCS Holdings, Inc.
                                            4403 Brownfield Highway
                                            Lubbock, Texas 79407
                                            Attention: David E. Sharbutt,
                                            Chief Executive Officer
                                            806.722.1127 (fax)

                     with copies to:        Haynes and Boone, LLP
                                            1600 N. Collins Blvd., Suite 2000
                                            Richardson, Texas 75080
                                            Attention: William S. Kleinman
                                            972.692.9065 (fax)

                     If to LLC Holdings:    Washington Oregon Wireless, LLC
                                            5665 SW Meadows Road, Suite 100
                                            Lake Oswego, Oregon 97035
                                            Attention: Mitchell Moore,
                                            Chairman and CEO
                                            503.443.4647 (fax)

                     with copies to:        F. Howard Mandel

                                            30615 Shaker Blvd.
                                            Pepper Pike, Ohio 44124
                                            216.360.9998 (fax)

                     and with copies to:    Duncan, Tiger & Tabor
                                            582 E. Washington Street
                                            P.O. Box 248
                                            Stayton, Oregon 97383
                                            Attention: Jennifer Niegel
                                            503.769.2461 (fax)

                     and with copies to:    Thompson Hine & Flory LLP
                                            3900 Key Center
                                            127 Public Square
                                            Cleveland, Ohio 44114-1216
                                            Attention: James R. Carlson
                                            216.566.5800 (fax)


                     If to Members' Agent:  F. Howard Mandel
                                            30615 Shaker Blvd.
                                            Pepper Pike, Ohio 44124
                                            216.360.9998 (fax)

                     and with copies to:    Duncan, Tiger & Tabor
                                            582 E. Washington Street
                                            P.O. Box 248
                                            Stayton, Oregon 97383
                                            Attention: Jennifer Niegel
                                            503.769.2461 (fax)

                     and with copies to:    Thompson Hine & Flory LLP
                                            3900 Key Center
                                            127 Public Square
                                            Cleveland, Ohio 44114-1216
                                            Attention: James R. Carlson
                                            216.566.5800 (fax)


                     If to Escrow Agent:



                                            Attention:

                                                              (fax)

                     with copies to:



                                             Attention:
                                                               (fax)

        8.2 Assignment. Neither this Escrow Agreement nor any of the parties' rights hereunder shall be assignable without the prior written consent of the other parties.

        8.3 Governing Law. This Escrow Agreement shall be construed in accordance with the laws of the State of Texas, regardless of the choice of law provisions of that state or any other jurisdiction.

        8.4 Entire Escrow Agreement; Amendments. This Escrow Agreement constitutes the complete agreement of the parties with respect to the subject matter hereof. The waiver, amendment or modification of any provision of this Escrow Agreement or any right, power or remedy hereunder, shall be effective if (but only if) in writing and signed by each of the parties hereto.

        8.5 Power and Authority. Each of the parties represents and warrants that such party has full power and authority to execute, deliver and perform this Escrow Agreement and to take any and all actions necessary with respect to the Escrow Stock.

        8.6 Counterparts. This Escrow Agreement may be executed in one or more counterparts with all such counterparts constituting one and the same instrument.

                                   * * * * *

     The parties hereto have executed and delivered this Escrow Agreement as of the day and year first set forth above.



                          ALAMOSA HOLDINGS, INC.:



                                         By:
                                         Name:
                                         Title:


                          WOW HOLDINGS, LLC:



                                         By:
                                         Name:
                                         Title:


                          MEMBERS' AGENT:



                                         By:
                                         Name:
                                         Title:


                         ESCROW AGENT:



                                         By:
                                         Name:
                                         Title:

                                                                 EXHIBIT 2.2(a)

                         LLC PARTIES CLOSING CERTIFICATE

     This LLC Parties Closing Certificate (the "Certificate") is delivered pursuant to Section 2.2(a) (Closing Certificate) of that certain Agreement and Plan of Reorganization (the "Agreement") entered into as of July 31, 2000, by and among Alamosa PCS Holdings, Inc., a Delaware corporation ("Public"), Alamosa Holdings, Inc., a Delaware corporation ("Superholdings"), Alamosa Sub I, Inc., a Delaware corporation and wholly-owned direct subsidiary of Superholdings ("Merger Sub"), and Washington Oregon Wireless, LLC, an Oregon limited liability company ("LLC"), WOW Holdings, LLC, an Oregon limited liability company ("LLC Holdings") and members of LLC (the "Members"). LLC (prior to Closing), LLC Holdings (when formed but prior to Closing) and the Members are sometimes collectively referred to herein as the "LLC Parties." All capitalized terms used herein and not otherwise defined in this Certificate will have the meanings assigned to them in the Agreement.

     The undersigned hereby certify, and represent and warrant to Public, Superholdings and Merger Sub as follows:

     1. Representations and Warranties. Except as set forth on the Schedule to this Certificate, the LLC Parties' representations and warranties made in the Agreement or any Related Agreement were true and correct in all respects at the effective date of the Services Agreement. Actions by the Members, the Board of Managers of LLC or LLC Holdings, or any employee or agent of LLC or LLC Holdings (which employee or agent is not under the supervision of Public pursuant to the Services Agreement) have not caused the LLC Parties' representations and warranties made in the Agreement or any Related Agreement to be untrue or incorrect in any respect at the Closing Date. The failure of any of the persons identified in the preceding sentence to take actions that
(a) would have been taken in the ordinary course of LLC's and LLC Holdings' business in the exercise of reasonable judgment and (b) were not delegated to Public under the Services Agreement, have not caused the LLC Parties' representations and warranties made in the Agreement or any Related Agreement to be untrue or incorrect in any respect at the Closing Date. The following LLC Parties' representations and warranties made in the Agreement are also true and correct in all respects at the date hereof: Sections 6.1(b) (Validity and Authorization; Power and Authority), 6.1(f) (State Takeover Statutes), 6.3(a) (Capitalization), 6.3(b) (Capitalization of LLC Holdings), 6.3(c) (Ownership and Transfer by Members), 6.3(d) (VAR Plan), 6.7(a) (Certain Information), 6.7(b) (Documents Delivered), 6.7(c) (No Brokers Fees; No Commissions) and 6.7(d) (Tax Advice).

     2. Covenants. Except as set forth on the Schedule to this Certificate, the LLC Parties, in all respects, have performed each agreement, and have complied with each covenant, to be performed or complied with by them, or any of them, on or prior to the Closing Date under the Agreement or any Related Agreement.

     3. No Litigation. Except as set forth on the Schedule to this Certificate, no action, suit or proceeding is pending, or to the undersigned's knowledge threatened, and no preliminary injunction, order, decree or ruling is in effect, seeking to restrain or prohibit, or to obtain damages or other relief in connection with, the execution and delivery of this Agreement, any Related Agreement or the consummation of the transactions contemplated by any of the foregoing, to which any of the undersigned is or would be a party.

                                   * * * * *

                                    SCHEDULE:

     Executed as of _______________ ____, 2000.


                        WASHINGTON OREGON WIRELESS, LLC:



                        By:
                        Name:
                        Title:


                        WOW HOLDINGS, LLC:



                        By:
                        Name:
                        Title:




                        THE MEMBERS:




                        Name:




                        Name:




                        Name:




                        Name:




                        Name:




                        Name:

                                                                 EXHIBIT 2.2(e)

                     Form of Opinion of LLC Parties' Counsel

1. Each of the Companies is a limited liability company duly organized and validly existing under the laws of the State of Oregon. Each of the Companies has all requisite power and authority to own, lease and operate all properties and assets owned or leased by it and to conduct its business as previously and currently conducted by it. Each of the Companies is qualified to do business in each jurisdiction in which it is required to be so qualified, except where the lack of such qualification would not have a material adverse effect on such Company.

2. Each of the Companies has full power and authority to consummate the Parent Merger and to execute, deliver and perform the Agreement, the Related Agreements and the other instruments called for therein to which it is a party.

3. The Agreement and the Related Agreements have been duly authorized, executed and delivered by each of the Companies and constitute (or, in the case of Related Agreements or instruments called for by the Agreement or the Related Agreements, to be executed by such Company at or before the Closing, upon execution will constitute) the legal, valid and binding obligation of such Company, enforceable against such Company in accordance with their terms.

4. Each of the Members has full requisite power and authority (or if a natural person, capacity) to execute, deliver and perform the Agreement, the Related Agreements and the other instruments called for therein to which such Member is a party. The Agreement, the Related Agreements and the other instruments called for therein to which such Member is a party have been duly executed and delivered by each of the Members and constitute (or, in the case of Related Agreements or instruments called for in the Agreement, to be executed by the Member at or before the Closing, will constitute) the legal, valid and binding obligation of the Member, enforceable against the Member in accordance with their terms.

5. Each of the Companies is the holder of record of all of the issued and outstanding shares of capital stock or interests, as appropriate, of its Subsidiaries free and clear of any Liens.

6. The Members' Interests of LLC consist of 31,558,046 units and no preferred units. There are no other equity interests of LLC either authorized or outstanding. Except as set forth on the exhibit to this opinion, all of the issued and outstanding units have been duly authorized and validly issued, are fully paid and nonassessable and are free and clear of any preemptive rights. No certificates have been issued to represent the Members' Interests. Except as set forth on the exhibit to this opinion, there are no outstanding preemptive, conversion or other rights, or other options, warrants or agreements granted by, issued by, or binding upon, any Company for the issuance, sale, purchase, repurchase, redemption, acquisition or other transfer of its equity securities.

7. Each Member is the holder of record of the units set forth in the Agreement. To our knowledge, no Member is a party to any contract, agreement or understanding (other than the Agreement) relating to the issuance, sale, redemption, purchase, repurchase, acquisition or other transfer or voting of any units of Members' Interests or any other equity security of any Company, other than LLC's operating agreement.

8. The Members' Interests of LLC Holdings consists of one unit and no preferred units. There are no other equity interests of LLC Holdings either authorized or outstanding pursuant to LLC's certificate of formation or organizational agreements. Except as set forth on the exhibit to this opinion, all of the issued and outstanding units are duly authorized and validly issued, fully paid and nonassessable and free and clear of any preemptive rights. No certificates were issued to represent the Members' Interests. Except as set forth on the exhibit to this opinion, there are no outstanding preemptive, conversion or other rights, or other options, warrants or agreements granted by, issued by, or binding upon, LLC Holdings for the issuance, sale, purchase, repurchase, redemption, acquisition or other transfer of its equity securities pursuant to LLC's certificate of formation or organizational agreements.

9. The formation of LLC Holdings and its acquisition of LLC as contemplated hereby will result in LLC Holdings' becoming the sole owner of LLC, holding its interest in LLC free and clear of Liens created by the members of LLC in the Members' Interests. Consummation of the transactions contemplated by this Agreement will result in Superholdings' becoming the sole owner of LLC Holdings and LLC, holding its interests in LLC Holdings and LLC free and clear of Liens created by the members of LLC Holdings in the Members' Interests.

10. The execution, delivery and performance of the Agreement and the Related Agreements, and the consummation of the transactions contemplated therein will not result in any violation of the terms of, and will not contravene, conflict with, accelerate the performance of the obligations required under, constitute a default under or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of any Company pursuant to, (i) the organizational document of such Company, (ii) any material Order or Proceeding that such Company has disclosed pursuant to the Agreement,
(iii) any material law, rule or regulation applicable to any of them, or to which any of them is a party or by which any of them or their property or assets is bound, (iv) the Sprint, CoBank and Lucent consents or (v) the Contracts (as such term is defined in Section 6.4(d)(i) (Definition) of the Agreement) and as specified on the Disclosure Schedule to Section 6.1(e) (LLC Parties Consents Required); [provided, however, the failure to deliver this opinion with respect to agreements in clause (v) above as will not cause an LLC Material Adverse Change and will not constitute a failure to satisfy the delivery requirement of Section 2.2(a) (Closing Certificate) of the Agreement.]

11. The consent or vote of the Members in favor of the transactions contemplated by this Agreement and the Related Agreements was duly obtained pursuant to the organizational documents of LLC and LLC Holdings and all applicable state law (including Sections 63.130 and 63.487 of the OLLCA), and no right of first refusal or similar restriction on transfer applies to the conversion of the Members' Interests in the Parent Merger or the formation of LLC Holdings and LLC Holdings' acquisition of LLC.

12. To the knowledge of Counsel, there are no Proceedings or Orders pending.

13. No state takeover statute is applicable to any Company in connection with the Agreement, the Parent Merger or the other transactions contemplated thereby.

                                                                 EXHIBIT 2.3(a)

                        SUPERHOLDINGS CLOSING CERTIFICATE

     This Superholdings Closing Certificate (the "Certificate") is delivered pursuant to Section 2.3(a) (Closing Certificate) of that certain Agreement and Plan of Reorganization (the "Agreement") entered into as of July 31, 2000, by and among Alamosa PCS Holdings, Inc., a Delaware corporation ("Public"), Alamosa Holdings, Inc., a Delaware corporation ("Superholdings"), Alamosa Sub I, Inc., a Delaware corporation and wholly-owned direct subsidiary of Superholdings ("Merger Sub"), and Washington Oregon Wireless, an Oregon limited liability company ("LLC"), WOW Holdings, LLC, an Oregon limited liability company ("LLC Holdings"), and members of LLC (the "Members"). LLC (prior to Closing), LLC Holdings (when formed but prior to Closing) and the Members are sometimes collectively referred to herein as the "LLC Parties." All capitalized terms used herein and not otherwise defined in this Certificate will have the meanings assigned to them in the Agreement.

     The undersigned hereby certify, and represent and warrant to the LLC Parties as follows:

     1. Representations and Warranties. Except as set forth on the Schedule to this Certificate, Superholdings', Public's and Merger Sub's representations and warranties made in the Agreement or any Related Agreement were true and correct in all respects at the effective date of the Services Agreement. The following representations and warranties made by the Companies in the Agreement are also true and correct in all respects at the date hereof: Sections 7.1(b) (Corporate Power and Authority; Validity and Authorization), 7.3 (No Brokers Fees; No Commissions), 7.7 (Capitalization), 7.8 (Capitalization of Superholdings) and
7.11 (Certain Information).

     2. Covenants. Except as set forth on the Schedule to this Certificate, Superholdings, Public and Merger Sub in all respects, have performed each agreement, and have complied with each covenant, to be performed or complied with by them, or any of them, on or prior to the Closing Date under the Agreement or any Related Agreement.

     3. No Litigation. Except as set forth on the Schedule to this Certificate, no action, suit or proceeding is pending, or to the undersigned's knowledge threatened, and no preliminary injunction, order, decree or ruling is in effect, seeking to restrain or prohibit, or to obtain damages or other relief in connection with, the execution and delivery of this Agreement, any Related Agreement or the consummation of the transactions contemplated by any of the foregoing, to which any of the undersigned is or would be a party.

                                   * * * * *

                                    SCHEDULE:

         Executed as of _______________ ____, 2000.



                              ALAMOSA PCS HOLDINGS, INC.:



                              By:
                              Name:
                              Title:


                              ALAMOSA HOLDINGS, INC.:



                              By:
                              Name:
                              Title:


                              ALAMOSA SUB I, INC.:



                              By:
                              Name:
                              Title:

                                                                 EXHIBIT 2.3(d)


      Form of Opinion of Public's, Superholdings' and Merger Sub's Counsel


1. Each of Public, Superholdings and Merger Sub is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. Superholdings owns, beneficially and of record, all of the issued and outstanding shares of capital stock of Merger Sub.

2. Each of Public, Superholdings and Merger Sub has full corporate power and authority to execute, deliver and perform the Agreement and the Related Agreements. The Agreement has been duly authorized, executed and delivered by each of Public, Superholdings and Merger Sub and is enforceable against Public, Superholdings and Merger Sub in accordance with its terms.

3. When the Related Agreements to which each of Public, Superholdings and Merger Sub is a party are delivered, such agreements will have been duly authorized, executed and delivered by Public, Superholdings and Merger Sub, and will constitute the legal, valid and binding obligations of Public, Superholdings and Merger Sub, enforceable against Public, Superholdings and Merger Sub in accordance with their terms.

4. The authorized capital stock of Public consists (i) of 95,000,000 shares of Public Stock, of which 61,354,606 shares were issued and outstanding as of April 20, 2000 and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding as of April 20, 2000. All of the issued and outstanding shares of Public Stock have been duly authorized and validly issued, are fully paid and nonassessable and are free and clear of any preemptive rights. Based upon our review of the minute books of Public, as of March 31, 2000, there were no outstanding preemptive, conversion or other rights, or other options, warrants or agreements granted by, issued by, or binding upon, Public for the issuance, sale, purchase, repurchase, redemption, acquisition or other transfer of its equity securities, other than stock that may be issued pursuant to stock option plans or agreements described in the SEC Documents.

5. The authorized capital stock of Superholdings immediately prior to the Closing will consist (i) of at least 290,000,000 shares of Superholdings Stock and (ii) at least 10,000,000 shares of preferred stock, par value $0.01 per share. All of the issued and outstanding shares of Superholdings Stock will have been duly authorized and validly issued, fully paid and nonassessable and free and clear of any preemptive rights. Based upon our review of the minute books of Superholdings, on the date of the Agreement, there were no outstanding preemptive, conversion or other rights, or other options, warrants or agreements granted by, issued by, or binding upon, Superholdings for the issuance, sale, purchase, repurchase, redemption, acquisition or other transfer of its equity securities, other than stock that may be issued pursuant to the stock option plans and agreements of Public described in paragraph 4 above (after consummation of the Subsidiary Merger), pursuant to the Agreement or the Sister Agreements or pursuant to anticipated financing transactions.

6. The shares of Superholdings Stock, when issued, sold and delivered in accordance with the terms of the Agreement will be duly and validly issued, fully paid and nonassessable and issued free and clear of any Liens.

7. The execution, delivery and performance of the Agreement and the Related Agreements, and the consummation of the transactions contemplated therein will not result in any violation of the terms of, and will not contravene, conflict with, accelerate the performance of the obligations required under, constitute a default under or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Public, Superholdings or Merger Sub pursuant to, (i) the certificate of incorporation or bylaws of Public, Superholdings or Merger Sub, (ii) any material Order or Proceeding that Public, Superholdings or Merger Sub has disclosed pursuant to the Agreement, (iii) any material law, rule or regulation applicable to any of them, or to which any of them is a party or by which any of them or their property or assets is bound, or (iv) the Agreements listed on the Disclosure Schedule to Sections 7.2(a) or 7.2(b), taking into account the third party consents or approvals that have been obtained.

                                                              EXHIBIT 2.4(b)(i)

                                MEMBER AGREEMENT

     This Member Agreement (the "Member Agreement") is delivered pursuant to Sections 1.2(b) (Right to Withhold), 1.2(c) (Consideration Subject to Agreements), 2.4(b)(i)(A) (Lock-Up Agreement), 2.4(b)(i)(B) (Indemnity Agreement), 2.4(b)(i)(C) (Members' Release) and Section 10.2 (Indemnities) of that certain Agreement and Plan of Reorganization (the "Agreement") entered into as of July 31, 2000, by and among Alamosa PCS Holdings, Inc., a Delaware corporation ("Public"), Alamosa Holdings, Inc., a Delaware corporation ("Superholdings"), Alamosa Sub I, Inc., a Delaware corporation and wholly-owned direct subsidiary of Superholdings ("Merger Sub"), and Washington Oregon Wireless, LLC, an Oregon limited liability company ("LLC"), WOW Holdings, LLC, an Oregon limited liability company ("LLC Holdings"), and members of LLC (the "Members"). As used herein, "Member Parties" shall be defined as the undersigned Member and its direct and indirect beneficial owners. All capitalized terms used herein and not otherwise defined in this Member Agreement will have the meanings assigned to them in the Agreement. The parties hereto agree as follows:

     1. Lock-Up. The undersigned member hereby covenants to Public and Superholdings that the undersigned will not, without the prior written consent of Superholdings (which consent shall not be unreasonably withheld), (a) before September 30, 2001, sell, pledge or otherwise dispose of the undersigned member's holdings of Superholdings Stock, (b) enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition, before September 30, 2001, of the undersigned member's holdings of Superholdings Stock, (c) establish or increase a put equivalent position or liquidate or decrease a call equivalent position (within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder) that will be settled before September 30, 2001, with respect to any Superholdings Stock or (d) publicly announce an intention to effect any such transaction, other than (x) shares of Superholdings Stock disposed of as bona fide gifts to persons who also enter into lock-up agreements in the form hereof and (y) shares of Superholdings Stock acquired other than pursuant to the Parent Merger. Notwithstanding the foregoing, the undersigned member may pledge its holdings of Superholdings Stock before September 30, 2001; provided, that, the pledgee agrees to be bound in writing by the terms of this Section 1 of the Member Agreement with respect to such pledged Superholdings Stock. This Section 1 of this Member Agreement is the "Lock-Up Agreement" referred to in the Agreement.

     2. Registration Provisions.

     (a) Certain Information. The undersigned Member hereby covenants to provide to Public and Superholdings the information required by the Form S-1, as provided by Section 4.2(c) (Form S-1) of the Agreement, as is reasonably requested by Public and Superholdings as soon as possible, but no later than five business days after the date of such request. In addition, the undersigned Member hereby covenants that none of the information supplied or to be supplied by the undersigned Member specifically for inclusion in the Form S-1 will, at the time




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the Form S-1 is filed with the SEC, at any time that such form is amended or supplemented and at the time it becomes effective or remains in effect under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, if the undersigned Member becomes aware, at any time, of any untrue statement of a material fact or omission of any material fact required to be stated in the Form S-1 (or other appropriate registration statement form), then the undersigned Member shall promptly notify Public and Superholdings of such untrue statement, pursuant to Section 11.5 (Notices, Etc.) of the Agreement.

     (b) Blackout. The undersigned member hereby agrees that if Superholdings furnishes to the undersigned member a notice signed by the President of Superholdings stating that Superholdings has determined in good faith that it would be seriously detrimental to Superholdings and its stockholders for the Form S-1 to be filed (or remain in effect) and it is therefore essential to defer the filing of such Form S-1 (or temporarily suspend the effectiveness of such registration statement or use of the related prospectus) (a "Blackout Notice"), then Superholdings shall have the right (i) immediately to defer such filing for a period of not more than sixty (60) days beyond the date by which such Form S-1 was otherwise planned to be filed or (ii) suspend such effectiveness for a period of not more than sixty (60) days (any such deferral or suspension period of up to sixty (60) days, a "Blackout Period"). The undersigned member agrees to cease any disposition during such Blackout Period of the Superholdings Stock received by the undersigned member in connection with the Parent Merger. Superholdings may not utilize any of its rights under this Section 2 of this Member Agreement to defer the filing of the Form S- 1 (or suspend the effectiveness of the Form S-1) more than twice in any twelve
(12) month period.

     (c) WOW Holdings Operating Agreement. The undersigned member has duly executed and delivered to LLC Holdings the Operating Agreement of LLC Holdings.

     3. Indemnity. The undersigned member hereby agrees to be bound by all of the provisions of Article 10 of the Agreement (Indemnification), and the direct and indirect owners of the undersigned's Members' Interests (who are signatories below) shall also be so bound to the extent that they receive any merger consideration or proceeds thereof. This Section 3 of this Member Agreement is the "Indemnity Agreement" referred to in the Agreement.

     4. Intent to Sell. The undersigned member hereby agrees that it has no plan or intention to sell, exchange, transfer or otherwise dispose of any of its Superholdings Stock received by such undersigned member in connection with the Reorganization.

     5. Members Releases. Superholdings hereby releases on its own behalf any and all claims held or to be held by Superholdings against LLC, LLC Holdings, and their successors, assigns, officers, directors, employees and agents, after the Closing. The undersigned member hereby releases any and all claims held or to be held by the undersigned member against LLC,

LLC Holdings, and their successors, assigns, officers, directors, employees and agents, but excluding any claims the undersigned member may have to unpaid compensation and benefits. The undersigned member hereby agrees to be released from any obligation under the operating agreements of LLC or LLC Holdings. This
Section 5 of this Member Agreement is the "Members Releases" referred to in the Agreement.

     6. Escrow Agreement. The Member Parties hereby agree to be bound by all of the provisions of the Escrow Agreement, including the appointment of F. Howard Mandel to serve as the Members' Agent, with the authority to negotiate and settle all claims involving the Escrow Stock. The Member Parties hereby further agree to indemnify and hold the Members' Agent harmless from and against any and all loss, damage, cost, expense (including reasonable attorney's fees), or any other charge, known or unknown, which may be made or asserted now or in the future by or on behalf of the Member Parties against the Members' Agent arising out of or attributable to the Members' Agent's actions under the Escrow Agreement.

     7. Consideration. The undersigned Member hereby acknowledges that the consideration to be received by the undersigned Member pursuant to the Agreement represents the amount of consideration the undersigned Member is entitled to receive under the operating agreements of LLC or LLC Holdings and satisfies in full any and all claims held or to be held by the undersigned Member with respect to its membership interest in LLC or LLC Holdings.

     8. Deliveries. The undersigned Member Parties shall deliver their holdings of Superholdings Stock, and corresponding stock powers, to the Escrow Agent, if applicable, in accordance with the Escrow Agreement and Section 10.2 (Indemnities) of the Agreement.

     9. Investment Representations.

     (a) Each of the undersigned Member Parties understands and acknowledges that the Superholdings Stock is being offered and sold under the exemptions from registration provided for in Section 4(2) of the Securities Act, including Regulation D promulgated thereunder, and that Superholdings' reliance upon such exemption is based in part upon the undersigned Member Parties' representations, warranties and agreements contained in this Agreement.

     (b) Each of the undersigned Member Parties has carefully read this Agreement and, to the extent believed necessary, has discussed the representations, warranties and agreements which each of the undersigned Member Parties makes by signing it and the applicable limitations upon each of the undersigned Member Parties' resale of the shares of Superholdings Stock with the undersigned Member Parties' counsel.

     (c) The Superholdings Stock to be issued to such undersigned Member Parties in the Reorganization is being acquired by the undersigned Member Parties solely for the undersigned Member Parties' own account, for investment purposes only, and is not being acquired for resale, resyndication, distribution, subdivision or fractionalization thereof, except pursuant to an effective registration under the Securities Act or in a transaction exempt from registration under the Securities Act. Each of the undersigned Member Parties has no contract or arrangement with any person to sell, transfer or pledge to any person the shares of Superholdings Stock or any part thereof, any interest herein or any rights thereto, and each of the undersigned Member Parties has no present plans to enter into any such contract or arrangement.

     (d) Each of the undersigned Member Parties understands that it may not sell or otherwise transfer its shares of Superholdings Stock unless such sale or other transfer is registered under the Securities Act and the applicable state securities laws or unless the sale or other transfer is exempt from the registration requirements under the Securities Act and such other securities laws, and that, as a result, the undersigned Member Parties must bear the economic risk of the investment for an indefinite period of time. Each of the undersigned Member Parties understands that Superholdings may require the undersigned Member Parties to furnish an opinion of counsel satisfactory to Superholdings that such sale or transfer is so exempt.

     (e) Each of the undersigned Member Parties is able (i) to bear the economic risk of an investment in Superholdings Stock, (ii) to hold the shares of Superholdings Stock indefinitely, and (iii) to afford a complete loss of this investment. Each of the undersigned Member Parties has adequate means of providing for current needs and has no present need for liquidity in this investment.

     (f) Each of the undersigned Member Parties is an "accredited investor" as that term is defined under Rule 501(a) of Regulation D, as amended, under the Securities Act and possesses such knowledge and experience in financial and business matters so that each of the undersigned Member Parties is capable of evaluating the merits and risks of an investment in Superholdings Stock, and of making an informed investment decision.

     (g) Each of the undersigned Member Parties confirms that, in making the decision to acquire the shares of Superholdings Stock in the Reorganization, each of the undersigned Member Parties has relied solely upon independent investigations made by the undersigned Member Parties and/or by the undersigned Member Parties' representatives, including the undersigned Member Parties' own professional tax and other advisors and that the undersigned Member Parties and such representatives and advisors have been given the opportunity to ask questions of, and to receive answers from, Superholdings concerning this Agreement and the terms and conditions of the Reorganization, and to obtain any information requested by the undersigned Member Parties concerning Superholdings from such person, to the extent such persons possessed such information or could acquire it without unreasonable effort or expense, necessary for the undersigned Member Parties to make an informed investment in Superholdings Stock.

     (h) Each of the undersigned Member Parties consents to the placement of a legend on the shares of Superholdings Stock to be issued to the undersigned Member Parties in the Reorganization, which legend shall be substantially as follows:

          "These securities are not registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered, sold or otherwise distributed for value, nor may these securities be transferred on the books of Superholdings, in the absence of such registration unless Superholdings had received an opinion of counsel or other evidence, satisfactory to Superholdings and its counsel, that such registration is not required."

          Executed as of _______________ ____, 2000.


                         * * * * *

                                    ALAMOSA HOLDINGS, INC.:



                                    By:
                                    Name:
                                    Title:



                                    MEMBER:




                                    Name:


                                    DIRECT OWNERS OF MEMBER:




                                    Name:




                                    Name:




                                    Name:



                                    INDIRECT OWNERS OF MEMBER:




                                    Name:

                                    Name:




                                    Name: